Registration No. 333-

As filed with the Securities and Exchange Commission on March 29, 2013

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TIAA-CREF Life Insurance Company

(Exact name of registrant as specified in its charter)

New York	6311	13-3917848
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, NY 10017-3206

(212) 490-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ken Reitz, Esq.

TIAA-CREF Life Insurance Company

8500 Andrew Carnegie Boulevard, SSC-C2-08

Charlotte, NC 28262-8500

(704) 988-4455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

Pursuant to Rule 429 under the Securities Act of 1933, this prospectus contained herein also relates to Registration Statement No. 333-            .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [X]	Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

No new securities are being registered pursuant to this registration statement on Form S-1. All amounts of unsold securities under the prospectus contained in the prior registration statement on Form S-1 (File No. 333-149714, initially filed on July 23, 2008 by TIAA-CREF Life Insurance Company) (a total of $130,030,757 of securities) are carried forward to this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

May 1, 2013 TIAA-CREF INVESTMENT HORIZON ANNUITY

Individual Flexible Premium Modified Guaranteed Annuity Contract

Issued by TIAA-CREF Life Insurance Company (“TIAA-CREF Life”) and offered through TIAA-CREF Individual & Institutional Services, LLC (“Services”).

This prospectus describes information you should know before investing in the TIAA-CREF Investment Horizon Annuity, an individual flexible premium modified guaranteed annuity contract (the “Contract”) issued by TIAA-CREF Life. Before you invest, please read this prospectus carefully and keep it for future reference. Some of the terms and phrases that we use in this prospectus have a particular meaning, and, in the “Definitions” section of this prospectus, we define them so you will know how we are using those terms and phrases.

The Contract is designed for individual investors who desire to accumulate funds on a tax-deferred (or potentially tax-free if purchased as a Roth IRA) basis for retirement or other long-term investment purposes and to receive future payment of those funds as lifetime income or through other payment options. Whether the Contract is available to you is subject to approval by regulatory authorities in your state. You may purchase the Contract as a Non-Qualified Contract or as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA. If you purchase the Contract as a traditional IRA, Roth IRA, or SIMPLE IRA, or SEP IRA, then the Premium amount must meet the requirements of the Internal Revenue Code (“IRC”).

To purchase a Contract, you must allocate your initial Premium among: (i) one or more Fixed Term Deposit options (each an “FTD”), each of which will grow at a specified guaranteed rate of interest for the stated period; and/or, when available, (ii) if you are over age 59  1/2, one or more Flexible Lifetime Income Options (each a “FLIO”), each of which will allow you to receive lifetime payments, while providing you access to your FLIO Account Balance as needed. (FLIO Payments may terminate before your death if you have made withdrawals from the FLIO Account Balance and die before the FLIO Income Security Date.) FLIO options are not available as of the effective date of this prospectus. Please contact us regarding their availability. The minimum allocation to an FTD is $5,000 and the minimum allocation to a FLIO is $25,000. We reserve the right to increase the minimum allocation to an FTD in the future. We currently offer ten FTDs, ranging from one year to ten years in duration. We will make the determination as to the interest rates we will declare for each FTD and FLIO. We cannot predict nor do we guarantee what future interest rates we will declare, but your Contract will have minimum guaranteed interest rates that we will determine when we issue the Contract to you. The minimum guaranteed interest rates may be different for FTDs and FLIOs.

Purchasing this Contract involves certain risks. If you surrender your Contract more than 30 days before the end of an FTD’s term, make a withdrawal more than 30 days before the end of an FTD’s term, apply your Contract Accumulation to an Income Option more than one year before the end of an FTD’s term or make a FLIO Account Withdrawal, we generally will apply a Market Value Adjustment (“MVA”) to the amount being surrendered, withdrawn, or applied to an Income Option. The MVA may be either positive or negative. Accordingly, the amount that you receive could either increase or decrease and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

In addition, if you make a FLIO Account Withdrawal, we will deduct a surrender charge.

Also, when you surrender your Contract or take withdrawals from an FTD or FLIO, federal income tax is based on the entire gain in your Contract, not just the gain for that FTD or FLIO. Withdrawals before age 59   1/2 may also incur a 10% IRS tax penalty on earnings. You should carefully discuss your personal tax situation with your qualified tax advisers before you purchase a Contract.

Additional information about these risks appears on pages and under “The Contract”—“Charges,” pages through under “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment,” on pages and under “Flexible Lifetime Income Option (“FLIO”)”—“Market Value Adjustment,” and on pages through under “Federal Income Taxes.”

We offer the Contract through Services, which is the principal underwriter. Services is not required to sell any specific number or dollar amount of Contracts. There are no arrangements to place funds in an escrow, trust, or similar account. This will be a continuous offering.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in the Contract is not a deposit or obligation of, or guaranteed by, any bank or financial institution, and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. It is subject to investment risk, including the possible loss of investment principal.

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This prospectus outlines the terms of the TIAA-CREF Investment Horizon Annuity issued by TIAA-CREF Life. It does not constitute an offering in any jurisdiction where such an offering cannot lawfully be made. No dealer, salesman, or anyone else is authorized to give any information or to make any representation about this offering other than what is contained in this prospectus. If anyone does so, you should not rely on it.

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DEFINITIONS

Throughout the prospectus, “TIAA-CREF Life,” “we,” and “our” refer to TIAA-CREF Life Insurance Company. “You” and “your” mean any Contractowner or any prospective Contractowner. The terms and phrases below are defined so you will know precisely how we are using them. To understand some definitions, you may have to refer to other terms that we have defined.

Administrative Office.  The office you must contact to exercise any of your rights under the Contract. Unless otherwise specified in this prospectus, you should send your completed application and your initial Premium to: TIAA-CREF Life Insurance Company, P.O. Box 724508, Atlanta, GA, 31139; Telephone: 877-694-0305; you should send all subsequent Premiums and any other requests to: TIAA-CREF Investment Horizon Annuity, P.O. Box 933898, Atlanta, GA 31193-3898.

Annuitant.  The natural person whose life is used in determining the annuity payments to be received. If the Contract is issued as a Non-Qualified Contract, then the Annuitant may be the Contractowner or another person. If the Contract is issued as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA, then the Contractowner must be the Annuitant.

Annuity Starting Date.  The date on which you begin to receive income benefits under an Income Option.

Beneficiary. Any person or institution named to receive benefits if you die when you have Contract Accumulation and/or a FLIO Account Balance remaining or while any annuity income or death benefit payments remain due. You do not have to name the same Beneficiary for both of these two situations.

Business Day.  Any day that the New York Stock Exchange is open for trading. A Business Day ends at 4:00 pm Eastern Time, or an earlier time if we so notify you or when trading closes on the New York Stock Exchange, if earlier.

Calendar Day.  Any day of the year. Non-Business Day Calendar Days end at 4:00 pm Eastern Time, or an earlier time if we so notify you.

Contract.  The individual flexible premium modified guaranteed annuity contract described in this prospectus.

Contract Accumulation.  The sum of your Fixed Term Deposit accumulations, plus the sum of your Short Term Holding Account accumulations. The FLIO Account Balances are not included in Contract Accumulation.

Contractowner.  The person (or persons) who control all the rights and benefits under a Contract. If there are two Contractowners, one must be designated as the primary Contractowner on the completed application, and the joint Contractowner must be the spouse of the primary Contractowner. If you purchase the Contract as a traditional IRA, Roth IRA, or SIMPLE IRA, or SEP IRA, the Contract is not permitted to have joint Contractowners.

Fixed Term Deposit (“FTD”).  One of the options available for allocation of your Premium(s) or Contract Accumulation under the Contract. Each FTD option varies in length (from one year to ten years) and guarantees a specified rate of interest for the specified term.

Flexible Lifetime Income Option (“FLIO”).  An option available for allocation of Premiums or Contract Accumulation. Each FLIO allows you to receive fixed, systematic, lifetime payments and continue to have access to any remaining FLIO Account Balance. FLIO lifetime payments may end before your death if you have made withdrawals from the FLIO Account Balance and die before the FLIO Income Security Date.

FLIO Account Balance.  Amounts allocated to a FLIO account; plus interest credited at the Total FLIO Account Balance Interest Rate; less any FLIO Payments from that FLIO account; less the value of any FLIO Account Withdrawals from that FLIO account. The FLIO Account Balance will never be less than zero.

FLIO Account Withdrawals.  Withdrawals made from the FLIO Account Balance that are not FLIO Payments. FLIO Account Withdrawals are subject to a surrender charge and an MVA.

FLIO Annuitant.  The natural person whose life is used in determining the FLIO benefit to be paid. The FLIO Annuitant must be over age 59 1/2. The FLIO Annuitant must be the primary Contractowner, if the primary Contractowner is a natural person. If the primary Contractowner is a trust, then the trust must name the FLIO Annuitant. For Non-Qualified Contracts, the FLIO Annuitant and the Annuitant are not required to be the same person.

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FLIO Income Security Date.  Each FLIO account will be assigned a FLIO Income Security Date at the time the FLIO account is established. This is the date that FLIO Payments will resume if FLIO Payments previously terminated because the FLIO Account Balance was reduced to zero due to withdrawal activity.

FLIO Payments.  Lifetime payments that you receive under a FLIO. FLIO Payments may terminate before your death if you make withdrawals from the FLIO Account Balance and die before the FLIO Income Security Date.

FLIO Second Annuitant.  The natural person whose life is used together with the life of the FLIO Annuitant in determining the FLIO benefit under a FLIO two-life annuity. The FLIO Second Annuitant must be your spouse and must be over age 59 1/2. If the FLIO Annuitant dies, the FLIO Second Annuitant will: (i) continue to receive FLIO Payments for as long as he or she is alive; (ii) have the right to change the beneficiary(ies) designated to receive the FLIO death benefit; and (iii) be able to make FLIO Account Withdrawals. If you have multiple FLIOs, you must choose the same FLIO Second Annuitant for all FLIOs.

FTD Value.  The portion of the Contract Accumulation allocated to an FTD.

General Account.  All of our assets and liabilities other than those allocated to any segregated TIAA-CREF Life Separate Account. The Short Term Holding Account and Contract Accumulations in FTDs or FLIOs are part of our General Account.

Income Option.  Any of the ways you can receive annuity income, including as FLIO Payments.

IRA.  A retirement arrangement meeting the requirements of Section 408 of the IRC.

IRC.  The Internal Revenue Code of 1986, as amended.

IRS.  The Internal Revenue Service.

Market Value Adjustment (“MVA”).  An adjustment that either increases or decreases the amount we will pay you if you surrender your Contract more than 30 days before the end of an FTD’s term, make a withdrawal more than 30 days before the end of an FTD’s term, apply the Contract Accumulation to an Income Option more than one year before the end of the FTD’s term, or make a FLIO Account Withdrawal, subject to certain exceptions.

Non-Qualified Contract.  A Contract issued in connection with a retirement arrangement other than a Qualified Contract.

Premium.  Any amount you invest (i.e., pay) into the Contract. If you purchase the Contract as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA, then the Premium must comply with the IRC.

Qualified Contract.  A Contract issued as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA. This Contract is not available to any other type of tax-qualified retirement plan.

Roth IRA.  A retirement arrangement meeting the requirements of Section 408A of the IRC.

Second Annuitant.  The natural person whose life is used together with the life of the Annuitant in determining the annuity payments to be received under an Income Option under a two-life annuity option. Under a two-life annuity option, the primary Annuitant’s life and the life of the Second Annuitant are used in determining the annuity payments. Under a two-life annuity option, the Second Annuitant will receive annuity payments if the primary Annuitant dies. If you purchase the Contract as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA, the Second Annuitant must be your spouse.

SEP IRA.  An IRA offered through a simplified employee pension plan meeting the requirements of Section 408(k) of the IRC.

SIMPLE IRA.  An IRA offered through a savings incentive match plan for employees meeting the requirements of Section 408(p) of the IRC.

Short Term Holding Account.  An account that is part of our General Account and that will contain all Contract Accumulation of your Contract that has not been allocated to an available FTD or FLIO.

Survivor Income Option.  An option that continues lifetime annuity payments as long as either the Annuitant or the Second Annuitant is alive.

TIAA.  Teachers Insurance and Annuity Association of America. TIAA-CREF Life is a wholly-owned subsidiary of TIAA.

Total FLIO Account Balance Interest Rate:  The interest rate that is credited to the amounts in a FLIO account.

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SUMMARY

You should read this summary together with the detailed information you will find in the rest of the prospectus.

WHAT IS THE TIAA-CREF INVESTMENT HORIZON ANNUITY?

The TIAA-CREF Investment Horizon Annuity is an individual flexible premium modified guaranteed annuity contract that allows you to accumulate funds on a tax-deferred (or potentially tax-free, if purchased as a Roth IRA) basis for retirement or other long-term investment purposes and to receive future payment of those funds as lifetime income or through other payment options. You generally are not taxed on any earnings or appreciation on the assets in the Contract until money is taken out of the Contract.

Currently, Premiums can be allocated to any of ten FTDs or, when available, any FLIO which can be chosen by you. Each FTD and FLIO guarantees a specified rate of interest. Once you elect a FLIO, FLIO Payments begin immediately. FLIO options are not available as of the effective date of this prospectus. Please contact us regarding their availability.

The Contract is available to you provided that it has been approved by the insurance department of your state of residence.

WHAT FEES AND EXPENSES MAY BE DEDUCTED FROM MY CONTRACT?

There are certain fees and expenses that may be deducted from your Contract.

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Premium taxes—For Non-Qualified Contracts, we may deduct premium taxes from your Contract Accumulation when it is applied to an Income Option or, or from Premiums or Contract Accumulation when allocated to an FTD or FLIO account. State premium taxes currently range from 1.0% to 3.5% of Premium payments and are determined by state insurance laws. Under current laws, premium taxes are not deducted for Contracts purchased as traditional IRAs, Roth IRAs, SIMPLE IRAs, or SEP IRAs.

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Annual maintenance fee—When you have Contract Accumulation remaining in the Contract, we will deduct an annual maintenance fee of $25 from your Contract Accumulation (if your Contract Accumulation is less than $25,000) on each anniversary and upon surrender of your Contract. This fee is not deducted for Contracts purchased as traditional IRAs, Roth IRAs, SIMPLE IRAs or SEP IRAs. This charge does not apply if only FLIOs are elected. If both FLIOs and FTDs are elected, then the FLIO Account Balance does not count toward the $25,000 minimum Contract Accumulation requirement for the fee waiver.

•	Charge when systematic interest withdrawals are paid by check—We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

•

Surrender charge—We will assess a surrender charge on any FLIO Account Withdrawal. The surrender charge will be equal to six months of simple interest on the amount withdrawn at the Total FLIO Account Balance Interest Rate (even if the FLIO has not been in force for six months), or a lesser amount, if required by state insurance law. We will not assess a surrender charge upon cancellation of your Contract during the “free look” period or on FLIO Payments. In addition, a surrender charge does not apply to surrenders or withdrawals from FTDs or the Short-Term Holding Account, to Contract Accumulation applied to an Income Option, or to death benefit payments. Contracts issued to Connecticut residents use the term “Disintermediation Risk Charge” as opposed to “Surrender Charge.” We typically calculate the surrender charge and MVA independently of one another, each calculated based on your FLIO Account Balance that you are withdrawing before any of the other adjustments.

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Market value adjustment—we will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term; any withdrawal taken from an FTD more than 30 days before the end of its term; Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term, and FLIO Account Withdrawals. We will not apply an MVA

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upon cancellation of the Contract during the “free look” period, on systematic interest withdrawals, on FLIO Payments, upon surrender or withdrawal from an FTD within the last 30 days of an FTD’s term, upon application of the Contract Accumulation to an Income Option during the last year of an FTD’s term, or upon payment of the death benefit. We also will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment.

For more details, see “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment” and “Flexible Lifetime Income Option (“FLIO”)”—“Market Value Adjustment.”

WHEN DOES A MARKET VALUE ADJUSTMENT APPLY?

We will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term; any withdrawal taken from an FTD more than 30 days before the end of its term; Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term, and FLIO Account Withdrawals. We will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment. Accordingly, you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. There are certain circumstances where we will not apply an MVA. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term. See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment” and “Flexible Lifetime Income Option (“FLIO”)”—“Market Value Adjustment.”

HOW DO I PURCHASE A CONTRACT?

To purchase a Contract, you must complete an application and make an initial Premium of at least $5,000 for FTDs and $25,000 for FLIOs. We reserve the right to lower the premium amount to $100. Additional Premiums must be at least $5,000 for FTDs and will be allocated to a new FTD. Additional Premiums of $25,000 or more may be added to a new FTD or to a new FLIO. For details, see “The Contract”—“Purchasing a Contract and Remitting Premiums.”

CAN I CANCEL MY CONTRACT?

You can examine the Contract and return it to us for a full refund of all Premiums paid to the FTDs and FLIOs (less FLIO Payments) until the end of the “free look” period specified in your Contract (which is a minimum of 30 days, but varies by state). We will consider the Contract returned on the date it is postmarked and properly addressed with postage pre-paid or, if it is not postmarked, on the day we receive it at our Administrative Office. We will send you the refund after we get written notice of cancellation and the returned Contract. We will not deduct a surrender charge or apply an MVA if you cancel the Contract during the “free look” period. For details, see “The Contract”—“Purchasing a Contract and Remitting Premiums.”

CAN I MAKE CASH WITHDRAWALS FROM THE CONTRACT?

You may surrender your Contract or take cash withdrawals from an FTD at any time that you have Contract Accumulation remaining. All cash withdrawals must be for at least $1,000 from an FTD, unless the withdrawal would reduce the FTD Value below $5,000, in which case you must withdraw the entire FTD Value. We may limit cash withdrawals from your Contract to one per calendar quarter. If you invest in an FTD, a systematic interest withdrawal program is also available at Contract application. For details, see “The Contract”—“Cash Withdrawals.” Surrenders and withdrawals made more than 30 days before the end of an

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FTD’s term will be subject to an MVA, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”

You may make a FLIO Account Withdrawal at any time before the FLIO Income Security Date while there is a remaining FLIO Account Balance. The amount of the FLIO Account Withdrawal requested can be your entire FLIO Account Balance or any partial amount of at least $1,000. The FLIO Account Balance will be reduced by the amount of any FLIO Account Withdrawal. Any remaining FLIO Payments payable before the FLIO Income Security Date will be reduced by the same percentage as the decrease in the FLIO Account Balance. If you withdraw the entire FLIO Account Balance, FLIO Payments will end until the FLIO Income Security Date. Thus, FLIO Payments may terminate before your death if you have made withdrawals from the FLIO Account Balance and die before the FLIO Income Security Date. Accordingly, you should carefully consider your future income needs before making a FLIO Account Withdrawal. Any FLIO Payments payable after the FLIO Income Security Date will not be affected by FLIO Account Withdrawals. FLIO Account Withdrawals are subject to a surrender charge and an MVA. See “Flexible Lifetime Income Option (“FLIO”)”—“Market Value Adjustment” and “The Contract”—“Charges”—“Surrender Charge.” There is uncertainty as to whether a FLIO Account Withdrawal could have an adverse impact on the tax treatment of further and possibly previous FLIO Payments.

Cash withdrawals may be taxed. You may have to pay an IRS tax penalty on earnings if you take a cash withdrawal before age 59 1/2.

WHAT ARE MY OPTIONS AT THE END OF AN FTD’S TERM?

When an FTD nears maturity at the end of the specified term, you have several options. You may receive all or part of your ending FTD Value without a surrender charge or MVA; you may apply all or part of your ending FTD Value to one or more new FTDs that are available to you at that time; you may apply all or part of your ending FTD Value to one or more FLIOs that are available to you at that time; or you may do nothing and allow a new FTD to automatically begin. See “Fixed Term Deposit (FTD)”—“Maturity of a Fixed Term Deposit.”

WHAT ARE MY OPTIONS FOR FLIO PAYMENTS?

If you elect a FLIO, then the only ways to receive FLIO Payments are through the FLIO One-Life Annuity and the FLIO Two-Life Annuity. For details, see “Flexible Lifetime Income Options.”

WHAT ARE MY OPTIONS FOR RECEIVING ANNUITY PAYMENTS UNDER THE CONTRACT?

Guaranteed fixed annuity payments are available under the Contract and are payable from our General Account. The Contract offers a variety of Income Options, including: One-Life Annuities, which pay income as long as the Annuitant lives or until the end of a specified guaranteed period, whichever is longer; Fixed-Period Annuities, which pay income for a period of between two and 30 years for a non-qualified Contract and between five and 30 years for a tax-qualified Contract; and Two-Life Annuities, which pay income as long as the Annuitant lives (or both Annuitants are alive), then continues at either the same or a reduced level for the life of the surviving Annuitant or until the end of a specified guaranteed period, whichever is greater. The Fixed-Period Annuities Income Option is not available if you were a New York resident at the time you purchased your Contract. For details, see “The Contract”—“Receiving Annuity Payments.”

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SUMMARY OF CONTRACT ALLOCATION OPTIONS

	PURPOSE	BENEFIT	DRAWBACKS
Short-Term Holding Account (STHA)	Temporary guaranteed interest account until value is reallocated to a FTD or FLIO. This is a default account when contract value cannot be allocated to a FTD; you cannot allocate to this account.

–  Up to 45 day flexibility to reallocate assets in this account as you like to any FTD or to a FLIO, or withdraw value without a Contract charge.

–  After 45 days, we automatically reallocate to the shortest available FTD.

–  You cannot leave value in the STHA longer than 45 days.

–  If we reallocate automatically, you cannot reallocate again until the shortest FTD matures.

–  Generally, pays lower interest rate than FTDs or FLIOs.

FTD	Provide guaranteed interest rate for terms of 1-10 years, with longer terms usually providing the highest interest rate.	– Lock in a guaranteed rate for the FTD term. – Multiple FTD term options to diversify your interest credit risk.	– FTD account value is less liquid than STHA value. Early withdrawals are subject to a market value adjustment.
FLIO	Provide fixed, systematic lifetime FLIO Payments while continuing to have access to the remaining FLIO Account Balance.	– Lifetime FLIO Payments combined with limited liquidity of the remaining FLIO Account Balance. – FLIO Payments are taxed as annuity payments, not withdrawals.

–  FLIO Account Withdrawals are subject to a surrender charge and market value adjustment and may reduce or eliminate lifetime payments until the FLIO Income Security Date.

–  FLIOs are not available as of the date of this prospectus. Please contact us regarding availability.

Income Options	Provide several other annuity income options.	– Locks in annuity income in the payout option you choose. – Payments are taxed as annuity payments.	– No liquidity. Payments must be made as scheduled.

WHAT DEATH BENEFITS ARE AVAILABLE UNDER THE CONTRACT?

For FTDs, if any Contractowner or Annuitant dies when there is Contract Accumulation remaining, the death benefit will become available to the death benefit payees. The amount of the death benefit is the Contract Accumulation on the first death benefit payable date. For FLIOs, any FLIO Account Balance associated with a FLIO One-Life Annuity becomes payable as a death benefit upon the date we receive due proof of your death. Any FLIO Account Balance associated with a FLIO Two-Life Annuity becomes payable as a death benefit upon the date we receive due proof of your death and the death of the FLIO Second Annuitant. FLIO Payments will terminate thereafter.

TIAA-CREF LIFE INSURANCE COMPANY AND TIAA

On November 20, 1996, TIAA-CREF Life Insurance Company was incorporated as a stock life insurance Company under the laws of New York under the name TIAA Insurance Company. On May 1, 1998, the company filed a restated charter with New York changing its name to TIAA-CREF Life Insurance Company. All of the stock of TIAA-CREF Life is owned by Teachers Insurance and Annuity Association of America. TIAA-CREF Life’s headquarters are located at 730 Third Avenue, New York, NY 10017-3206, (212) 490-9000.

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TIAA is a stock life insurance company organized under the laws of the State of New York. It was founded on March 4, 1918, by the Carnegie Foundation for the Advancement of Teaching. TIAA is the companion organization of the College Retirement Equities Fund (“CREF”), the first company in the United States to issue a variable annuity. CREF is a nonprofit membership corporation established in the State of New York in 1952. Together, TIAA and CREF, serving approximately 3.9 million people and 15,000 institutions, form the principal retirement system for the nation’s education and research communities and one of the largest retirement systems in the world, based on assets under management. Neither TIAA nor CREF stands behind TIAA-CREF Life’s guarantees.

THE CONTRACT

The Contract is an individual flexible premium (you can contribute varying amounts of at least $5,000) modified guaranteed annuity. The material rights, obligations, and benefits of the Contract are described in this prospectus. We offer the Contract in all 50 states and the District of Columbia except Illinois, Indiana, North Dakota, Oregon, and Washington. Contract terms and features may differ due to state laws and regulations. These differences may include, among other things, free look rights, application and calculation of the MVA availability of certain Income Options, and calculation of the surrender charge. You should review your Contract along with this prospectus to understand the product features and charges under your Contract.

You may purchase the Contract as a Non-Qualified Contract or as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the U.S. government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including us, to obtain, verify and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, residential address, date of birth, Social Security number, and other information that will allow us to identify you, such as your home telephone number. Until you provide us with the information that we need, we may not be able to issue a Contract to you or effect any transactions for you.

If we are unable to verify your identity, or that of another person authorized to act on your behalf, or if we believe that we have identified potentially criminal activity, we reserve the right to take such action as we deem appropriate, which may include canceling your Contract.

THE GENERAL ACCOUNT

All Contract value, including Contract value in the Short Term Holding Account, Fixed Term Deposits (“FTDs”) and Flexible Lifetime Income Options (“FLIOs”) is part of our General Account. We own the assets in the General Account, and we use these assets to support our insurance and annuity obligations. These assets are subject to our general liabilities from business operations. Subject to applicable law, we have sole discretion over investment of the General Account’s assets. Amounts invested in the Contract do not share in the investment performance of our General Account. Our General Account bears the full investment risk for all Contract obligations. Amounts payable under the Contract are payable from our General Account and are subject to our financial strength and claims-paying ability.

The Contract provides minimum guaranteed interest rates. We anticipate also crediting and changing, from time to time and at our sole discretion, excess current interest rates to be credited under the FTDs and the Short Term Holding Account, and under Contract FLIOs. You assume the risk that interest credited under the Contract may not exceed minimum guaranteed amounts.

7	TIAA-CREF Investment Horizon Annuity Prospectus

PURCHASING A CONTRACT AND REMITTING PREMIUMS

Minimum Initial Premiums.  We will issue you a Contract as soon as we receive your completed application and your initial Premium at our Administrative Office in good order. (See “The Contract”—“Purchasing a Contract and Remitting Premiums”—“Good Order.”) Your initial Premium will be allocated to the FTD(s) and/or FLIO(s) you select within two Business Days of the Business Day on which it is received by us in good order. Initial Premiums must be for at least $5,000 per FTD and $25,000 per FLIO.

For your initial Premium, please send your check, payable to TIAA-CREF Life Insurance Company, along with your completed application to:

TIAA-CREF Life Insurance Company

P.O. Box 724508

Atlanta, GA 31139

Note that we cannot accept money orders, traveler’s checks, or cash. In addition, we will not accept a third-party check where the relationship of the payor to the Contractowner cannot be identified from the face of the check.

Premiums under the IRC.  If you purchase the Contract as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA, then the Premium amount must comply with the IRC. Please see “Federal Income Taxes.”

Right to Cancel.  You can examine the Contract and return it to us for a full refund of all Premiums paid to the FTDs and FLIOs (less FLIO Payments, FLIO Account Withdrawals and systematic interest withdrawals) until the end of the “free look” period specified in your Contract (which is a minimum of 30 days, but varies by state). We will consider the Contract returned on the date it is postmarked and properly addressed with postage pre-paid or, if it is not postmarked, on the day we receive it at our Administrative Office. We will send you the refund after we get written notice of cancellation and the returned Contract. We will not deduct a surrender charge or apply an MVA if you cancel the Contract during the “free look” period. During the “free look” period, you may not make a withdrawal under your Contract.

Good Order.  We cannot process your requests for transactions relating to the Contract until we have received them in good order at our Administrative Office. “Good order” means the actual receipt of the transaction request in writing, along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your completed application, the Contract number, the transaction amount (in dollars), the FTD and/or FLIO selected, the signatures of all Contractowners, exactly as registered on the Contract, if necessary, and any other information or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Additional Premiums.  Subsequent Premiums must be for at least $5,000 per FTD and will be allocated to a new FTD. Subsequent Premiums of $25,000 or more may be allocated to a new FTD or a new FLIO. We reserve the right to limit Premiums to no more than $500,000 a year. For additional Premiums, please send your check, payable to TIAA-CREF Life Insurance Company, including your Contract number and FTD or FLIO allocation choice, to:

TIAA-CREF Investment Horizon Annuity

P.O. Box 933898

Atlanta, GA 31193-3898

We will allocate each subsequent Premium to a new FTD, based on your instructions, as of the Business Day we receive it in good order. Currently, we will accept Premiums at any time both the Contractowner and the

TIAA-CREF Investment Horizon Annuity Prospectus	8

Annuitant is living and there is remaining Contract Accumulation and/or a FLIO Account Balance. We reserve the right to not accept additional Premiums under this Contract after you have been given three months’ notice.

You may not allocate subsequent Premiums to an existing FLIO, but you can open another FLIO with a subsequent Premium.

Electronic Payment.  You may make initial or additional Premium payments by electronic payment. A federal wire transfer is usually received on a “same” day basis and an Automated Clearing House (“ACH”) transfer is usually received by the second day after transmission. Be aware that your bank may charge you a fee to wire funds, although ACH transfers are usually less expensive than a federal wire. This is what you need to do:

(1)	If you are sending in an initial Premium, send your completed application to us at our Administrative Office;

(2)	Instruct your bank to wire or transfer money to:

Wachovia Bank, N.A.

ABA Number 031201467

Avondale, PA

Account of: TIAA-CREF Life Insurance Company

Account Number: 2000035305820

(3)	Specify on the wire or transfer:

•	Your name, address and Social Security Number(s) or Taxpayer Identification Number(s)

•	Indicate if the Premium is for a new application or for an existing Contract (provide Contract number and FTD or FLIO allocation choice, if existing)

Certain Restrictions.  You may only open one Contract in any calendar year. Also, your Contract may not contain more that 120 FTDs or 120 FLIOs at any one time.

If mandated under applicable law, including federal laws designed to counter terrorism and prevent money laundering, we may be required to reject a Premium payment. We may also be required to block a Contractowner’s account and refuse to pay any request for surrenders, withdrawals, or death benefits, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

We may deduct any charges for premium taxes from your initial or subsequent Premium before we allocate it under the Contract. (See “The Contract”—“Charges”—“Premium Taxes.”)

More About Remitting Premiums.  We will not be deemed to have received any Premiums sent to the addresses designated in this prospectus for remitting Premiums until the third party service that administers the receipt of mail through those addresses has processed the payment on our behalf.

SHORT TERM HOLDING ACCOUNT

The Short Term Holding Account (“STHA”) is a part of our General Account. You cannot elect to allocate Contract value to the STHA. Premiums are generally allocated to FTDs. However, premiums paid less than one year before your scheduled Annuity Starting Date may only be allocated to the STHA. When a FTD matures, proceeds from that FTD are placed in the STHA unless you have already reallocated such proceeds to another FTD or to a FLIO Account or there are no new FTDs available to you at that time. If FTDs become available to you while you have a Contract Accumulation in the Short-Term Holding Account, we will mail you a notice after which you will have at least 15 days, but not more than 45 days, to allocate your Short Term Holding Account accumulation among the available FTDs and FLIOs. If we do not receive valid instructions from you in that time frame, your entire Contract Accumulation in the Short Term Holding Account will be applied to a new FTD with the shortest term then available.

9	TIAA-CREF Investment Horizon Annuity Prospectus

Contract Accumulations in the STHA earn interest credited at a rate guaranteed to never be less than the minimum guaranteed interest rate stated in your Contract, which will never be less than 1%. We cannot predict nor do we guarantee what future interest rates we will declare.

FIXED TERM DEPOSIT (“FTD”)

Fixed Terms.  An FTD is an investment option for a period of years during which we will credit a specified interest rate. Currently, you can choose from FTDs of one year to ten years (whole years only). If the crediting rate for an FTD is lower than your Contract’s minimum guaranteed interest rate, that FTD will be temporarily unavailable. Only FTDs ending before the calendar month in which the Annuitant or any Contractowner turns age 90 will be available to you. We reserve the right to stop offering any FTD at any time. If you allocate any part of a Premium to an unavailable FTD, we will not consider your allocation instructions to be in good order and will not process your allocation instructions.

Crediting Interest.  Each FTD to which you allocate any portion of a Premium or your Contract Accumulation earns interest at the specified interest rate in effect for that FTD from the date the Premium or Contract Accumulation is credited to the FTD through the end of the term of the FTD, or until the FTD Value is surrendered, if earlier. We will credit interest to each FTD on a daily basis. We will also credit interest on a daily basis on any amounts held in the Short Term Holding Account at an interest rate determined by us, but not less than your Contract’s minimum guaranteed interest rate. Credited interest rates for each FTD will vary by term and purchase date.

We have no specific formula for setting the interest rates. Rates will be influenced by, but not necessarily coincide with, interest rates available on fixed income investments that we may acquire with the amounts we receive as Premiums. You have no direct or indirect interest in the investments we make with the Premiums. We will invest these amounts primarily in investment-grade fixed income securities. We will also consider other factors in determining the interest rates, including regulatory and tax requirements, administrative and sales expenses incurred by us, general economic trends, and competitive factors. Interest rates will not vary by purchase amount. We will make the determination as to the interest rate we will declare for each FTD. FTDs earn interest credited at a rate guaranteed to never be less than the minimum guaranteed interest rate stated in your Contract, which will never be less than 1%. We cannot predict nor do we guarantee what future interest rates we will declare.

Allocations to an FTD are subject to several crediting risks. When an FTD period ends, you may not be able to reinvest FTD proceeds at as favorable an interest rate. This risk is greater for shorter FTD periods. Similarly, allocations in an FTD are locked into that FTD’s interest rate for the term of the FTD, even when interest rates on comparable products may be increasing. This risk is greater for longer FTD periods. Generally, although not always, longer FTD periods will credit higher interest rates.

Maturity of a Fixed Term Deposit.  An FTD matures at the end of the specified term, and the proceeds then become available to the Contractowner(s). Prior to the end of an FTD’s term, you may select from the following options:

(1)	Receive all or part of your ending FTD Value without a surrender charge or MVA;

(2)	Instruct us to apply all or part of your ending FTD Value to one or more new FTDs that you select from the FTDs that we are then offering and are available to you; or

(3)	Apply all or part of your ending FTD Value to an Income Option or to a FLIO account

(4)	Do nothing and allow a new FTD to automatically begin.

If any FTD matures after a notice of death is received but before the death benefit is paid, the Contract Accumulation in that FTD will be transferred to the Short Term Holding Account.

We will mail you a notice at least 45 days, but not more than 75 days, prior to maturity of each FTD. Prior to maturity, you must instruct us to either apply the proceeds to one or more new FTDs then available or transfer

TIAA-CREF Investment Horizon Annuity Prospectus	10

the proceeds out of the Contract. Only FTDs ending before the calendar month in which the Annuitant or any Contract owner turns age 90 will be available. At least $5,000 must be allocated to any subsequent FTD. If no FTDs are then available, you may apply the proceeds to the Short Term Holding Account.

If we have not received valid instructions from you before maturity, the proceeds will be applied to a new FTD with the shortest term then available. If no FTDs are then available, the proceeds will be applied to the Short Term Holding Account.

Surrenders at the end of an FTD

To surrender your ending Contract Accumulation in an FTD, you must request the surrender in writing prior to the end of the expiring FTD. Surrenders and withdrawals made more than 30 days before the end of an FTD’s term will generally be subject to an MVA. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) Any surrendered or withdrawn amount may be subject to income taxes, and a 10% IRS tax penalty on earnings may apply if you are not yet 59 1/2 years old. (See “Federal Income Taxes.”)

Automatic subsequent FTDs

Unless you instruct otherwise, the Contract Accumulation at the end of an expiring FTD will be allocated to a subsequent FTD. The subsequent FTD will be the shortest duration FTD that we currently offer. The new FTD will earn interest at the interest rate in effect for that subsequent FTD when your Contract Accumulation is allocated to it. If the shortest duration FTD extends beyond the calendar month in which the Annuitant or any Contractowner turns age 90, then we will allocate the Contract Accumulation to the Short Term Holding Account.

Cash Withdrawals.  At any time that there is Contract Accumulation, you can withdraw some or all of your Contract Accumulation from the FTD(s) and/or from any amounts you have in the Short Term Holding Account. A full withdrawal of your Contract Accumulation is called a surrender. Cash withdrawals must be for at least $1,000, unless the withdrawal would reduce the FTD Value below $5,000, in which case you must withdraw the entire FTD Value. We may also impose the following restrictions:

•	Withdrawals from your Contract can be limited to no more than one per calendar quarter.

•	We may change the cut-off time establishing when a transaction request must be received in order to be effective at the end of that Business Day.

All withdrawal requests must be in accordance with procedures established by us. A withdrawal will be effective, and all values determined, as of the end of the Business Day in which we receive your written request in good order, unless you choose to defer the withdrawal’s effective date to a future date acceptable to us. You may not revoke a request for a withdrawal after its effective date.

If you request a withdrawal of less than the entire Contract Accumulation, you must designate the FTD(s) and/or the Short Term Holding Account from which we should take the withdrawal. If you have not provided these instructions in good order, we will reject your withdrawal request unless we receive your request within the last 30 days of an FTD’s term. If we receive your withdrawal request within the last 30 days of an FTD’s term, we will make the withdrawal from the expiring FTD. However, if the amount of your withdrawal request exceeds the Contract Accumulation in the expiring FTD, we will reject the portion of the withdrawal request that exceeds the Contract Accumulation in the expiring FTD.

If you withdraw your entire Contract Accumulation and you have not elected a FLIO, we will cancel your Contract and all of our obligations to you under the Contract will end. For Non-Qualified Contracts, we will deduct the annual maintenance fee from any surrender proceeds, if your Contract Accumulation is less than $25,000 at the time of surrender.

Surrenders and withdrawals made more than 30 days before the maturity of an FTD’s term may be subject to an MVA, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC

11	TIAA-CREF Investment Horizon Annuity Prospectus

minimum distribution requirement. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) Withdrawals and surrenders are subject to federal income tax, and a 10% IRS tax penalty on earnings may apply if you are under age 59 1/2. (See “Federal Income Taxes.”)

Systematic Interest Withdrawals.  If your initial Premium is at least $25,000, you may request systematic withdrawals of the interest that we have credited to your FTD Values. Systematic interest withdrawals must be made from all FTDs in which you are invested. Systematic interest withdrawals can be established for monthly, quarterly, semi-annual or annual withdrawals from the first to the twenty-eighth day of the month. If the scheduled date of a systematic interest withdrawal is not a Business Day, the withdrawal will be paid on the next Business Day.

We do not assess a surrender charge or apply an MVA on systematic interest withdrawals; however, systematic interest withdrawals are subject to federal income tax, and a 10% IRS tax penalty on earnings may apply if you are under age 59 1/2. (See “Federal Income Taxes.”)

Systematic interest withdrawals can only be initiated when the Contract is issued and cannot be cancelled. Systematic interest withdrawals will continue until the earliest of the following:

•	the date that there is no longer any remaining Contract Accumulation,

•	the date we are notified of your death, or

•	the first death benefit payable date.

We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

Market Value Adjustment.  We will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement; any withdrawal taken from an FTD more than 30 days before the end of its term; and Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment.

To determine the MVA for an FTD at the time of a premature withdrawal, surrender, or selection of an Income Option from that FTD, we first calculate an MVA ratio (as described below, under “FTD Market Value Adjustment Formula”). We then multiply this ratio by the amount you have withdrawn, surrendered, or applied to an Income Option to calculate the amount of the MVA.

Note:	An MVA will either increase or decrease the amount you receive and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. You directly bear any investment risk associated with an MVA.

Purpose of an MVA

An MVA generally reflects the relationship on any given day between the interest rate you would earn if your Contract Accumulation remained in the existing FTD until its maturity, and the interest rate you would earn if your Contract Accumulation were transferred to a new FTD with a comparable remaining term on that day.

The difference between these values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the existing FTD in order to pay for an early withdrawal from an FTD. A MVA imposes this gain or loss on you. The greater the difference in interest rates, the greater the effect that an MVA will have on your Contract Accumulation. The amount of time remaining until maturity for a particular FTD also will affect the determination of an MVA; the greater the length of time remaining until maturity, the greater the effect an MVA will have on your Contract Accumulation.

TIAA-CREF Investment Horizon Annuity Prospectus	12

As a general rule, if interest rates have increased since your FTD was issued, the MVA will be negative and will decrease the amount that you receive; if interest rates have decreased during that period by more than 0.25%, the MVA will be positive and will increase the amount that you receive. The MVA formula (as set forth below) contains a 0.25% factor that is designed to compensate us for certain expenses and losses that we may incur, either directly or indirectly, as a result of a premature surrender, withdrawal, or selection of an Income Option. Thus, even if interest rates remain the same during the period, or decrease by less than 0.25%, the MVA will be negative due to the 0.25% factor. The length of the remaining term on the FTD affects the impact of the 0.25% factor. (For example, if you have 5 years remaining in the FTD, the 0.25% factor will decrease the withdrawal amount by 1.25%.)

Exceptions

Any surrender, withdrawal, or selection of an Income Option from an FTD before the end of its term is considered premature and is subject to an MVA except for:

1)	a surrender to cancel the Contract during the “free look” period;

2)	systematic interest withdrawals;

3)	a surrender or withdrawal made by you within the last 30 days of an FTD’s term;

4)	Income Options that begin during the last year of an FTD’s term; and

5)	amounts withdrawn to pay the death benefit.

Application of MVA.

We calculate a separate MVA for each FTD by multiplying the amount that you surrender, withdraw, or from which you apply your Contract Accumulation to an Income Option prematurely by the ratio calculated in accordance with the MVA formula set forth below. If multiple FTDs are affected by your premature surrender, withdrawal, or selection of an Income Option, we will apply multiple MVAs, some of which may be positive and some of which may be negative.

We will apply an MVA to each amount prematurely surrendered, withdrawn, or applied to an Income Option from an FTD. We will calculate the MVA as of the date we receive your written request for surrender or withdrawal or on the Annuity Starting Date before we calculate any annuity payments. If an MVA is positive, we will credit the additional amount to the surrender, withdrawal, or annuity payment; if an MVA is negative, we will deduct the amount from the surrender, withdrawal, or annuity payment. We will also deduct any applicable premium taxes before paying any surrender, withdrawal, or annuity payment. We will calculate any MVA and/or premium taxes independently of one another, each calculated based on your Contract Accumulation that you are withdrawing or annuitizing before any of the other adjustments. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess a MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

FTD Market Value Adjustment Formula

As described above, the Market Value Adjustment applied to an early withdrawal of an FTD reflects the relationship between the interest rate you would earn if you held an existing FTD to its maturity and the interest rate you would earn if you transferred those same assets to a new current FTD with a comparable remaining term. The difference between these two values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the existing FTD in order to pay for the early withdrawal. To compensate us for certain expenses and losses we may incur when you take an early withdrawal from an FTD, either directly or indirectly, we also deduct 0.25% when comparing the interest rates in the MVA formula. Generally, when the interest rate for the ‘current FTD’ would be higher than the rate for the ‘existing FTD’ minus 0.25%, the MVA will result in a loss, and when the interest rate for the ‘current FTD’ would be lower than the rate for the ‘existing FTD’ minus 0.25%, the MVA will result in a gain. The MVA imposes this gain or loss on you.

13	TIAA-CREF Investment Horizon Annuity Prospectus

In calculating the MVA, we account for:

(1)	the amount of time remaining until the FTD’s originally scheduled maturity date;

(2)	the FTD’s original interest rate; and

(3)	the corresponding interest rate for a similar new investment with a term equal to the time remaining until the FTD’s original maturity date.

For item (3) in this calculation, we use the rate for a current FTD we may offer (in any contract) of the appropriate term length. If we do not offer such a FTD at the time of the early withdrawal date of the FTD being withdrawn, then we will use the yields for U.S. Treasury STRIPS of appropriate term lengths for the interest rate of both item (2), the FTD’s original interest rate, and item (3).

The formula to calculate the MVA applicable to an FTD withdrawal is the amount of the withdrawal multiplied by N multiplied by R. The formula is multiplying the amount of the withdrawal by the number of years remaining to maturity of the FTD, “N,” and by a factor representing the effect of the change in interest rates, “R.” These factors are calculated as follows:

N =	the number of years remaining until maturity of the FTD. This number is calculated by multiplying the number of days remaining until maturity by 12 and dividing by 365, rounding the result up to the next whole number, and then dividing this result by 12.

The formula for “N” takes the remaining time to maturity in days and converts it to an equivalent figure in years after first calculating an equivalent period in months and rounding up to the next whole number of months.

We then calculate a value “M” which is equal to “N” rounded up to the next whole number. “M” is the time remaining to maturity rounded up to the next whole number of years. This whole number of years is the term we will use to determine the appropriate current rate of interest used in the MVA formula.

R =	“I” reduced by “J” and further reduced by 0.25%, where “I” and “J” are calculated as follows:

“I” is the FTD’s original interest rate. “J” is the corresponding current rate for an investment from the time of the early withdrawal until the FTD’s original maturity date.

The transaction date equals the applicable Annuity Starting Date or the effective date of the withdrawal or surrender.

If a new FTD with a term of “M” years is available to you on the transaction date, then

I = the interest rate applicable to the original FTD

J = the interest rate applicable to a new FTD with a term of “M” years being offered on the transaction date

If a new FTD with a term of “M” years is not available to you on the transaction date, then

I = the yield, as of the effective date of the FTD, of the STRIPS for which the time then remaining until maturity is closest, within six months, to the term of the FTD. If no STRIPS within six months is available, then “I” equals the interpolation of the yields, as of the effective date of the FTD, of the closest STRIPS maturity prior to and the closest STRIPS maturity following the term of the FTD; and

J = the yield, as of the transaction date, of the STRIPS for which the time then remaining until maturity is closest, within six months, to “M” years. If no STRIPS within six months is available, then “J” equals the interpolation of the yields, as of the transaction date, of the closest STRIPS maturity prior to and the closest STRIPS maturity following “M” years.

STRIPS refers to U.S. Treasury STRIPS. The STRIPS yield is the U.S. Treasury STRIPS asked yield reported by The Wall Street Journal, or any successor thereto. If the U.S. Treasury STRIPS

TIAA-CREF Investment Horizon Annuity Prospectus	14

asked yield is no longer reported by The Wall Street Journal or its successor, we will choose a substantially similar yield, subject to any requisite approval of the insurance supervisory official of the jurisdiction in which the Contract is issued.

Demonstration of an FTD MVA

All assumptions, including interest rates, are hypothetical for illustration purposes only.

Example 1:

If a Contractowner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven-year term was 1% less than the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7-year FTD at the time of the withdrawal)		2.00%
MVA		$574
Total amount of FTD withdrawal		$11,501

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 2.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-2.00%-0.25%)) = $574

So, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, plus a positive MVA of $574, for a total FTD withdrawal payout of $11,501.

Example 2:

If a Contractowner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven-year term was 1% greater than the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7 year FTD at the time of the withdrawal)		4.00%
MVA		$(956)
Total amount of FTD withdrawal		$9.971

15	TIAA-CREF Investment Horizon Annuity Prospectus

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 4.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-4.00%-0.25%)) = -$956

So, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, minus a negative MVA of $956, for a total FTD withdrawal payout of $9,971.

Example 3:

If a Contractowner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven-year term was the same as the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7 year FTD at the time of the withdrawal)		3.00%
MVA		$(181)
Total amount of FTD withdrawal		$10,736

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 3.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-3.00%-0.25%)) = -$191

So, even though interest rates have remained the same, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, minus a negative MVA of $191, for a total FTD withdrawal payout of $10,736.

FLEXIBLE LIFETIME INCOME OPTIONS (“FLIO”)

General. FLIO options are not available as of the effective date of this prospectus. Please contact us regarding their availability.  A FLIO is an investment option that allows you to receive FLIO Payments and continue to have access to any remaining FLIO Account Balance associated with the FLIO account. A FLIO provides you FLIO Payments that are guaranteed to continue at their original amounts for the rest of your life as long as you do not take any FLIO Account Withdrawals. If you take any FLIO Account Withdrawals, we only guarantee to pay FLIO Payments at their original amounts beginning on the FLIO Income Security Date and until you die. The reason for this more limited guarantee is that a FLIO Account Withdrawal may cause the FLIO Account Balance to be reduced faster than is necessary to support uninterrupted FLIO Payments from the inception of the FLIO. So, FLIO Payments will end if a FLIO Account Balance is completely withdrawn before the FLIO Income Security Date and will not begin again until the FLIO Income Security Date. FLIO Payments end at death. Please note that the FLIO Income Security Date may be a date beyond an average person’s life expectancy. If, upon your death, there is a positive FLIO Account Balance, that balance is paid as a FLIO death benefit. If the FLIO Account Balance is zero at your death, there is no FLIO death benefit.

Premiums and/or Contract Accumulation may be allocated to one or more FLIO accounts. Premiums and/or Contract Accumulation may only be allocated at the FLIO inception; they cannot be added to an existing FLIO. The Contract may not contain more than 120 FLIO accounts at any one time. We reserve the right to determine the maximum age at which FLIO accounts will be available and we do not guarantee that FLIO accounts will be available at all ages and under all the FLIO Income Options described below.

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FLIO Income Options.  At any point before the effective date of a FLIO account, you must choose one of the FLIO Income Options described below.

•	FLIO One-Life Annuity. The FLIO payment will be made each month until the date of the FLIO Annuitant’s death. After the FLIO Annuitant’s death no further FLIO payments will be made.

•

FLIO Two-Life Annuity.  The FLIO payment will be made each month until the FLIO Annuitant and the FLIO Second Annuitant both die. After the death of both the FLIO Annuitant and the FLIO Second Annuitant no further FLIO payments will be made.

If you choose monthly FLIO Payments and the FLIO Payments would be less than $100 a month, we have the right to change to quarterly, semiannual or annual payments, whichever will result in payments of $100 or more and the shortest interval between payments. Once payments have begun, the frequency cannot be changed.

If you choose a FLIO One-Life Annuity, we must receive due proof of your age; and if you choose a FLIO Two-Life Annuity, we must received due proof of your age and the age of the FLIO Second Annuitant. You may not begin a FLIO One-Life Annuity after you attain age 90, nor may you begin a FLIO Two-Life Annuity after you or the FLIO Second Annuitant attained age 90.

FLIO Payments.  Once you elect a FLIO, FLIO Payments will begin immediately. The FLIO Payment amount will be determined as of the date that you elect the FLIO and will be based on:

•	Premiums applied to the FLIO account at the FLIO inception;

•	any Contract Accumulation applied to the FLIO account at the FLIO inception;

•	any applicable MVAs;

•	the FLIO annuity purchase rates specified in the rate schedule;

•	the FLIO Income Option and payment frequency you choose;

•	if you choose a FLIO One-Life Annuity, your age; and

•	If you choose a FLIO Two-Life Annuity, your age and your Second Annuitant’s age.

Once the FLIO Payment amount is established, it will not change unless you make a FLIO Account Withdrawal as described below. You may not stop FLIO Payments once they begin.

FLIO Payments are subject to federal income tax.

Crediting Interest.  Each FLIO account to which you allocate Premiums and/or Contract Accumulation earns interest at the Total FLIO Account Balance Interest Rate from the date the Premium or Contract Accumulation is credited to the FLIO account until the FLIO Income Security Date or the date at which the FLIO Account Balance becomes zero, if earlier. We credit interest to each FLIO account on a daily basis. We set the Total FLIO Account Balance Interest Rate when each FLIO account is established and we will not change the rate for that FLIO account. If you have more than one FLIO account, the Total FLIO Account Balance Interest Rate for each account may be different. The Total FLIO Account Balance Interest Rate will never be less than 1%. The minimum guaranteed interest rates may be different for FTDs and FLIOs.

We have no specific formula for setting the Total FLIO Account Balance Interest Rate. Rates will be influenced by, but not necessarily coincide with, interest rates available on fixed income investments that we may acquire with the amounts we receive as Premiums. You have no direct or indirect interest in the investments we make with the Premiums. We will invest these amounts primarily in investment-grade fixed income securities. We will also consider other factors in determining the interest rates, including regulatory and tax requirements, administrative and sales expenses incurred by us, general economic trends, and competitive factors. The Total FLIO Account Balance Interest Rate is always less than the FLIO annuity purchase rates.

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FLIO Account Withdrawals.  You may make a FLIO Account Withdrawal at any time after the right to examine period while there is a FLIO Account Balance. We must receive the FLIO Account Withdrawal request at our Administrative Office, in good order, and in accordance with procedures established by us or as required by law. Your request must designate the FLIO account from which the FLIO Account Withdrawal is to be made. A FLIO Account Withdrawal will be effective, and all values determined as of the end of the Business Day in which we receive your request in a form acceptable to us, unless you choose to defer the effective date to a future day acceptable to us. You may not revoke a request for a FLIO Account Withdrawal after its effective date. FLIO Account Withdrawals may not be reinvested in the Contract. We may limit FLIO Account Withdrawals to no more than one per calendar quarter.

The amount of the FLIO Account Withdrawal can be your entire FLIO Account Balance or any partial amount of at least $1,000. The FLIO Account Balance will be reduced by the amount of any FLIO Account Withdrawal. It is important to understand the difference between the effect that normal ongoing FLIO Payments have on the FLIO Account Balance and the effect that FLIO Account Withdrawals have on the FLIO Account Balance. Normally scheduled FLIO Payments reduce the FLIO Account Balance in a manner consistent with the original FLIO Payment calculations, so that each FLIO Payment leaves the FLIO Account Balance with an amount designed to continue to support the ongoing originally guaranteed FLIO Payments for the duration of the originally schedule FLIO Income Option. In contrast, FLIO Account Withdrawals made in excess of the originally scheduled FLIO Payments reduce the FLIO Account more than can support the originally guaranteed FLIO Payments. As a result, any remaining FLIO Payments payable before the FLIO Income Security Date will be reduced by the same percentage as the decrease in the FLIO Account Balance. If you withdraw the entire FLIO Account Balance, then the FLIO Payments associated with that FLIO Account Balance will cease entirely until the FLIO Income Security Date. Similarly, if the FLIO Account Balance is zero and you die before the FLIO Income Security Date, there is no further benefit payable under your Contract. Accordingly, you should carefully consider your future income needs before making a FLIO Account Withdrawal. Any FLIO Payments payable on or after the FLIO Income Security Date are not affected by FLIO Account Withdrawals.

Demonstration of impact FLIO Account Withdrawals on FLIO Payments

All assumptions, including interest rates, are hypothetical for illustration purposes only.

If you withdraw $25,000 from a FLIO Account with a balance before the withdrawal of $100,000 (which is 25% of the FLIO Account Balance), monthly FLIO payments would be reduced from $5,000 to $3,750.

	Before Withdrawal	After Withdrawal
FLIO Account Balance	$100,000	$75,000
FLIO Payment Amount (monthly)	$5,000	$3,750	*

*	Monthly FLIO Payment Amount after Withdrawal = $5,000 – ($5,000 x 25%) = $3,750

We reserve the right to require that the FLIO Account Withdrawal be for the entire remaining FLIO Account Balance if the requested amount of the withdrawal would reduce each of the remaining FLIO Payments payable before the FLIO Income Security Date to less than $100.

If you make a FLIO Account Withdrawal, the amount paid to you will be different than the FLIO Account Withdrawal amount that you requested as a result of the following:

•

The amount paid to you will be decreased by a FLIO surrender charge equal to the FLIO Withdrawal Amount multiplied by the surrender charge rate applicable to the FLIO account. See “The Contract” – “Charges” – “Surrender Charge.”

•	The amount paid to you will be increased or decreased by a FLIO MVA equal to the FLIO Withdrawal Amount multiplied by the FLIO MVA rate. See “The Contract” – “Charges” – “Market Value Adjustment.”

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If FLIO Account Withdrawals reduce the FLIO Account Balance to zero, then FLIO Payments will stop. However, FLIO Payments will begin again on the FLIO Income Security Date and will continue as long as you (or you or the FLIO Second Annuitant, if you elect the FLIO Two-Life Annuity) is alive.

FLIO Account Withdrawals are subject to federal income tax.

You are not permitted to allocate FLIO Payments to purchase an FTD.

FLIO Death Benefit.  Any FLIO Account Balance associated with a FLIO One-Life Annuity becomes payable as a death benefit upon the date we receive due proof of your death. Any FLIO Account Balance associated with a FLIO Two-Life Annuity becomes payable as a death benefit upon the date we receive due proof of your death and the death of the FLIO Second Annuitant. FLIO Payments will terminate thereafter.

Market Value Adjustment.  We will apply an MVA on FLIO Account Withdrawals. An MVA may be positive or negative, which means an MVA may increase or decrease the FLIO Account Withdrawal.

To determine the MVA at the time of the FLIO Account Withdrawal, we first calculate an MVA percentage (as described below, under “FLIO Market Value Adjustment Formula”). We then multiply this ratio by the FLIO Account Withdrawal to calculate the amount of the MVA.

Note:	An MVA will either increase or decrease the FLIO Account Withdrawal and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. You directly bear any investment risk associated with an MVA.

Purpose of an MVA

A FLIO MVA generally reflects the difference between market interest rates at the time of the FLIO Account Withdrawal and on the day the FLIO account was established. The difference between these values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the FLIO in order to pay for a withdrawal from the FLIO. A MVA imposes this gain or loss on you. The greater the difference in the rates, the greater the effect that an MVA will have on the amount that you receive. The longer the remaining duration of a FLIO, the greater the effect an MVA will have on your FLIO Account Withdrawal.

As a general rule, if rates have increased since you elected the FLIO, the MVA will be negative and will decrease your FLIO Account Withdrawal; if interest rates have decreased during that period by more than 0.50%, the MVA will be positive and will increase the FLIO Account Withdrawal. The MVA formula (as set forth below) contains a 0.50% factor that is designed to compensate us for certain expenses and losses that we may incur, either directly or indirectly, as a result of a withdrawal or surrender from the FLIO account. Thus, even if rates remain the same during the period, or decrease by less than 0.50%, the MVA will be negative due to the 0.50% factor. The length of the remaining duration on a FLIO affects the impact of the 0.50% factor. The longer the remaining duration of a FLIO, the greater the effect the 0.50% factor will have in determining the applicable MVA.

We do not apply an MVA to the FLIO death benefit.

Application of a FLIO MVA.

We calculate a separate MVA for each FLIO by multiplying the FLIO Account Withdrawal by the percentage calculated in accordance with the MVA formula set forth below. If multiple FLIOs are affected by the FLIO Account Withdrawal, we will apply multiple MVAs, some of which may be positive and some of which may be negative.

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We will apply an MVA to each FLIO Account Withdrawal. We will calculate the MVA as of the date we receive your written request for the FLIO Account Withdrawal. If an MVA is positive, we will credit the additional amount to the FLIO Account Withdrawal; if an MVA is negative, we will deduct the amount from the FLIO Account Withdrawal. We will also deduct any applicable surrender charges and premium taxes before paying the FLIO Account Withdrawal. We will calculate any MVA, surrender charge, and/or premium taxes independently of one another, each calculated based on the FLIO Account Withdrawal before any of the other adjustments. State laws and regulations may differ as to when we apply the MVA.

FLIO Market Value Adjustment Formula

A FLIO MVA generally reflects the difference between market interest rates at the time of the FLIO Account Withdrawal and on the day the FLIO account was established. The difference between these values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the FLIO in order to pay for a withdrawal from the FLIO. A MVA imposes this gain or loss on you. To arrive at this difference, the FLIO MVA formula determines an average duration of all FLIO Payments from the time the FLIO account was established (“N(1)”) and from the date the FLIO Account Withdrawal is made (“N(2)”). An annual interest rate appropriate to each duration is then determined (“K” and “m”). The FLIO MVA formula applicable to a FLIO Account Withdrawal equals the requested withdrawal amount multiplied by N(2) multiplied by (k – m – 0.50%), where:

N(1) =	(1+i)/i – t/((1+i)^t)-1, where t = time remaining from the date on which the FLIO account was established until the FLIO Income Security Date rounded up to the year and i = the Total FLIO Account Balance Interest Rate. “N(1)” is important in determining the interest rate in “K.”

N(2) =

(1+i)/i – t/((1+i)^t)-1, where t = time remaining from the date the FLIO Account Withdrawal was made until the FLIO Income Security Date rounded up to the year and

i = the Total FLIO Account Balance Interest Rate. “N(2)” is important in determining the interest rate in “m” and is also in the FLIO MVA formula.

K =	the zero coupon bond rate for N(1) rounded up to the next year implied by the Bloomberg Fair Value A Curve on the date that the FLIO account was established.

m =	the zero coupon bond rate for N(2) rounded up to the next year implied by the Bloomberg Fair Value A Curve on the date that the FLIO Account Withdrawal was made.

The Bloomberg Fair Value A Curve has bond equivalent yields, which are semiannually compounded yields to maturity of coupon bonds. These yields imply zero-coupon rates, which are annual effective yields of zero-coupon bonds. The Bloomberg Fair Value A Curve refers to the Bloomberg Fair Market Sector Composite U.S. Dollar Corporate A-Rated Curve (FMC #882) as found on Bloomberg under the FMC Function. The Composite A-Rated yield is the Corporate A-Rated Composite asked yield reported by Bloomberg under the FMC 882 Function, or any successor thereto. If the Corporate Composite A-Rated asked yield is no longer reported by Bloomberg or its successor, we will choose a substantially similar yield, subject to any requisite approval of the insurance supervisory official of the jurisdiction in which the Contract is issued. If you have questions or desire assistance regarding the calculation of your FLIO MVA or determining how much to withdraw from your FLIO account to obtain a desired net amount after applying the FLIO MVA, please call us 877-694-0305.

Demonstration of FLIO MVA

All assumptions, including interest rates, are hypothetical for illustration purposes only.

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Example 1

If a policyholder elects a FLIO with a FLIO Income Security Date 20 years after FLIO inception and then 10 years after election withdraws the entire accumulation, the following market value adjustment would apply if interest rates drop 1%.

		At Purchase		At Surrender
FLIO Credited Rate		4.00%		4.00%
Requested Withdrawal Amount				$25,000
Duration (rounded up to next year)	N(1) =	10	N(2) =	6
Original Zero-Coupon Rate for Original Duration (“K”)		5.00%
New Zero-Coupon Rate for Remaining Duration (“m”)				4.00%
Market Value Adjustment				$750
Total FLIO Account Withdrawal				$25,750

Duration(1) = (1 + 4%) / 4% – 20 / ((1 + 4%)^20 – 1) = 9.21, which is rounded up to 10.

Duration(2) = (1 + 4%) / 4% – 10 / ((1 + 4%)^10 – 1) = 5.18, which is rounded up to 6.

Market Value Adjustment = Requested Withdrawal Amount x N(2) x (K-m-0.50%) = $25,000 x 6 x (5.00%-4.00%-0.50%) = $750

So, the MVA results in a FLIO Account Withdrawal of $25,000 plus a positive MVA of $750, for a total of $25,750.

Example 2

If a policyholder elects a FLIO with a FLIO Income Security Date 20 years after FLIO inception and then 10 years after election withdraws the entire accumulation, the following market value adjustment would apply if interest rates rise 1%.

		At Purchase		At Surrender
FLIO Credited Rate		4.00%			4.00%
Requested Withdrawal Amount					$25,000
Duration (rounded up to next year)	N(1) =	10	N(2) =		6
Original Zero-Coupon Rate for Original Duration (“K”)		5.00%
New Zero-Coupon Rate for Remaining Duration (“m”)					6.00%
Market Value Adjustment				-$	2,250
Total FLIO Account Withdrawal					$22,750

Duration(1) = (1 + 4%) / 4% – 20 / ((1 + 4%)^20 – 1) = 9.21, which is rounded up to 10.

Duration(2) = (1 + 4%) / 4% – 10 / ((1 + 4%)^10 – 1) = 5.18, which is rounded up to 6.

Market Value Adjustment = Requested Withdrawal Amount x N(2) x (K-m-0.50%) = $25,000 x 6 x (5.00%-6.00%-0.50%) = -$2,250

So, the MVA results in a FLIO Account Withdrawal of $25,000 minus a negative MVA of $2,250, for a net of $22,750.

CHARGES

No Deductions from Premiums.  The Contract does not provide for any front-end charges (except for premium taxes as may be required in certain jurisdictions—and as described below).

Premium Taxes.  Currently, residents of several states may be subject to premium taxes on their Contracts. We normally will deduct any charges for premium taxes from your Contract Accumulation when it is applied

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to an Income Option or from Premiums or Contract Accumulation when allocated to an FTD or FLIO account. State premium taxes currently range from 1.0% to 3.5% of Premium payments and are determined by state insurance laws. Under current laws, premium taxes are not deducted for Contracts purchased as traditional IRAs, Roth IRAs, SIMPLE IRAs, or SEP IRAs.

Annual Maintenance Fee.  For Non-Qualified Contracts, your Contract will be subject to an annual maintenance fee of $25 while there is Contract Accumulation remaining in your Contract to compensate us for the expenses associated with administering your Contract. We will assess this fee annually, on every anniversary of the date of issue of your Contract, and if you surrender your Contract. We will waive the maintenance fee if your Contract Accumulation equals or exceeds $25,000 on an anniversary of your Contract or the day you surrender your Contract. We will deduct this charge first from any amounts you have in the Short Term Holding Account and then from the FTD with the most recent effective date. If more than one FTD became effective on the same most recent date, we will deduct the charge from the FTD with the shortest term on the date when we deduct the charge. This fee does not apply to Contracts purchased as traditional IRAs, Roth IRAs, SIMPLE IRAs, or SEP IRAs. This charge does not apply if only FLIOs are elected. If both FLIOs and FTDs are elected, then the FLIO Account Balance does not count toward the $25,000 minimum Contract Accumulation requirement for the fee waiver.

Charge When Systematic Interest Withdrawals are Paid By Check.  We may impose a few of up to $5 per payment for systematic interest withdrawals paid by check.

Market Value Adjustment.  If you surrender your Contract more than 30 days before the end of the FTD’s term, make a withdrawal from an FTD more than 30 days before the end of the FTD’s term, apply Contract Accumulation to an Income Option more than one year prior to the maturity of the FTD’s term, or make a FLIO Account Withdrawal, we generally will apply an MVA to the amount being surrendered, withdrawn, or applied to an Income Option. However, we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment. Accordingly, you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. We will not apply an MVA upon cancellation of the Contract during the “free look” period, on systematic interest withdrawals, upon surrender or withdrawal from an FTD within the last 30 days of an FTD’s term, upon application of the Contract Accumulation to an Income Option during the last year of an FTD’s term, or upon payment of the death benefit. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

Surrender Charge.  We will assess a surrender charge on any FLIO Account Withdrawal. We will not assess a surrender charge upon cancellation of your Contract during the “free look” period or on FLIO Payments. We also do not assess a surrender charge on surrenders or withdrawals from FTDs, nor from withdrawals from the Short-Term Holding Account. We calculate the surrender charge and MVA independently of one another, each calculated based on the amount that you withdraw before any of the other adjustments.

The surrender charge will be equal to six months of simple interest on the amount withdrawn at the FLIO Account Rate (even if the FLIO has not been in force for six months), or a lesser amount, if required by state insurance law.

Example

All assumptions, including interest rates, are hypothetical for illustration purposes only.

If a policyholder elects a FLIO with an income security date 20 years after FLIO inception and a FLIO credited interest rate of 4%, and then 10 years after election withdraws the entire $25,000 accumulation, the Surrender Charge = $25,000 x 4.00% / 2 = $500.

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RECEIVING ANNUITY PAYMENTS

You can elect to receive guaranteed annuity payments under your Contract. The determination of your annuity payment amounts will be based, among other things, on your choice of an Income Option and the amount applied to the Income Option. You may only apply Contract Accumulation to an Income Option. You may choose to receive monthly, quarterly, semi-annual or annual payments. If your annuity payments would be less than $100 a month, we may decide to change to less frequent payments, and, if we do, we will inform you of that decision. The total value of annuity payments that are eventually made to you may be more or less than the total Premium(s) you paid under the Contract.

We will apply an MVA to, and will deduct Surrender Charges from, the FLIO Account Balance before it is applied to determine your guaranteed annuity payments on Non-Qualified Contracts. (See “Flexible Lifetime Income Options (“FLIO”)”—“Market Value Adjustment” and “Charges.”) If you choose to receive annuity payments that begin more than one year before the end of an FTD’s term, we will apply an MVA to the Contract Accumulation withdrawn from that FTD before we calculate your annuity payments. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term. We also may deduct any charges for premium taxes from your Contract Accumulation before we apply it to an Income Option. (See “The Contract”—“Charges”—“Premium Taxes.”)

WHEN ANNUITY PAYMENTS BEGIN

Generally, you pick the date when you want annuity payments to begin when you complete your application for a Contract. The date you choose cannot be later than any Annuitant’s or any Contractowner’s 90th birthday. You can choose or change the Annuity Starting Date at any time before annuity payments actually begin. In any case, the Annuity Starting Date will be the first day of a month and cannot be earlier than fourteen months after the day your Contract is issued (twelve months for Contracts issued in Florida). Your first annuity check may be delayed while we process your choice of Income Option and calculate the amount of your initial payment.

For payments to begin on the Annuity Starting Date that you chose, we must receive all information and documentation necessary for the Income Option you have picked at our Administrative Office in good order. If you have Contract Accumulation for which we have not received all the necessary information in good order, we will defer the Annuity Starting Date for that Contract Accumulation until the first day of the month after the information has reached us in good order, but not beyond the Annuitant’s or any Contractowner’s 90th birthday. If you have not picked an Income Option, or if we have not otherwise received all the necessary information by the latest Annuity Starting Date, we will begin payments under a One-Life Annuity with a 10 year guaranteed period, or a shorter guaranteed period, if required under federal tax law.

We will send your annuity payments by mail to your home address or (if you request) by mail or electronic fund transfer to your bank. If you want to change the address or bank where you want your annuity payments sent, it is your responsibility to notify us. We can send payments to your residence or most banks abroad.

ANNUITY PAYMENTS

If your Contract Accumulation is less than or equal to $25,000 and you want to begin receiving income, you must convert your entire Contract Accumulation to annuity income. If your Contract Accumulation is greater than $25,000 and you want to begin receiving income, you must convert at least $25,000 of your Contract Accumulation to annuity income.

Your annuity payments are based on your Contract Accumulation applied to provide the annuity payments on the Annuity Starting Date. At the Annuity Starting Date, the dollar amount of each annuity payment resulting from your Contract Accumulation will become fixed, based upon:

•	the Income Option you choose,

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•	the length of the guaranteed period you choose, if applicable,

•	the frequency of payment you choose,

•	the ages of the Annuitant and any Second Annuitant,

•	our then-current annuity rates, which will not be less than those specified in your Contract’s rate schedule and

•	any premium taxes and/or MVAs applied to your Contract Accumulation on the Annuity Starting Date, if applicable.

INCOME OPTIONS

You have a number of different Income Options.

•

One-Life Annuity with or without a Guaranteed Period.  This Income Option provides for annuity payments as long as the Annuitant lives. If you choose a guaranteed period (i.e., 10, 15 or 20 years) and your Annuitant dies before the guaranteed period is over, annuity payments will continue to you or your Beneficiary until the end of the guaranteed period you selected. If you do not choose a guaranteed period, all annuity payments end at the Annuitant’s death – so it is possible for the Annuitant to receive only one payment if the Annuitant dies less than a month after annuity payments start.

•

Fixed-Period Annuities.  This Income Option provides for annuity payments for a stipulated period of not less than two years or more than 30 years for non-qualified Contracts and not less than five years or more than 30 years for tax-qualified Contracts. At the end of the period you’ve chosen, annuity payments will stop. If you and your joint owner, if any, die before the period is up, your Beneficiary becomes the Contractowner.

•

Two-Life Annuities with or without a Guaranteed Period.  This Income Option provides for annuity payments as long as the Annuitant or Second Annuitant lives, then continues at either the same or a reduced level for the life of the survivor, or until the end of the specified guaranteed period, if you choose one, whichever period is longer. There are three types of Two-Life Income Options, all available with or without a guaranteed period – Full Benefit While Either the Annuitant or the Second Annuitant is Alive, Two-Thirds Benefit After the Death of Either the Annuitant or the Second Annuitant, and a Half-Benefit After the Death of the Annuitant.

We may offer different Income Options in the future.

The commuted value of any annuity payments remaining to be paid after the death of a Beneficiary and during a guaranteed period may be paid in a lump sum, unless the Contractowner(s) direct(s) us otherwise. The commuted value is the present value of the remaining annuity payments that will be paid in a lump sum, and such present value is equal to the sum of the scheduled annuity payments less the interest that would have been earned on those payments, from the effective date of the commuted value calculation to the dates when each of the scheduled annuity payments would have been made.

The Fixed-Period Annuities Income Option is not available if you were a New York resident at the time you purchased your Contract.

Annuity payments are subject to federal income tax.

The only ways to receive FLIO Payments are through the FLIO One-Life Annuity and the FLIO Two-Life Annuity. For more information see “Flexible Lifetime Income Option.”

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DEATH BENEFITS

AVAILABILITY AND CHOOSING BENEFICIARIES

Unless the “Special Option For Spouses” (which is described immediately below) applies, the death benefit will be paid to the death benefits payee(s) if any Contractowner or Annuitant dies while there is a Contract Accumulation remaining or when the FLIO Death Benefit becomes payable as described in “Flexible Lifetime Income Options (“FLIO”)” above. We will pay the death benefit on the date that we receive due proof of your death or when a FLIO Death Benefit becomes payable as described in “Flexible Lifetime Income Options (“FLIO”)” above. When you complete your application for a Contract, you will name one or more Beneficiaries to receive the death benefit if any Contractowner or Annuitant dies. You can change your Beneficiaries at any time that there is Contract Accumulation remaining. For more information on designating Beneficiaries, you should contact us, and you may also want to consult your qualified legal adviser.

SPECIAL OPTION FOR SPOUSES

If the surviving spouse is the sole Beneficiary when the Contractowner dies, the surviving spouse can either choose to continue as the Contractowner as pertains to the Contract Accumulation, or receive the death benefit. If the surviving spouse does not make a choice within 60 days after we receive (in good order) proof of the Contractowner’s death, the spouse will automatically become the Contractowner as pertains to the Contract Accumulation, and no death benefit will be paid to the surviving spouse. The surviving spouse will also become the Annuitant if the deceased owner was the Annuitant.

The right of a spouse to continue the Contract and all Contract provisions relating to spouses and spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The Federal Defense of Marriage Act currently does not recognize same-sex marriages or civil unions, even those which are permitted under individual state laws. Therefore, the spousal continuation provisions of this Contract will not be available to such partners or same sex marriage spouses. Consult a tax adviser for more information on this subject.

This option does not apply to: (i) Contracts issued as traditional IRAs, Roth IRAs, SIMPLE IRAs, or SEP IRAs; and (ii) FLIOs. For Non-Qualified Contracts that contain both FTDs and FLIOs, the FTD may be continued by the spouse, but the FLIO may not.

AMOUNT OF DEATH BENEFIT

The amount of the death benefit is your Contract Accumulation, if any, plus any FLIO Death Benefit as described in “Flexible Lifetime Income Options (“FLIO”)” above. Each payee’s death benefit payable date is the date when we have received due proof of death of either the Contractowner or the Annuitant (and in the case of a FLIO One-Life Annuity, the FLIO Annuitant and in the case of a FLIO Two-Life Annuity, the FLIO Annuitant and the FLIO Second Annuitant), and all information that we require for payment of the payee’s portion of the death benefit has been received by us at our Administrative Office in good order. We will not deduct a surrender charge or apply an MVA to the death benefit payment.

When a death benefit becomes payable, all FTDs and FLIOs will be terminated, and all FTD Values and FLIO Account Balance will be applied to the Short Term Holding Account for payment as a death benefit.

METHODS OF PAYMENT OF DEATH BENEFITS

We will pay each death benefit payee’s portion of the death benefit in one payment. Death benefit payments must be made within five years of your death. Upon payment of the death benefit, the Contract will terminate.

In all events, the death benefit and the termination provisions of the Contract will be administered in accordance with the requirements of Sections 72(s) or 401(a)(9) of the IRC, as applicable to your Contract.

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FEDERAL INCOME TAXES

The following discussion is based on our understanding of current federal income tax law, which is subject to change. For complete information on your personal tax situation, you should check with a qualified tax adviser.

TAXATION OF ANNUITIES

The following discussion assumes the Contracts qualify as “annuity contracts” for federal income tax purposes:

In General.  IRC Section 72 governs annuity taxation generally. We believe that an owner who is a natural person usually will not be taxed on increases in the value of a Contract until there is a distribution (i.e., the Contractowner withdraws all or part of the Contract Accumulation or takes annuity payments.) Assigning, pledging, or agreeing to assign or pledge any part of the Contract Accumulation usually will also be considered a distribution.

Withdrawals of accumulated investment earnings will be taxable as ordinary income. The IRC generally requires withdrawals under your Non-Qualified Contract to be first allocated to investment earnings.

The owner of a Non-Qualified Contract who is not a natural person (such as a corporation or trust) generally must treat any increases in the value of the Contract during the taxable year as income. There are some exceptions to this rule, and a prospective Contractowner who is not a natural person should discuss these potential exceptions with a qualified tax adviser.

The following discussion applies generally to Non-Qualified Contracts owned by a natural person:

Withdrawals.  If you make a withdrawal from your Contract, the IRC generally treats the withdrawal as first coming from earnings and then from your Premium(s). Such withdrawn earnings are includable in your income in the calendar year when the withdrawal occurs. In the absence of direct guidance under the IRC, we will treat all payments under the Contract as withdrawals for tax reporting purposes, except as described under “Annuity Payments” below. With respect to FLIO Account Withdrawals, it is possible that the IRS could take a different position and treat the entire amount of the withdrawal as taxable. Please consult your tax adviser for more information about your particular situation.

The Contract Accumulation immediately before a withdrawal occurs may have to be increased by any positive MVA. There is no definitive guidance on the proper tax treatment of MVAs, and you may want to consult a qualified tax adviser if you receive an MVA as part of a withdrawal.

Annuity Payments.  Although the tax consequences may vary depending on the annuity payment option you select, in general, only a portion of the annuity payments you receive will be includable in your gross income. In general, the excludable portion of each annuity payment you receive will be determined as follows: by dividing your “investment in the contract” on the annuity commencement date by the total expected value of the annuity payments for the term of the payments. This is the percentage of each annuity payment that is excludable from your gross income.

The remainder of each annuity payment you receive is includable in your gross income. Once your “investment in the contract” has been fully recovered through the receipt of excludable portions of annuity payments, the full amount of any additional annuity payments will be includable in your gross income and will be taxed as ordinary income.

Congress recently enacted legislation providing that payments for at least 10 years or lifetime income payments may be taxed as annuity payments even where they represent only part of the taxpayer’s interest in

TIAA-CREF Investment Horizon Annuity Prospectus	26

the annuity contract. In the absence of further guidance under the IRC, we will generally treat FLIO Payments and payments under guaranteed annuity options as annuity payments for tax reporting purposes. It is possible that FLIO Account Withdrawals could adversely affect the tax treatment of FLIO Payments. Please consult your tax adviser for more information about your particular situation.

If, after the annuity commencement date, annuity payments stop because an Annuitant died, the excess (if any) of your “investment in the contract” as of the annuity commencement date over the aggregate amount of annuity payments received that was excluded from gross income may possibly be allowable as a deduction in your tax return.

FLIO Payments.  Congress recently enacted legislation we believe indicates that FLIO payments can generally be treated as annuity payments for tax reporting purposes, and we intend to treat such payments as annuity payments.

FLIO Account Withdrawals.  In the absence of guidance from the IRS, we will treat a FLIO Account Withdrawal as taxable only to the extent the sum of (1) the FLIO Account Balance from which the FLIO Account Withdrawal is taken and (2) any positive MVA applied in connection with the FLIO Account withdrawal exceeds remaining premium allocated to the applicable FLIO Account. It is possible that the IRS could treat the entire amount of the FLIO Account Withdrawal as taxable income. In addition, you should be aware that there is uncertainty as to whether a FLIO Account Withdrawal could have an adverse impact on the tax treatment of further and possibly previous FLIO payments. You should consult a tax adviser before requesting a FLIO Account Withdrawal.

Required Distributions.  In order for your Contract to be treated as an annuity contract for federal income tax purposes, Section 72(s) of the IRC requires that it contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of the Contractowner. Specifically, Section 72(s) requires that (a) if any Contractowner dies when Income Payments remain due, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Contractowner’s death; and (b) if any Contractowner dies prior to the Annuity Starting Date, the entire interest in the Contract will be distributed within five years after the date of such Contractowner’s death. However, if the designated Beneficiary is the surviving spouse of the deceased Contractowner (as defined under federal law), the Contract may be continued with the surviving spouse as the new Contractowner. (See “Death Benefits” – “Special Option for Spouses”).

The Contract contains provisions that are intended to comply with these IRC requirements, although no regulations interpreting these requirements have yet been issued. We intend to review the applicable provisions in the Contract and modify them, if necessary, to assure that they comply with the IRC requirements when such requirements are clarified by the IRS, by regulation, or otherwise.

Early Distribution Tax Penalty.  The IRC also provides that any amount you receive from your Contract that is included in income may be subject to an IRS tax penalty. The amount of the IRS tax penalty is equal to 10% of the amount that is includable in income. Some withdrawals will be exempt from the tax penalty. They include any amounts:

(1)	paid on or after you reach age 59 1/2;

(2)	paid after you die;

(3)	paid if the you become totally disabled (as that term is defined in the IRC);

(4)	paid in a series of substantially equal payments made annually (or more frequently) for life or a period not exceeding life expectancy;

(5)	paid under an immediate annuity (as that term is defined in the IRC); or

(6)	that come from purchase payments made prior to August 14, 1982.

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With respect to (4) above, if the series of substantially equal periodic payments is modified (unless the modification is made under permitted exceptions) before the later of your attaining age 59 1/2 or 5 years from the date of the first periodic payment, then the tax for the year of the modification is increased by an amount equal to the tax that would have been imposed (the 10% tax penalty) but for the exception, plus interest for the tax years in which the exception was used.

Taxation of Death Benefit Proceeds.  Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as annuity payments.

Transfers, Assignments or Exchanges of a Contract.  Transferring Contract ownership, pledging the Contract as security for a loan, designating an Annuitant, payee or other Beneficiary who is not also the Contractowner, designating an Annuity Starting Date, or exchanging a Contract can have other tax consequences that we do not discuss here. If you are thinking about any of those transactions, contact a qualified tax adviser.

Multiple Contracts.  In determining gross income, Section 72(e) will treat as one contract all TIAA-CREF Life non-qualified and TIAA non-qualified deferred annuity contracts issued to the same contract owner during any calendar year. This treatment could affect when income from withdrawals is taxable and how much might be subject to the 10% IRS tax penalty on earnings (see above). You should consult a qualified tax adviser before buying more than one deferred annuity contract in any calendar year from us and/or TIAA for the purpose of gaining a tax advantage.

Partial 1035 Exchanges.  Section 1035 of the IRC provides that a non-qualified annuity contract may be exchanged in a tax-free transaction for another annuity contract. The IRS has also ruled that a partial exchange of an annuity contract, whereby a portion of an annuity contract is directly transferred into another annuity contract, would also qualify as a non-taxable exchange. IRS guidance provides that a distribution from either of the contracts involved in the direct partial exchange within 12 months of the exchange would result in the exchange being treated as a taxable distribution from the first contract, followed by a payment for the second contract, except in limited circumstances, including a lifetime event such as divorce, disability, or loss of employment which occurred between the date of the partial direct exchange and the withdrawal. Contractowners should consult their own qualified tax advisers prior to entering into a partial exchange of an annuity contract.

Medicare Tax.  Beginning in 2013, distributions from non-qualified annuity contracts will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or the entire taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts. ) Please consult a tax adviser for more information.

INDIVIDUAL RETIREMENT ANNUITIES AND ACCOUNTS

Traditional and Roth IRAs:  You and your spouse can each open a traditional IRA with an annual contribution of up to $5,500 each or by rolling over funds from another IRA or an eligible retirement plan. If you are age 50 or older, you may contribute up to $6,500. The combined limit for your contribution to a traditional IRA and a Roth IRA for a single year is $5,500, or $6,500 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2013; different dollar limits may apply in future years.)

You or your spouse can each open a Roth IRA with an annual contribution of up to $5,500 or with a rollover from another IRA. If you are age 50 or older, you may contribute up to $6,500. The combined limit for your contributions to a traditional IRA and a Roth IRA for a single year is $5,500, or $6,500 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2013; different dollar limits may apply in future years.)

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Both traditional and Roth IRAs are issued directly to you (or, if applicable, the trustee or custodian of your IRA account). Joint accounts are not permissible.

SEP IRA and SIMPLE IRA.  Your employer may offer SEP IRAs (Simplified Employee Pension Plans) and SIMPLE IRAs (Savings Incentive Match Plan for Employees), which are subject to different rules for contributions.

Taxation of Distributions.  Distributions from traditional IRAs, SEP IRAs and SIMPLE IRAs generally are subject to federal income tax as ordinary income (except to the extent attributed to any nondeductible contributions you made to the IRA) and you may have to pay an additional 10% early distribution tax on the taxable amount if you are under age 59  1/2. For SIMPLE IRAs, the 10% penalty is increased to 25% if the distribution occurs within the first two years after the commencement of your participation in the plan.

Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. You will not have to pay this tax in certain circumstances.

Rollovers or direct transfers among IRAs or eligible retirement plans may not be subject to tax, if certain requirements are met. A rollover from or conversion of a traditional IRA to a Roth IRA is generally subject to tax. You may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years.

Please consult your tax adviser for more information before requesting a distribution.

Minimum Distribution Requirements:  For traditional IRAs, SEP IRAs and SIMPLE IRAs, payments must begin by April 1 of the year after you reach age 70 1/2. If you do not begin distributions on time, you may be subject to a 50% excise tax on the amount you should have received but did not. Roth IRAs are generally not subject to these rules requiring minimum distributions during your lifetime. Your traditional IRA, Roth IRA SEP IRA or SIMPLE IRA is also subject to minimum distribution rules on your death, which may require distribution of the entire interest in your Contract within five years of your death. You or your beneficiary is responsible for requesting distributions that comply with the minimum distribution rules. Please consult your tax adviser for more information.

Transfers, Assignments or Exchanges of a Contract.  For any Qualified Contract, transferring Contract ownership, pledging the Contract as security for a loan, or designating an Annuitant, payee or other Beneficiary who is not also the Contractowner, and certain other transactions may have adverse tax consequences.

WITHHOLDING

Distributions are usually subject to withholding for the recipient’s federal income tax liability at rates that vary according to the type of distribution and the recipient’s tax status. However, recipients can usually choose not to have tax withheld from distributions.

POSSIBLE CHARGE FOR TIAA-CREF LIFE’S TAXES

Currently, we do not charge the Contracts for any federal, state, or local taxes on it other than premium taxes (See “The Contract”—“Charges”—“Premium Taxes”), but we reserve the right to charge the Contracts for any tax or other cost resulting from tax laws that we believe should be attributed to the Contracts.

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OTHER TAX ISSUES

Federal estate taxes, Gift and Generation-Skipping Transfer Taxes.  While no attempt is being made to discuss in detail the federal estate tax implications of the Contract, you should keep in mind that the value of a Contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the Contract, the value of the annuity included in the gross estate may be the value of the lump sum amount payable to the designated Beneficiary or the actuarial value of the payments to be received by the Beneficiary. You should consult a qualified estate planning adviser for more information.

Under certain circumstances, the IRC may impose a “generation skipping transfer tax” (“GST”) when all or part of a Contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Contractowner. Regulations issued under the IRC may require us to deduct this tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

For 2013, the federal estate tax, gift tax and GST tax exemptions and maximum rates are $5,250,000 and 40%, respectively.

The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Federal Defense of Marriage Act.  The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s death benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The Federal Defense of Marriage Act (“DOMA”) currently does not recognize same-sex marriages or civil unions, even those which are permitted under individual state laws. Recently, however, several U.S. Court of Appeals and U.S. District Courts held DOMA to be unconstitutional, and the Supreme Court is expected to hear a case on DOMA in 2013.Therefore, it is currently uncertain as to whether spousal continuation provisions in this Contract will not be available to such partners or same-sex marriage spouses. Consult a tax adviser for more information on this subject.

Annuity purchases by residents of Puerto Rico.  The Internal Revenue Service has announced that income received by residents of Puerto Rico under life insurance or annuity contracts issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to United States federal income tax.

Annuity purchases by nonresident aliens.  The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers who are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships, and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

Foreign tax credits.  We may benefit from any foreign tax credits attributable to taxes paid by certain funds to foreign jurisdictions to the extent permitted under federal tax law.

Possible tax law changes.  Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult your tax adviser with respect to legislative developments and their effect on the Contract.

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We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any Contact and do not intend the above discussion as tax advice.

TAX ADVICE

What we tell you here about federal and other taxes is not comprehensive and is for general information only. It does not cover every situation. Taxation varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, you should check with a qualified tax adviser.

TIAA-CREF LIFE INSURANCE COMPANY

Business Overview

We are a stock life insurance company and were organized under the laws of the state of New York on November 20, 1996. We commenced operations under our former name, TIAA Life Insurance Company, and changed our name on May 1, 1998. Our headquarters are located at 730 Third Avenue, New York, NY 10017-3206. We are a wholly-owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA”). We are subject to regulation by the State of New York Superintendent of Financial Services as well as by the insurance regulatory authorities of all the states and certain other jurisdictions. We are licensed to issue life insurance and annuity products in all 50 states and the District of Columbia.

Our primary products are annuities, life insurance, funding agreements and separate account guaranteed interest contracts (“SAGIC”). The annuities and life insurance products are marketed directly to individuals or to individuals through an insurance group trust while the funding agreements are issued directly to states and to institutions. The SAGIC product is an unallocated, non-participating deposit type contract in the separate account and is designed as an investment vehicle offered to trustees and/or plan sponsors of stable value funds. Our individual products are available to the general public. We market primarily to the individuals who own retirement annuities or insurance policies issued by our parent, TIAA, and beginning May, 2012, TC Life expanded its marketing reach beyond its historic TIAA customer base to target general public prospects that may not have any affiliation with TIAA or TC Life, using independent third party insurance distributors. TIAA provides retirement annuities and insurance coverage to more than 3.9 million active and retired individuals primarily at more than 15,000 educational, research, and cultural institutions, other nonprofit organizations and certain governmental entities across the United States.

We operate four primary business segments, which are defined as our major products: Individual Annuities, Life Insurance, Funding Agreements and SAGIC. Additional information concerning our business segments may be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included herein.

Individual Annuities

The Individual Annuities business segment issues (and provides customer service for) a number of individual after-tax annuity products. We distribute our annuity products through non-commissioned agents appointed by us. Those agents selling variable annuities and/or modified guaranteed annuities are also registered representatives of our affiliated broker-dealers. We offer both flexible premium deferred annuities and single premium immediate annuities.

Our variable annuities offer contract owners the opportunity to invest in various investment subaccounts of the separate accounts, based on the contract owners’ investment allocation decisions, while some of the variable annuities also offer a fixed account option through our general account, which guarantees principal and a minimum interest rate. The separate accounts that support our variable annuities are registered with the United States Securities and Exchange Commission (“SEC”) as unit investment trusts, and their assets are invested in corresponding portfolios of the TIAA-CREF Life Funds, a Delaware statutory trust registered with the SEC under the Investment Company Act of 1940 (File No. 811-08961) as an open-end management investment company, or in other, non-proprietary funds.

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At December 31, 2012, the general account reserves associated with our outstanding individual annuities were approximately $1,305.1 million, and total separate account liabilities associated with outstanding variable annuities were approximately $1,694.9 million.

Life Insurance

The Life Insurance business segment distributes term life insurance, universal life insurance and variable universal life insurance. We sell our life insurance products through non-commissioned agents appointed by us and through commissioned agents appointed by us but who operate under distribution agreements between us and the independent distribution agencies with which they are affiliated. Those non-commissioned agents selling variable insurance products are also registered representatives of our affiliated broker-dealers. Those commissioned independent agents selling variable insurance products are also registered representatives of independent broker dealers who enter into selling agreements with our affiliated principal underwriting broker-dealer. Our primary marketing efforts for term life insurance products involve direct mail and an Internet web site to direct potential policyholders to a call center staffed by licensed agents.

The term life insurance product line includes annually renewable term and level premium term life insurance policies, both of which offer level death benefit coverage until the policies’ expiration dates. Universal life insurance policies include single life and last survivor individual non-participating flexible premium adjustable life insurance contracts. Variable universal life insurance policies include single life and last survivor individual non-participating flexible premium variable life insurance contracts. Assets associated with variable universal life insurance policies are held in various investment subaccounts of separate accounts, based on policyholders’ investment allocation decisions. Those separate accounts are registered with the SEC as unit investment trusts, and their assets are invested in the corresponding portfolios of the TIAA-CREF Life Funds or in other, non-proprietary funds.

Underwriting.  We establish underwriting policies for risk selection and classification. The information that we use to perform our underwriting includes information from the insurance application, inspection reports, attending physician statements, medical examinations or other pertinent information. This information is then used to determine whether we will issue the policy as applied for or other than applied for (i.e., with modifications that are acceptable to us), or whether we will reject the insurance application. The various requirements for the information that we use in our underwriting vary by the age of the applicant and by the amount of coverage being requested. For certain risks, we may also use reinsurers to assist us in the evaluation of the risk.

Reinsurance.  We use reinsurance to manage risk by ceding (i.e., transferring) some of our insurance reserve liabilities to other insurance and reinsurance companies. Even when we enter into a reinsurance contract with another insurance or reinsurance company, we will retain liability with respect to ceded insurance should the reinsurer fail to meet its obligations. Our maximum retention is $1.5 million for one insured life and $2.5 million for two insured lives for contracts issued prior to June 27, 2006, and $5.0 million for one insured life and $9.0 million for two insured lives for contracts issued on or after June 27, 2006. For contracts issued after May 1, 2012, our maximum retention is $15 million on one insured live and $20 million for two insured lives. Our maximum retention is less for certain issue ages and underwriting classifications.

At December 31, 2012, we had total life insurance in force of approximately $22.9 billion, of which approximately $22.5 billion was ceded through reinsurance. At December 31, 2012, total policy reserves held in our general account associated with life insurance policies in force on that date were approximately $270.1 million, and separate account liabilities associated with outstanding variable universal life policies were approximately $65.6 million.

Funding Agreements

Our Funding Agreements business segment currently focuses on providing non-participating flexible premium funding agreements, which are issued from our general account, to support education-related investment and/or

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savings programs sponsored by various states. Several states sponsor a 529 college savings plan (named after section 529 of the Internal Revenue Code (“IRC”)), and each plan is a tax-advantaged investment and savings program designed to encourage account owners to save for the future higher education expenses of a designated beneficiary. Some states offer a guaranteed option to those investing in the state’s college savings plan, and we provide funding agreements to certain states to support their guaranteed option, which guarantees a return of account owners’ principal, with interest. We can also make available a funding agreement to any state that provides a state scholarship program for those seeking higher education.

We currently have funding agreements with eleven states including California, Connecticut, Georgia, Kentucky, Michigan, Minnesota, Mississippi, Oklahoma, Oregon, Vermont, and Wisconsin. There are 37 funding agreements in ten states that have current state 529 plans, and a funding agreement for the California scholarship program, that receives no new funds but is covered under a separate management agreement that runs until mid-2015.

Separate Account Guaranteed Interest Contracts

TC Life issued its first SAGIC contract in 2012. The contracts will generally be issued to the trustees of stable value funds (commingled and custom single client funds) and will represent one of the funding vehicles of such funds. The contracts may also be issued directly to defined contribution plan sponsors (or the trustee for the plan) in order to be used as a funding vehicle for the stable value option offered to the plan’s participants. Deposits on the SAGIC product totaled $725.0 million in 2012.

Additional Business Considerations

In addition to the preceding description of the products that we distribute through our three primary business segments, there are other elements of our business operations that may affect our operating performance and our financial condition.

Investments

Our general account investment portfolio primarily consists of bonds, stocks, and mortgage loans secured by commercial real estate, cash, short-term investments and other long-term investments. Our total assets were approximately $5,656.3 million at December 31, 2012. Of this total amount, the assets in the separate accounts equaled approximately $1,789.8 million, and those in the general account equaled approximately $3,866.5 million. Our overall general account portfolio quality was very high with 98.5% of our total invested assets classified as investment grade with approximately 1.5% of our portfolio below investment grade.

The selection and management of our general account investment portfolio reflect the asset/liability analyses that we perform for our various business segments and the specific products that they issue. Our investment objective is to earn the highest possible rates of return within reasonable risk parameters while ensuring a prudently diversified portfolio.

The Notes to “TIAA-CREF Life Insurance Company’s Statutory-Basis Financial Statements,” included herein, contain additional information about our investment portfolio and explain how we value each asset class under the statutory accounting principles that we follow, in accordance with the insurance regulatory framework with which we must comply.

Policy Liabilities and Accruals

The applicable state insurance laws under which we operate require that we record policy liabilities to meet the future obligations associated with all of our outstanding policies. These liabilities are calculated in accordance with such applicable state insurance laws and are the amounts that allow us to make adequate provision for the anticipated future cash flows required by our contractual obligations on all outstanding policies. These state insurance laws specify the calculation method(s), mortality rates and interest rates that we are required to use, in order to determine the minimum required liabilities for the various policy types that we issued and have outstanding.

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Federal Income Tax Consequences

Our earnings are subject to the federal corporation income tax, and the IRC contains specific tax treatment for the operations of life insurance companies. We are taxed by the federal government in many areas in a manner similar to companies in other industries, but restrictions specifically apply to the combining, in a consolidated U.S. income tax return, of life insurance company taxable income with non-life insurance company taxable losses.

Employees

We do not currently have any employees. Our operational needs are provided by TIAA and certain of its direct and indirect wholly-owned subsidiaries, pursuant to various service, investment management, administrative, selling and distribution agreements, or by third party service providers under separate agreements. Under the agreements with TIAA and its subsidiaries, we reimburse TIAA (and TIAA reimburses its applicable subsidiaries) for certain costs associated with providing these services. We believe that such services are most efficiently performed in this manner to meet our operational needs and that we, thereby, avoid duplicate costs among us, TIAA, and its applicable subsidiaries.

Properties

The Company has no business offices. Our business activities are transacted in facilities owned by TIAA in New York and North Carolina pursuant to an inter-company service agreement between the two companies.

Summary Information and Risk Factors

The operating results of insurance and annuity companies have historically been subject to significant fluctuations. The potential risk factors that could affect our future results include, but are not limited to, general economic conditions and the trends and uncertainties that are discussed more fully below.

We operate in a mature, highly competitive industry and that could limit our ability to gain or maintain our competitive position in the industry, which could negatively affect our future profitability.

The life insurance and annuity industry in which we operate is a very mature industry and is highly competitive, with many companies of varying sizes offering products that are similar to ours and distributing them through a variety of marketing channels. We compete in the sale of our products with a large number of insurance companies, investment management firms, mutual fund companies, banks and other types of competitors. Many of the entities with whom we compete are larger, have been established for a longer period of time, have broader distribution channels and/or have more resources than we do. Furthermore, larger competitors may be better able than we are to lower their operating costs or have a better ability to absorb greater risk, while maintaining their financial strength ratings, which may allow them to price their products more competitively.

We offer life insurance protection products, cash value accumulation life insurance products and annuity products designed to meet the demands of an aging population with evolving retirement savings and wealth protection needs.

Competition in each of our businesses is based on a number of factors, which include investment performance, efficiency and ease of distribution, servicing capability, range of products, product quality, features and innovation, competitive fees, financial strength and organizational reputation. Our competitive strengths include our low expenses, historically high credited interest rates, good customer service and, for certain of our products, low liquidity demands, which permit us to invest the related assets in less liquid, longer-term, higher yielding investments, which in turn improves our ability to deliver strong long-term investment performance. We believe that we are well positioned to maintain and even increase our market position in the face of this competition; however, there are risks to our ability to meet that goal. Our continued ability to compete depends upon many internal and external factors that may affect us. Some of the internal factors that may affect our future competitiveness include our ability to market to target customers, our ability to effectively market to

TIAA-CREF Investment Horizon Annuity Prospectus	34

fee-based financial advisors and to independent insurance agents, our ability to develop and maintain competitive products, our ability to maintain an appropriate cost structure and our ability to maintain strong financial strength ratings from the nationally recognized rating agencies. Some of the external factors that may affect our future competitiveness include potential changes in the tax treatment of the products that we offer, changes in the relative competitive strengths of the other entities in our marketplace, and the continuing evolution of financial products and services offered by our competitors.

Substantial regulation of the insurance and annuity industry may adversely affect our business.

We are licensed to transact our life insurance and annuity business in all 50 states and the District of Columbia, and we are subject to substantial government regulation in each of the jurisdictions in which we are licensed. Such regulation includes, among others, the authority to grant or revoke operating licenses and to regulate premium rates, benefits, marketing and sales practices, advertising, the form and content of policy forms, underwriting standards, deposits of securities, investments, accounting practices and the maintenance of specified reserves and capital adequacy. Such regulation is concerned primarily with the protection of contract owners rather than stockholders or general creditors.

Most jurisdictions also have laws requiring companies like us to participate as members of their life and health insurance guaranty associations. These associations levy assessments on all member insurers based on the proportionate share of the premiums written by each member in the lines of business in which an impaired or insolvent insurer is engaged. While the amount of future assessments cannot be accurately predicted, we may be required to allocate funds to satisfy unanticipated assessments in the future, and that could adversely affect our results of operations for the period when those assessments occur.

We are required to file detailed annual statutory-basis financial statements with supervisory agencies in each of the jurisdictions in which we are licensed. We are also subject to examination by such agencies at regular intervals.

As life insurers introduce new and often more complex products, regulators may refine capital requirements and introduce new reserving standards for the life insurance industry. Regulations recently adopted or currently under review can potentially impact the reserving/capital requirements and marketing/sales practices for certain products, particularly variable annuities and the optional guaranteed benefits offered with these products.

If an insurer’s risk-based capital falls below specified levels, the insurer would be subject to different degrees of regulatory action, depending upon the level. Possible regulatory actions range from requiring the insurer to take actions to correct the risk-based capital deficiency to placing the insurer under regulatory control.

While the life insurance industry is primarily regulated at the state level, some products are also subject to federal regulation. Various federal and state securities regulators and self-regulatory organizations, such as the SEC and the Financial Industry Regulatory Authority (“FINRA”), continue to review and, in many cases, adopt changes to their established rules and policies in areas such as corporate governance, mutual fund trading, mutual fund and variable annuity distribution practices, disclosure practices and auditor independence that can impact the insurance industry.

In recent years, various legislative proposals have also been introduced in Congress that called for the federal government to assume some role in the regulation of the insurance industry. To date, none of the Congressional proposals has been enacted. We cannot predict what form any such future proposals might take or what effect, if any, such proposals might have on us if enacted into law. Any legislation that increases government regulation of the industry may have an adverse effect on our operations. Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase both our direct and indirect compliance-related costs and other expenses of doing business, thus potentially having a material adverse effect on our financial results.

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Future changes in laws and regulation, including the tax treatment of the products we sell, may adversely affect our business.

federal legislation, administrative policies and court decisions can significantly and adversely affect our business in relation to product tax issues and taxation generally. For example, the following events could adversely affect our business:

•	Changes in tax laws that would reduce or eliminate the tax-deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products;

•	Repeal of the federal estate tax; or

•	Changes in the availability of individual retirement accounts.

Existing federal laws and regulations affect the taxation and, as a result, the relative attractiveness of the products that we issue. Income tax on investment earnings during the accumulation period of certain life insurance and annuity products is generally deferred for contract owners. This favorable tax treatment may give certain of our products a competitive advantage over other, non-insurance products. To the extent that the IRC may be revised in the future to reduce or eliminate the tax-deferred advantage of life insurance and/or annuity products, or may be revised to create or increase the tax-deferred treatment of competing products, all life insurance companies could be adversely affected with respect to their ability to sell life insurance and/or annuity products. Also, depending upon any grandfathering provisions that may be created if the IRC were revised to reduce or eliminate the tax-deferred advantage of life insurance and/or annuity products, we could be adversely affected by the surrenders of existing annuity contracts and/or life insurance policies.

Additionally, if enacted, currently proposed changes in the federal tax law that would establish new tax-advantaged retirement and life savings plans could reduce the relative tax advantage of investing in life insurance and/or annuity products. Such proposals include changes that may create new non-insurance vehicles for tax-exempt savings.

We cannot predict what changes, if any, to existing tax law, or the relevant interpretations of such tax law, may ultimately be enacted or adopted, and, as a result, we cannot predict whether any such changes will adversely affect the future taxation of our operations.

A downgrade in our ratings from the nationally recognized rating agencies could materially and adversely affect many aspects of our business.

Ratings from the nationally recognized rating agencies are an important factor in the competitive positioning of life insurance and annuity companies. A downgrade in our ratings could have a material adverse effect on our business, financial condition and operating results. In addition, a downgrade in the our ratings could adversely affect (i) our ability to sell certain of our products and (ii) the returns on the insurance and annuity products we issue and, ultimately, (iii) the results of our operations. Rating agencies regularly review the operating performance and financial condition of insurers, including us. Rating agencies assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating agency about the rated company’s industry, general economic conditions and circumstances outside the rated company’s control. In addition, rating agencies use various models and formulas to assess the strength of a rated company, and may, from time to time, alter their models. Changes to the rating agencies’ models could impact the rating agencies’ judgment of the rating to be assigned to the rated company. We cannot predict what actions the rating agencies may take in the future or how those actions could affect us.

A downgrade in TIAA’s ratings from the nationally recognized rating agencies could materially and adversely affect many aspects of our business.

We have a financial support agreement with TIAA. Under this agreement, TIAA will provide support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain our capital and surplus at a level not less than 150% of the National Association of Insurance Commissioners (“NAIC”) Risk Based Capital model or (c) such other amount as necessary to

TIAA-CREF Investment Horizon Annuity Prospectus	36

maintain our financial strength ratings from the nationally recognized rating agencies at least the same as TIAA’s ratings at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any of our contract owners with recourse to TIAA.

The risks noted above about a downgrade in our ratings from the nationally recognized rating agencies are also applicable to TIAA, and a downgrade in TIAA’s ratings could have a material adverse effect on us because of the terms of the financial support agreement that we have with TIAA. Under one of the provisions of that financial support agreement, TIAA will provide financial support to us as necessary to maintain our financial strength rating at least the same as TIAA’s rating at all times. TIAA’s Statutory-Basis Financial Statements are included in our Form S-1 Registration Statement filed with the SEC.

Our operating results may be negatively affected in the future if actual experience differs from the assumptions and estimates that management used in underwriting and distributing our products.

Our product pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency, operating costs and other expenses of our business. We establish target returns for each product based upon these factors and the average amount of capital that we must hold to support in-force contracts, to satisfy rating agencies’ expectations and to meet regulatory requirements. We monitor and manage our pricing and overall sales mix to achieve target returns on a portfolio basis. Profitability from new business emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions.

Our profitability depends on the adequacy of investment margins, the management of market and credit risks associated with our investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies to ensure recovery of acquisition expenses and the management of operating costs and expenses within anticipated pricing allowances. Legislation and regulation of the insurance marketplace and products could also affect our profitability.

Our ability to maintain our competitive cost structure is dependent upon us generating a sufficient level of new sales and achieving our projected persistency of existing business.

Our ability to maintain our competitive cost structure is dependent upon a number of factors, such as us generating a sufficient level of new sales, achieving our projected persistency (i.e., continuation or renewal) of existing business and achieving successful expense management. A decrease in sales or persistency without a corresponding reduction in expenses may result in higher unit costs, which could adversely affect our results of operations.

Interest rate fluctuations and market volatility may affect sales of our products and the profitability of our businesses.

Fluctuations in interest rates, volatility in the securities markets and other economic factors may adversely affect the sales of our products. For example, a decline in market interest rates may result in lower crediting rates on our products, which may adversely affect the desirability of these products to potential customers. Additionally, a protracted period of strong performance of the equity markets could adversely impact the popularity and sales of our fixed annuity products. The level of volatility in the investment markets in which we invest and our overall investment returns also impact our profitability. The profitability of many of our products, and, in particular our annuity products, depend in large part on our ability to manage the spread between the interest rates that we earn on our investments and the interest rates that we credit to holders of our annuity and life insurance products. As markets become more volatile, it can become increasingly difficult to maintain our anticipated spreads. There can be no assurance that we will be able to successfully manage our spread risk in the future. If we are unable to achieve the interest rate spreads that we projected in pricing our products, our operating performance will be adversely affected.

Additionally, our asset/liability management programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve). In general

37	TIAA-CREF Investment Horizon Annuity Prospectus

terms, our results are improved when the yield curve is positively sloped (i.e., when long-term interest rates are higher than short-term interest rates), and will be adversely affected by a flat or negatively sloped yield curve. Our asset/liability management programs and procedures also incorporate assumptions about the relationships between risk-adjusted and risk-free interest rates, market liquidity and other factors. The effectiveness of our asset/liability management programs and procedures may be negatively affected whenever actual results differ from the assumptions that we used.

Equity market volatility and downturns in the equity markets could negatively impact our business.

Significant downturns and volatility in the equity markets could have an adverse effect on our financial condition and results of operations in three principal ways. First, equity market downturns and volatility may discourage purchases of separate account products, such as variable annuities and variable life insurance, because these products have investment returns linked to the performance of the equity markets. Significant downturns and volatility in the equity markets may also cause some of our existing customers to withdraw their cash values or reduce additional investments in those products.

Second, downturns and volatility in the equity markets can have an adverse effect on the revenues that we receive from our separate account products. Because these products generate fees generally from the value of the assets under management, a decline in the equity markets could reduce the value of the investment assets that we manage, thereby reducing our revenues.

Finally, all of our variable annuity products include provisions for guaranteed minimum death benefits that are dependent on or are tied to the investment performance of the assets held within the variable annuity. A significant equity market decline could result in declines in customer account values which could increase our obligation to make payments under guaranteed minimum death benefits in connection with variable annuities. An unexpected increase in such payments could have an adverse effect on our financial condition and results of operations.

Our investments are subject to market and credit risks.

Our invested assets and derivative financial instruments are subject to the risks of credit defaults and changes in market values. Additionally the value of our commercial mortgage loan portfolio depends, in part, on the financial condition of the tenants occupying the properties that we have financed and the strength of the commercial real estate market, both generally and in the specific markets where the financed properties are located. Factors that may affect the overall default rate on and market value of our invested assets, derivative financial instruments and mortgage loans include market interest rate levels, financial market performance and general economic conditions, as well as particular circumstances affecting the businesses of individual borrowers and tenants.

We could be forced to sell investments at a loss to pay contract benefits, cover contract owner withdrawals, or fund maturities.

Many of the products that we offer allow contract owners to withdraw their funds under defined circumstances, often without penalties. We manage our liability structure and configure our investment portfolio to maintain sufficient liquidity to support anticipated withdrawal demands, to pay contract benefits and to fund contract maturities. While we own a significant amount of liquid assets, a certain portion of our assets are relatively illiquid. If we experience unanticipated withdrawal, benefit payment or surrender activity, we could exhaust the liquid assets and be forced to liquidate other assets, perhaps on unfavorable terms and incur losses. If we are forced to dispose of assets on unfavorable terms and incur losses, it could have an adverse effect on our financial condition.

We are dependent on the performance of others.

In addition to our reliance on the financial and administrative performance of our reinsurers, which we describe in the next section, our business and operating results may be affected by the performance of others because we have entered into various arrangements involving services provided by other parties. For example, we distribute life insurance products through independent distributors where we do not control their activity as

TIAA-CREF Investment Horizon Annuity Prospectus	38

we do with our captive employee agents. Also, a substantial portion of our business is administered by third parties on our behalf. Because certain of these other parties may act on our behalf or represent us in various capacities, we may be held responsible for obligations that arise from the acts or omissions of these other parties. Additionally, our business operations are dependent on various technologies, some of which are provided and/or maintained by other parties.

As with all financial services companies, our ability to conduct business is dependent upon consumer confidence in the industry and in our products. The future actions of our competitors and the potential financial difficulties of other companies in the industry could undermine consumer confidence and adversely affect our retention of existing business and the future sales of our life insurance and annuity products.

Our reinsurers could fail to meet assumed obligations, significantly increase their reinsurance rates, or be subject to adverse developments that could adversely affect our business, our operating results or our organizational reputation.

We cede (i.e., transfer) material amounts of life insurance coverage sold by us to other insurance companies through reinsurance and transfer the related assets to our reinsurers. Notwithstanding the transfer of the related assets, we remain liable with respect to the ceded insurance coverage should any reinsurer fail to meet the obligations assumed by it. Therefore, the financial failure of one or more of our reinsurers could negatively impact our earnings and financial position.

Our ability to compete in the insurance industry is dependent on the availability of reinsurance or other substitute capital market solutions. Our premium rates are based, in part, on the assumption that reinsurance will be available to us at a certain cost. Under certain reinsurance agreements, the reinsurer may prospectively increase the rate it charges us for the reinsurance that we have ceded to the reinsurer. Therefore, if the cost of reinsurance were to increase, or if reinsurance were to become unavailable and if alternatives to reinsurance were not available to us, our profitability could be adversely affected.

In recent years, the number of life reinsurers has decreased as the reinsurance industry has continued to consolidate. Access to reinsurance has become more costly for us as well as for the insurance industry in general. This could have a negative effect on our ability to compete successfully in the future. The decreased number of participants in the life reinsurance market also results in an increased concentration risk for insurers, including us. If the reinsurance market further contracts, our ability to continue to offer our products on favorable terms could be adversely impacted.

Financial service companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments. Although we are not currently involved in any significant litigation, there can be no assurance that material litigation will not arise in the future.

We may become subject to class action and individual lawsuits alleging, among other things, issues relating to sales or underwriting practices, claims payments and procedures, product design, product disclosure, administration, denial or delay of benefits, charging excessive or impermissible fees on products, recommending unsuitable products to customers and breaching fiduciary or other duties to customers. Plaintiffs in class action and other lawsuits may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. While we are not a party to any current litigation that could have a material adverse effect on us, litigation may arise in the future that may result in material financial losses or require significant management resources.

We are also subject to various regulatory inquiries, such as information requests, subpoenas and examinations of our books and records, by state and federal regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action, or investigation, we could suffer significant reputational harm, which could also have an adverse effect on our business, financial condition and results of operations.

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Our computer systems (or those of our service providers) may fail or their security may be compromised, which could damage our business and adversely affect our financial condition and results of operation.

Our business is highly dependent upon the effective operation of our computer systems and those of our affiliated and unaffiliated service providers. We rely on these systems throughout our business for a variety of functions, including processing applications and claims, providing information to customers, regulatory bodies and distributors, performing actuarial analyses and maintaining our financial records. Despite our implementation of what we consider to be prudent security and back-up measures, our computer systems and those of our business partners may be vulnerable to physical or electronic intrusions, computer viruses or other attacks, programming errors and similar disruptive problems. The failure of these systems for any reason could cause significant interruptions to our operations, which could result in a material adverse effect on our business, financial condition or results of operation.

We retain confidential information in our computer systems and those of our service providers, and we rely on sophisticated commercial technologies to maintain the security of those systems. Anyone who is able to circumvent our security measures and/or penetrate our computer systems and/or those of our service providers could access, view, misappropriate, alter, or delete any information in the systems, including personally identifiable customer information and proprietary business information. An increasing number of states require that customers be notified if a security breach results in the disclosure of personally identifiable customer information. Any compromise of the security of our computer systems and those of our service providers that results in inappropriate disclosure of personally identifiable customer information could damage our reputation in the marketplace, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses.

We are exposed to unanticipated risks, such as natural disasters, pandemics and malicious or terrorist acts, which could adversely affect our operations.

While we have implemented what we believe are prudent risk management and contingency plans and have taken other preventive measures and precautions, we could still be affected by scenarios that could have an adverse effect on us. In addition, our policies and procedures to identify, monitor and manage risks may not be fully effective. Many of our methods of managing risk and exposures are based upon historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than historical measures would indicate. Other risk management methods depend on the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us; however, this information may not always be accurate, complete, up-to-date or properly evaluated.

A natural disaster (such as hurricanes, floods, earthquakes and tornadoes), a pandemic, or an outbreak of an easily communicable disease could adversely affect our mortality or morbidity experience or that of our reinsurers. Such events could also have an adverse effect on lapses and surrenders of existing policies, as well as a reduction in the sales of new policies. In addition, we are exposed to various risks arising from man-made disasters, including acts of terrorism, malicious acts and military action. All of these types of risks may adversely affect our results of operations and financial condition. For example, the possible macroeconomic effects of such events could also adversely affect our investment portfolio. Additionally, the disruption of our normal business operations due to catastrophic property damage, loss of life, or disruption of public and private infrastructure, including communications and financial services, could have a negative effect on us. While we have a business continuation and crisis management plan, there is no assurance that our plan and insurance coverages would be completely effective in mitigating any negative effects on our operations or profitability in the event of such a disaster.

We may be exposed to risks in the future that we have not yet identified or that we do not currently consider to be material risks.

The preceding risks may not be the only risks facing us in the future. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may adversely affect our business, financial condition and/or operating results in the future.

TIAA-CREF Investment Horizon Annuity Prospectus	40

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

There is no established public trading market for our common stock. All of our outstanding shares are owned by TIAA. As of April 14, 2011, we had issued and outstanding 2,500 shares of common stock, $1,000 par value per share.

Insurers are subject to various state statutory and regulatory restrictions on the insurers’ ability to pay dividends. Under the New York Insurance Law, we are permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains).

In 2012, 2011 and 2010, we paid no dividends on our common stock to TIAA. We have no plans to pay dividends in 2013.

GENERAL MATTERS

TELEPHONE AND INTERNET

To speak with a customer service representative to make requests related to your Contract or to obtain more information, you can call the Administrative Office at 877-694-0305.

You can also use the TIAA-CREF Web Center’s account access feature to check your Contract Accumulation. You will be asked to enter your Contract number and social security number. To use the Web Center’s account access feature, access the TIAA-CREF Internet home page at www.tiaa-cref.org.

CONTACTING TIAA-CREF LIFE

We will not consider any notice, form, request, or payment to have been received by us until it reaches our Administrative Office. You can ask questions by calling toll-free 877-694-0305.

ELECTRONIC PROSPECTUSES

If you received this prospectus electronically and would like a paper copy, please call 877-694-0305, and we will send it to you.

DELAYS IN PAYMENTS

We have the right to defer withdrawals from the Short Term Holding Account for up to six months. If we defer such withdrawals for 10 or more Business Days, we will credit interest to such amounts at the rate we are currently crediting to the Short Term Holding Account, but not less than your Contract’s minimum guaranteed interest rate. If, at any time, applicable state law requires the crediting of a higher rate of interest, we will credit such higher rate.

HOUSEHOLDING

To cut costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the prospectus, prospectus supplements, or any other required documents, to your household, even if more than one Contractowner lives there. If you would prefer to continue receiving your own copy of any of these documents, you may write us or call us toll-free at 877-694-0305.

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SIGNATURE REQUIREMENTS

For some transactions, we may require your signature to be notarized or guaranteed by a commercial bank or a member of a national securities exchange.

ERRORS OR OMISSIONS

We reserve the right to correct any errors or omissions on any form, report or statement that we send to you.

LOANS

Loans are not available under your Contract.

OTHER ADMINISTRATIVE MATTERS

The Contract and the completed application are the entire contractual agreement between you and TIAA-CREF Life. We will issue the Contract in return for your completed application and the first Premium. Any endorsement to or amendment of the Contract or waiver of any of its provisions will be valid only if in writing and signed by an executive officer or a registrar of TIAA-CREF Life. All benefits are payable at our home office at 730 Third Avenue, New York, NY 10017-3206 or at our Administrative Office.

ASSIGNMENT OF CONTRACTS

For Non-Qualified Contracts, you may not assign the entire Contract. Subject to our prior approval of your written notice and request to us, you may assign available Contract Accumulation (which is Contract Accumulation not already subject to an assignment). (Once Contract Accumulation is applied to a FLIO account, it is no longer Contract Accumulation.) We assume no responsibility for the validity of any assignment of Contract Accumulation, nor will notice to us of any assignment be effective unless it is in writing and has been received in good order and approved by us. The rights of the Contractowners, Annuitant, any Second Annuitant, any Beneficiaries and any other person to receive benefits under your Contract will be subject to the terms of any assignment. You should consult a qualified tax adviser before making any assignment of your Contract. We reserve the right to restrict any such assignment of Contracts in our sole discretion on a non-discriminatory basis, except where any such restriction would be prohibited by state law. You may not assign annuity payments. FLIO Account Balance and FLIO Payments also may not be assigned.

For Qualified Contracts, neither you nor any other person may assign, pledge, or transfer ownership of the Contract or any benefits under its terms. Any such action will be void and of no effect.

PAYMENT TO AN ESTATE, GUARDIAN, TRUSTEE, ETC.

We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee or other entity that is not a natural person. TIAA-CREF Life will not be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

BENEFITS BASED ON INCORRECT INFORMATION

If the amounts of benefits provided under a Contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If any overpayments or underpayments have been made by us, appropriate adjustments will be made. Any amounts so paid or charged will include compound interest at the effective rate of 6% per year.

PROOF OF SURVIVAL

We reserve the right to require satisfactory proof that the Annuitant, FLIO Annuitant, Second Annuitant, FLIO Second Annuitant, or anyone named to receive benefits under a Contract is living on the date payment is due. If this proof is not received in good order after a request in writing, we will have the right to make reduced

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payments or to withhold payments entirely until such proof is received. If under a Two-Life Annuity we have overpaid benefits because we were not notified of a death, we will reduce or withhold subsequent payments until the amount of the overpayment, plus compound interest at the rate of 6% per year, has been recovered.

PROTECTION AGAINST CLAIMS OF CREDITORS

The benefits and rights accruing to you or any other persons under the Contract are exempt from the claims of creditors or legal process to the fullest extent permitted by law.

PROCEDURES FOR ELECTIONS AND CHANGE

You have to make any changes or elections under the Contract in a form acceptable to us at our home office at 730 Third Avenue, New York, NY 10017-3206 or at our Administrative Office. If you send us a notice changing your Beneficiaries or other persons named to receive payments, it will take effect as of the date it was signed by you, even if you then die before the notice actually reaches us. Any other notice will take effect as of the date we receive it. If we take any action in good faith before we receive a valid notice, we will not be subject to liability even if our acts were contrary to what you told us in the notice. If a joint owner has been named and both owners are living, authorization from both owners is required for changes and transactions other than the allocation of Premiums.

REPORTS

At least once each year, we will send you a report showing your current Contract Accumulation, FTD Values, interest credited, surrender charges deducted and MVAs applied, if any, during the period covered by the report, and any other information required by law.

RELIANCE ON EXEMPTION FROM 1934 ACT REPORTING

We are relying on Rule 12h-7 under the Securities Exchange Act of 1934 (the “1934 Act”), which provides an exemption from the reporting requirements of Sections 13 and 15(d) of the 1934 Act.

OTHER INFORMATION

Every state has some form of unclaimed property laws that impose varying legal and practical obligations on insurers and, indirectly, on Policy Owners, Insureds, Beneficiaries and other payees of proceeds. Unclaimed property laws generally provide for escheatment to the state of unclaimed proceeds under various circumstances.

Policy Owners are urged to keep their own, as well as their Insureds’, Beneficiaries’ and other payees’, information up to date, including full names, postal and electronic media addresses, telephone numbers, dates of birth, and social security numbers. Such updates should be communicated in writing to TIAA-CREF Life Insurance Company, Administrative Office, P.O. Box 724508, Atlanta, Georgia 31139, by calling us between the hours of 8:00 a.m. and 6:00 p.m. ET, Monday-Friday, at 877 694-0305, or 24 hours a day via our website www.tiaa-cref.org.

DISTRIBUTION OF THE CONTRACTS

We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.

The Contracts are offered by TIAA-CREF Individual & Institutional Services, LLC, (“TC Services”) a wholly-owned subsidiary of TIAA. TC Services is registered with the SEC as a broker dealer, and is a member of the Financial Industry Regulatory Authority, or FINRA. TC Services may also enter into selling agreements with affiliated entities or with third parties to distribute the Contracts. TC Services may be considered the “principal underwriter” for interests in the Contract. Anyone distributing the Contracts must be a registered representative of TC Services or have entered into a selling agreement with TC Services. The main offices of Services are at

43	TIAA-CREF Investment Horizon Annuity Prospectus

730 Third Avenue, New York, NY 10017-3206. No commissions are paid in connection with the distribution of the Contracts, although we will reimburse TC Services from our General Account assets for all reasonable costs and expenses incurred by Services in connection with distributing the Contracts. (We will make the cost and expense reimbursements to TIAA, and TIAA will remit the cost and expense reimbursements to TC Services.) We intend to recoup the cost and expense reimbursements that we make to TC Services through a portion of the investment spread that we expect to earn between the investment of Premiums and the interest that we will credit to the Contracts.

LEGAL PROCEEDINGS

There are no material pending legal proceedings, other than ordinary routine litigation incidental to our business, to which we or any of our subsidiaries are a party or of which any of our properties are the subject.

EXPERTS

Identification of Experts will be included in a Pre-Effective Amendment to this Registration.

LEGAL MATTERS

Meredith Kornreich, Esq., has provided advice on certain matters relating to the laws of New York regarding the Contracts and our issuance of the Contracts, and has provided advice on certain legal matters relating to the Contracts under the federal securities laws.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion highlights significant factors influencing the financial position and results of operations of TIAA-CREF Life Insurance Company (referred to in this document as “TC Life”). It should be read in conjunction with the audited statutory-basis financial statements and related notes included herein and Summary Information and Risk Factors included elsewhere in this report.

FORWARD-LOOKING STATEMENTS

This discussion reviews TC Life’s financial condition and results of operations, including liquidity and capital resources, for the periods covered by the audited statutory-basis financial statements included in this report. Historical information is presented and discussed and, where appropriate, factors that may affect future financial performance are also identified and discussed. Certain statements included in this section may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements about management’s expectations, beliefs, intentions or strategies for the future, include the assumptions underlying these forward-looking statements, and are based on the current expectations, estimates and projections made by management. Forward-looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts and may contain words like “believe,” “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “will,” “shall,” “may,” and other words, phrases or expressions with similar meaning. While management believes the assumptions underlying any of its forward-looking statements to be reasonable, such information may be subject to risks and uncertainties which may be difficult to predict or may be beyond management’s control, and TC Life cannot give assurance that such statements will prove to be correct. Refer to “Summary Information and Risk Factors” included in TIAA-CREF Life Insurance Company

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Business Overview of this report for more information about the risks that could affect TC Life’s future results. A copy of this report and TC Life’s registration statement, including exhibits, is available on the Internet site of the SEC at http://www.sec.gov.

Given these risks and uncertainties, you should not place undue reliance on management’s forward-looking statements as a prediction of actual results. Additionally, management’s forward-looking statements represent management’s views only as of the date of this report, and management does not undertake any obligation to update, publicly or otherwise, any forward-looking statement, whether as a result of new information, changed assumptions, future events or otherwise.

TC LIFE’S BUSINESS

Overview

TC Life is a stock life insurance company that commenced operations as a legal reserve life insurance company under the laws of the State of New York on December 18, 1996, under the former name, TIAA Life Insurance Company. It changed its name to TIAA-CREF Life Insurance Company on May 1, 1998. It is a wholly-owned subsidiary of TIAA. It is subject to regulation by the State of New York Superintendent of Financial Services as well as by the insurance regulatory authorities of all the states and certain other jurisdictions. It is licensed to issue life insurance and annuity products in all 50 states and the District of Columbia.

TC Life’s primary products are individual annuities, life insurance, funding agreements, and separate account guaranteed interest contracts (“SAGIC”). The individual annuities and life insurance products are marketed directly to individuals while the funding agreements are issued directly to states in support of state sponsored 529 college savings and scholarship plans. The SAGIC product is an unallocated, non-participating deposit type contract in the separate account and is designed as an investment vehicle offered to trustees and/or plan sponsors of stable value funds. TC Life’s individual products are available to the general public; however, it markets primarily to the individuals who own retirement annuities or insurance policies issued by TC Life’s parent, TIAA. TIAA provides retirement annuities and insurance coverage to more than 3.9 million active and retired individuals participating at more than 15,000 educational, research and cultural institutions, as well as other nonprofit organizations and certain governmental entities across the United States.

The majority of the services required for TC Life’s business operations are provided by TIAA and certain of its direct and indirect wholly-owned subsidiaries pursuant to various service, investment management, administrative, and selling and distribution agreements. Under these agreements, TC Life reimburses TIAA (and TIAA reimburses its applicable subsidiaries) for certain costs associated with providing these services. TC Life believes such services meet operational needs and minimize the duplication of costs among TIAA and its subsidiaries. TC Life does not currently have any employees.

Financial Highlights

For 2012, TC Life recognized net income of $18.1 million compared to $29.5 million for 2011. In 2012, operations were negatively impacted by a net increase of $101.8 million in total benefits and expenses exceeding the net increase in total premiums and other considerations of $59.5 million, the increase of $15.1 million in net investment income, and the increase of $18.2 million in other revenue. Net income for 2012 was favorably impacted by a decrease in federal income tax expense of $9.3 million compared to 2011. The decrease in federal income tax was primarily due to a nonrecurring tax benefit of approximately $8.2 million from the current year election under Section 166 of the Internal Revenue Code compared to a nonrecurring $15.0 million tax benefit from the utilization of $43.0 million in capital loss carry-forwards that occurred in the prior year. In addition, net realized gains declined by $11.5 million in 2012 compared to 2011, primarily driven by the utilization of the capital loss carry-forward, partially offset by decreases in net capital losses. At December 31, 2012, total assets were $5,656.3 million, and statutory capital and surplus was $412.9 million.

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TC Life’s Segments

TC Life provides financial services through the production, sale, distribution, and administration of individual annuities, life insurance, funding agreements, and SAGIC. TC Life operates these business segments, each distinguished by broad product categories and each having a strategic focus. Premiums and deposits by segment for 2012 and 2011 are set forth in the following table (in millions):

	For the years ended December 31,
	2012	2011	2010
Segment
Individual Annuities	$172.8	$166.4	$178.5
Life Insurance	112.1	59.0	40.4
Total premiums	$284.9	$225.4	$218.9

Funding Agreements*	$716.0	$725.1	$211.2
SAGIC*	$725.0	$—	$—
Total deposits received	$1,441.0	$725.1	$211.2

*	The deposits received on funding agreements and SAGIC are recorded as liabilities and are not treated as premiums or as revenue under statutory accounting principles. These liabilities are included in Reserves for Life and Health, Annuities and Deposit-type Contracts.

Individual Annuities.  TC Life markets a variety of individual after-tax annuity products. Its annuity products are distributed through captive agents appointed by TC Life. Those agents selling variable annuities and/or modified guaranteed annuities are also registered representatives of TC Life’s affiliated broker-dealers. TC Life’s strategy is to include distribution through fee-based advisor channels, third party, and other strategic relationships. TC Life offers both flexible premium deferred annuities and single premium immediate annuities.

TC Life’s variable annuities offer contract owners the opportunity to invest in various investment subaccounts of TC Life’s separate accounts, based on the contract owners’ investment allocation decisions, while some of the variable annuities also offer a fixed account option through TC Life’s general account, which guarantees principal and a minimum interest rate. The separate accounts that support TC Life’s variable annuities are registered with the Securities and Exchange Commission (“SEC”) as unit investment trusts, and their assets are invested in corresponding portfolios of the TIAA-CREF Life Funds or in other, non-proprietary funds. The variable annuities do not offer any living benefit riders. TC Life is, therefore, not exposed to the liabilities associated with such living benefit riders.

In 2012, due to the low yield on money market funds, investors continued to look for alternatives to their fixed options. Investors who owned TC Life’s Personal Annuity Select (“PAS”) products continued to contribute premiums to the fixed account because of the attractive relative interest rate. Contributions to this fixed account in 2012 were $57.9 compared to $57.6 million in 2011.

In addition, 2012 was the fourth full year for two specific annuity products, Intelligent Variable Annuity (“IVA”) and Investment Horizon Annuity (“IHA”), introduced in 2008. These two deferred annuity products complement each other to meet contract owners’ risk profiles and to provide contract owners with a variety of variable annuity investment subaccount options and fixed term deposits.

The IVA facilitates an individual’s overall portfolio asset diversification offering over 45 investment choices that include ten proprietary TIAA-CREF Life funds and more than thirty non-proprietary funds. The IVA experienced continued growth resulting in premiums of $94.7 million during 2012 compared to $84.5 million in 2011, an increase of 12%. TC Life believes the low cost feature of the IVA has continued to attract additional assets.

The IHA is designed to offer guaranteed periods from 1 to 10 years and guarantees principal and a stated interest rate if not withdrawn before the maturity date. The interest rate for each guaranteed period is based upon current interest rates. It allows investors to use a “laddered” approach for fixed investing. Since November 1, 2012, the 1 through 5 year durations of the IHA have not been available for investment due to the continued low interest rate environment. In contrast to the IVA, the IHA experienced a decline in premiums from $4.0 million in 2011 to $1.7 million in 2012. The decline in the IHA product is reflective of the continued low interest rate environment.

TIAA-CREF Investment Horizon Annuity Prospectus	46

Additionally, TC Life markets a single premium immediate annuity which complements the deferred annuities and provides immediate income benefits. In 2012, TC Life issued 41 such contracts with premiums of approximately $5.4 million and $3.5 million of deposits in deposit type contracts. The investment choices include a fixed account as well as eight TIAA-CREF Life funds.

Life Insurance.  TC Life distributes and sells term life insurance, universal life insurance, and variable universal life insurance products through captive agents appointed by TC Life, and for certain products, through third party agents. Those captive agents selling variable insurance products are also registered representatives of TC Life’s affiliated broker-dealers. The primary marketing efforts for term life insurance products involve direct mail and an Internet web site which is designed to direct potential policyholders to a call center staffed by licensed agents. Assets associated with variable universal life insurance policies are held in various investment subaccounts of a separate account, based on policyholders’ investment allocation decisions. The separate account is registered with the SEC as a unit investment trust and its assets are invested in the corresponding portfolios of the TIAA-CREF Life Funds or in other non-proprietary funds.

Life insurance premiums increased $53.1 million to $112.1 million in 2012 from $59.0 million in 2011. This positive variance was primarily due to an increase in universal life premiums of $50.0 million.

During the fourth quarter of 2011, TC Life and M Financial Group (“M Financial”) announced an exclusive agreement to offer TC Life’s life insurance products to M Financial’s member firms and their clients. M Financial Group is owned by approximately 130 member firms in 36 states and Canada, and is comprised of several entities, including the parent company, which serves as a general insurance marketing entity, two broker-dealers, an investment advisor, a reinsurance company, and four proprietary mutual funds. The 130 M Financial member firms include approximately 600 individual insurance producers who will be appointed as TC Life’s independent agents.

In 2012, TC Life and M Financial introduced two new variable universal life products and one new fixed universal life product designed for high net worth clients that are marketed exclusively through M Financial and its affiliated licensed producers. In 2013, TC Life and M Financial added fixed and variable survivorship products under this agreement.

Funding Agreements.  TC Life’s Funding Agreements segment focuses primarily on providing non-participating flexible premium funding agreements issued from the general account to support education-related investment and/or savings programs sponsored by various states. Several states sponsor a 529 college savings plan (named after Section 529 of the Internal Revenue Code), and each plan is a tax-advantaged investment and savings program designed to encourage account owners to save for the future higher education expenses of a designated beneficiary. Some states offer a guaranteed option to those investing in the state’s college savings plan. TC Life provides funding agreements to certain states to support their guaranteed option, which guarantees a return of account owners’ principal, with interest. TC Life also makes available a funding agreement to any state that provides a state scholarship program for those seeking higher education.

TC Life currently has funding agreements with eleven states including California, Connecticut, Georgia, Kentucky, Michigan, Minnesota, Mississippi, Oklahoma, Oregon, Vermont, and Wisconsin. Wisconsin’s 529 college savings plan was a new agreement acquired during the fourth quarter of 2012 by TIAA-CREF Tuition Financing Inc. (TFI), an affiliated investment advisor. There were 37 funding agreements in these eleven states that have current state 529 college savings plans, and a funding agreement for the California scholarship program, that receives no new funds but is covered under a separate management agreement that runs until mid-2015.

Separate Account Guaranteed Interest Contracts.  TC Life issued its first SAGIC contract in 2012. The contracts will generally be issued to the trustees of stable value funds (commingled and custom single client funds) and will represent one of the funding vehicles of such funds. The contracts may also be issued directly to defined contribution plan sponsors (or the trustee for the plan) in order to be used as a funding vehicle for the stable value option offered to the plan’s participants. Deposits on the SAGIC product totaled $725.0 million in 2012.

47	TIAA-CREF Investment Horizon Annuity Prospectus

KNOWN TRENDS AND UNCERTAINTIES

The various trends that could impact TC Life’s future results of operations and financial condition include, but are not limited to, general economic conditions, including the interest rate environment and equity market returns, changes in those general economic conditions, and changes in life expectancy trends, which could impact the Individual Annuity and Life Insurance businesses. TC Life’s future business results could also be affected by the following uncertainties:

•	TC Life operates in a mature, highly competitive industry that could limit the ability to gain or maintain a competitive position in the industry, which could negatively affect future profitability.

•	Substantial regulation of the insurance and annuity industry may adversely affect TC Life’s business.

•	Future changes in laws and regulation, including the tax treatment of the products TC Life sells, may adversely affect TC Life’s business.

•	A downgrade in TC Life’s ratings or TIAA’s ratings from the nationally recognized ratings agencies could materially and adversely affect many aspects of TC Life’s business.

•	TC Life’s operating results may be negatively affected in the future if actual experience differs from the assumptions and estimates that management used in underwriting and distributing products.

•	TC Life’s ability to maintain a competitive cost structure is dependent upon generating a sufficient level of sales and achieving projected persistency of existing business.

•	Interest rate fluctuations and market volatility may affect sales of products and the profitability of TC Life’s businesses.

•	Equity market volatility and downturns in the equity markets could negatively impact TC Life’s business.

•	TC Life’s investments are subject to market and credit risks.

•	TC Life could be forced to sell investments at a loss to pay contract benefits or cover contract owner withdrawals.

•	TC Life is dependent on the performance of others.

•

TC Life’s reinsurers could fail to meet assumed obligations, significantly increase their reinsurance rates, or be subject to adverse developments that could adversely affect TC Life’s business, its operating results or its organizational reputation.

•

Financial services companies are sometimes the targets of litigation, including class action litigation, which could result in substantial judgments. Although TC Life is not currently involved in any significant litigation, there can be no assurance that material litigation will not arise in the future.

•

TC Life’s computer systems (or those of TC Life’s service providers) may fail or their security may be compromised, which could damage TC Life’s business and adversely affect the financial condition and results of operations.

•	TC Life is exposed to unanticipated risks, such as natural disasters, pandemics and malicious or terrorist acts, which could adversely affect operations.

•	TC Life may be exposed to risks in the future that it has not yet identified or that it does not currently consider being material risks.

TIAA-CREF Investment Horizon Annuity Prospectus	48

CRITICAL ACCOUNTING POLICIES

TC Life’s accounting policies require management to make interpretative and valuation judgments and to make estimates based on assumptions that affect the amounts of assets, liabilities, revenues, and expenses reported in its statutory-basis financial statements. Because the use of assumptions and estimates inherently entails uncertainty, the effects of accounting policies under different conditions could produce results that are significantly different. Additionally, actual amounts may differ from TC Life’s estimates. A discussion of the statutory-basis of presentation and the business factors that affect critical accounting policies is presented below.

Basis of Presentation

TC Life’s statutory-basis financial statements have been prepared on the basis of statutory accounting principles (“SAP”) prescribed or permitted by the New York State Department of Financial Services (the “Department”), a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, TC Life cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP. The effects of the differences between GAAP and NAIC SAP, while not determined, are presumed to have a material effect on TC Life’s statutory-basis financial statements, and the primary differences are summarized in the Notes to TC Life’s “Statutory-Basis Financial Statements”.

Accounting for Investments

Because of the types of products that are issued from the general account, TC Life primarily invests in fixed income investments; the general account investment portfolio consists of bonds, preferred stocks, common stocks, cash, cash equivalents, short-term investments, and other long-term investments. In accordance with NAIC SAP, the majority of TC Life’s invested assets are carried at amortized cost and, therefore, the investment balances do not reflect the investments’ current fair values. At December 31, 2012, $3,684.5 million of the general account’s invested assets was invested in bonds; approximately $2.5 million was invested in preferred stock; approximately $0.3 million was invested in common stocks; and the remaining investments were held in cash, cash equivalents, short-term investments, and other long-term investments. The overall general account portfolio quality was very high at December 31, 2012, with approximately 98.5% of TC Life’s bond portfolio classified as investment grade (NAIC 1 or 2 rated securities).

The selection and management of the general account investment portfolio reflect the asset/liability analyses that TC Life performs for the various business segments and the specific products that are issued. TC Life’s investment objective is to earn attractive rates of return within reasonable risk parameters while maintaining a prudently diversified portfolio. As a result of the kinds of investments that TC Life makes, the investment portfolio is primarily exposed to credit risk and interest rate risk. To manage risks, TC Life’s Board of Directors establishes investment limits that are followed in constructing the investment portfolio; some of these limits identify maximum investment amounts by individual investment and by issuer, based on the credit quality of the issuers. TC Life also utilizes a risk management department that is independent of the investment management function to monitor the risk exposures that are represented in the investment portfolio. TC Life utilizes a formal investment impairment review process that is performed for the entire portfolio at least once each quarter. The investment impairment review process is co-led by the finance and valuation departments, which are also both independent of the investment management function.

Because TC Life’s invested assets comprise such a large percentage of total assets, and because the performance of the investment portfolio has such a dramatic effect on overall performance, the accounting

49	TIAA-CREF Investment Horizon Annuity Prospectus

policies which guide the valuation of TC Life’s investments represent some of its most critical accounting policies. Because TC Life prepares statutory-basis financial statements, it follows the investment valuation requirements promulgated by the NAIC, but the application of statutory accounting principles still requires management to make interpretive and valuation judgments.

TC Life’s bond portfolio consists primarily of high quality publicly-traded corporate debt securities and government securities. A significant portion of TC Life’s portfolio is invested in high quality, publicly-traded bonds to maintain and manage liquidity and to reduce the risk of credit default in the portfolio. TC Life does, however, also make investments in private placement bonds to increase portfolio diversification and to obtain higher yields than can be earned by investing in comparable quality, publicly-traded securities. To control risk when utilizing privately-placed securities, TC Life relies upon broader access to management information, stronger (negotiated) protective covenants, call protection features, and a higher level of collateralization than can customarily be achieved in the public market.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Changes in future cash flows and expected prepayment speeds are evaluated quarterly. Certain loan-backed and structured securities are reported at the lower of cost or fair value as a result of the NAIC modeling process.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value as the new cost basis and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

For loan-backed and structured securities, when an other-than-temporary impairment (“OTTI”) has occurred because TC Life does not expect to recover the entire amortized cost basis of the security even with the intent and ability to hold, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.

For loan-backed and structured securities, when an OTTI has occurred because TC Life intends to sell the security or does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI for a loan-backed or structured security, TC Life accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

The fair values for publicly traded long term bond investments were generally determined using prices provided by third party pricing services or valuations from the NAIC. For privately placed long term bond investments without readily ascertainable market value, such values were determined using information from independent pricing services including discounted cash flow methodologies based on coupon rates, maturity provisions, and credit assumptions.

TC Life’s preferred stock portfolio consisted of one high quality publicly-traded security at the end of 2012.

The NAIC Securities Valuation Office (“SVO”) rates investment credit risk of bonds and preferred stocks based upon the issuer’s credit quality. NAIC ratings designations range from 1 through 6. An NAIC

TIAA-CREF Investment Horizon Annuity Prospectus	50

designation of 1 denotes obligations of the highest quality in which credit risk is at its lowest and the issuer’s credit profile is stable; an NAIC designation of 6 is assigned to obligations that are in, or near, default. Classes 1 and 2 are considered to be investment grade and Classes 3 through 6 are non-investment grade. The vast majority of TC Life’s bond and preferred stock portfolios, including privately-placed securities, are investment grade.

Common stocks of unaffiliated companies are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other than temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

All investments are subjected to TC Life’s investment impairment process, which is performed at least quarterly. TC Life may perform investment impairment monitoring and analysis procedures more frequently, including during periods of market turmoil. Management considers evidence to evaluate the potential impairment of its investments. The investment quarterly impairment review process utilizes, but is not limited to, a screening process based on the fair values of the investments. Management considers a wide range of factors in the impairment review process, including, but not limited to, the following:

(a)	The extent to which and the length of time the fair value has been below TC Life’s amortized cost basis.

(b)	The financial condition and near-term prospects of the issuer.

(c)	Whether the issuer is current on contractually-obligated interest and principal payments.

(d)	TC Life’s ability and intent to retain the investment for a sufficient period of time to allow for a recovery in its fair value or for the investment to be repaid.

(e)	Information obtained from regulators and ratings agencies.

(f)	The potential for impairments in an industry sector or sub-sector.

(g)	The potential for impairments in economically-depressed geographic regions.

(h)	The potential for impairment based on an estimated discounted cash flow analysis for structured and loan-backed securities.

All securities are subjected to TC Life’s process for identifying OTTI. TC Life writes down securities that it deems to have an other-than-temporary impairment in value in the period that the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Where impairment is considered to be other-than-temporary, TC Life recognizes a write-down as a realized loss and adjusts the cost basis of the security accordingly. TC Life does not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, TC Life continues to review the impaired security for appropriate valuation on an ongoing basis.

Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5 or 6, which are stated at the lower of amortized cost or fair value. The fair value of preferred stocks uses prices provided by third party pricing services or valuations from the NAIC.

Other Critical Accounting Policies

Non-Admitted Assets.  TC Life’s largest non-admitted asset is deferred federal income tax (“DFIT”) asset. The DFIT asset admittance is calculated under a structured formula in accordance with New York SAP. All changes in non-admitted assets are charged or credited directly to surplus and are not recorded in the statement of operations.

51	TIAA-CREF Investment Horizon Annuity Prospectus

Policy and Contract Reserves.  Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest rates (ranging from 3.75% to 6.75% and averaging approximately 3.91%), mortality, and other insured risks. Such reserves are designed to be sufficient for all contractual benefits guaranteed under policy and contract provisions. These reserves reflect both management’s assumptions, which must be in line with the Department’s requirements, and the activity that has occurred in relation to the policies and contracts in-force (e.g., new issues, lapses, surrenders, etc.). The period-to-period changes in these reserves directly increase or decrease TC Life’s results of operations.

Reserves for deposit-type funds, which do not contain life contingencies, are equal to the sum of the deposits received and the interest credited to the benefit of contract holders, less withdrawals that represent a return to the contract holder. These reserves do not entail significant management judgment, and other than the interest credited to these contracts; the changes in these reserves do not affect TC Life’s results of operations.

Reinsurance.  TC Life uses reinsurance to manage risk by ceding (i.e., transferring) some of its life insurance reserve liabilities to other insurance and reinsurance companies. This includes yearly renewable term, coinsurance, and modified coinsurance agreements. When TC Life enters into a reinsurance contract with another insurance or reinsurance company, it will retain liability with respect to ceded insurance should the reinsurer fail to meet its obligations. As a result, TC Life evaluates the financial stability of an insurance or reinsurance company before it enters into a reinsurance contract, which is often long-term in nature. The financial stability of an insurance or reinsurance company is re-evaluated annually and monitored quarterly by TC Life’s Risk Management Department. TC Life’s maximum retention is $1.5 million for one insured life and $2.5 million for two insured lives for contracts issued prior to June 27, 2006, and $5.0 million for one insured life and $9.0 million for two insured lives for contracts issued on or after June 27, 2006. For contracts issued after May 1, 2012, the maximum retention is $15.0 million on one insured life and $20.0 million for two insured lives. The maximum retention is less for certain issue ages and underwriting classifications.

Asset Valuation Reserve.  The Asset Valuation Reserve (“AVR”), which covers all invested asset classes, is a reserve required by NAIC SAP to provide for potential future credit and equity losses related to TC Life’s investment portfolio. Reserve components of the AVR are maintained for each of TC Life’s asset classes. Realized and unrealized credit and equity capital gains and losses, net of capital gains taxes, are credited to or charged against the related components of the AVR. Statutory formulae determine the required reserve components, and the formulae are primarily based on NAIC determined factors applied to asset classes. Insurance companies may also establish additional reserves for any AVR component, at management’s discretion; however, the ultimate balance cannot exceed the statutory maximum reserve for that component. TC Life did not make any voluntary contributions to the AVR in 2012 or 2011. The net change in the AVR is reported as a change in surplus in TC Life’s Statutory-Basis Statements of Changes in Capital and Surplus. The net realized capital gains and losses that are credited to or charged against the AVR are also a component of the Statutory-Basis Statements of Operations.

Interest Maintenance Reserve.  The Interest Maintenance Reserve (“IMR”) is a formulaic reserve required by NAIC SAP, which accumulates realized interest rate-related capital gains and losses, as defined by NAIC SAP, on sales of fixed income investments. Such capital gains and losses are recognized as a reserve liability and are amortized under the grouped method of amortization, as an adjustment to net investment income over the remaining lives of the assets sold.

Separate Account Assets and Liabilities.  Separate accounts are established in conformity with insurance laws, and the separate account assets are segregated from TC Life’s general account. Separate accounts are generally maintained for the benefit of separate account holders. Seed money investments that remain in the separate accounts are included in separate account assets.

TIAA-CREF Investment Horizon Annuity Prospectus	52

Income Taxes.  A consolidated federal income tax return is filed with TC Life’s parent, TIAA, and its affiliates. The consolidated group has entered into a tax-sharing agreement that follows the current reimbursement method, whereby members of the group will generally be reimbursed for their net operating losses or other tax attributes they have generated when utilized in the consolidated return, subject to the limitations imposed under the Internal Revenue Code.

The consolidated group is subject to the domestic federal statutory rate of 35%. TC Life’s effective federal tax rates for the periods presented differ from the statutory rate based on adjustments from statutory to tax basis reporting. NAIC SAP No. 101 – Income Taxes, A Replacement of SAP No. 10R and SAP No. 10, became effective January 1, 2012 as the statutory accounting principle used to determine and record TC Life’s current and deferred income taxes. NAIC SAP No. 101 did not have a material effect on the current and deferred taxes as presented under NAIC SAP No. 10R. The recognition of the DFIT asset as an admitted asset is subject to limitations including a limitation to 15% of adjusted statutory capital and surplus and a limitation to the amount that will be realized within the next three years. The deferred federal income tax assets that are greater than the statutory limits are deemed non-admitted and are therefore not recognized under statutory reporting.

RESULTS OF OPERATIONS

Year Ended December 31, 2012, Compared to Year Ended December 31, 2011

The following table sets forth TC Life’s statutory-basis statements of operations for the periods indicated (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)
	2012	2011	$	%
REVENUES
Individual annuity premiums and other considerations	$172.8	$166.4	$6.4	3.8%
Life insurance premiums	112.1	59.0	53.1	90.0%
Total premiums and other considerations	284.9	225.4	59.5	26.4%
Net investment income	147.7	132.7	15.0	11.3%
Other revenue	31.9	13.7	18.2	132.8%
TOTAL REVENUES	464.5	371.8	92.7	24.9%

EXPENSES
Policy and contract benefits	131.7	128.3	3.4	2.7%
Increase in policy and contract reserves	128.5	83.7	44.8	53.5%
Insurance expenses and taxes (excluding federal income and capital gain taxes)	88.4	56.2	32.2	57.3%
Interest on deposit-type contracts	26.4	17.6	8.8	50.0%
Transfers to separate accounts, net	58.0	37.9	20.1	53.0%
Other benefits and expenses, net	9.8	17.3	(7.5)	(43.4%)
TOTAL BENEFITS AND EXPENSES	442.8	341.0	101.8	29.9%
Income before federal income taxes and net realized capital losses	21.7	30.8	(9.1)	(29.5%)
Federal income tax expense	1.2	10.5	(9.3)	(88.6%)
Net realized capital losses, net of taxes and after transfers to the interest maintenance reserve	(2.4)	9.2	(11.6)	(126.1%)
NET INCOME	$18.1	$29.5	$(11.4)	(38.6%)

Total Premiums and Other Considerations.  Total premiums and other considerations totaled $284.9 million for 2012 compared to $225.4 million for 2011, an increase of $59.5 million, or 26.4%.

53	TIAA-CREF Investment Horizon Annuity Prospectus

On a year-over-year basis, individual annuity premiums and other considerations increased $6.4 million, or 3.8%, in 2012. This increase in premiums and other considerations was primarily due to increases in the Intelligent Variable Annuity (IVA), Lifetime Variable Select (LVS), and Personal Annuity Select (PAS) products of $10.1 million, $1.1 million, and $1.1 million respectively, partially offset by decreases in the Single Premium (SPIA) and Investment Horizon Annuity (IHA) products of $3.5 million and $2.2 million respectively. The increases in the variable products appear to be driven by participant behavior in response to the overall increase in equity markets and the low interest rate environment. The IHA product was closed for new sales in the 1 through 5 year durations as a result of the low interest rate environment.

Life insurance premiums increased $53.1 million in 2012 compared to 2011. This increase in life insurance premiums was primarily attributable to an increase of $50.0 million in universal life premiums.

Net Investment Income.  Net investment income includes gross earnings on investments, investment expenses, and amortization of capital gains and losses from the interest maintenance reserve. Net investment income totaled $147.7 million for 2012 compared to $132.7 million for 2011, an increase of $15.0 million, or 11.3%. This increase in net investment income was primarily driven by an increase in the average invested asset balance of approximately $561.6 million for the year ended December 31, 2012 versus December 31, 2011, and an increase in amortization of IMR for 2012 compared to 2011. These increases were partially offset by a decrease of approximately 29 basis points in the earned rates during 2012 combined with an increase in investment expenses.

The individual components of net investment income are presented in the table below (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)
	2012	2011	$	%
Bonds	$146.0	$131.4	$14.6	11.1%
Preferred stocks	0.4	0.5	(0.1)	(23.0%)
Mortgages	0.5	1.0	(0.5)	(50.5%)
Cash, cash equivalents and short-term investments	0.4	0.5	(0.1)	(11.7%)
Other long term investments	1.0	0.5	0.5	109.5%
TOTAL GROSS INVESTMENT INCOME	148.3	133.9	14.4	10.8%
Less investment expenses	(2.8)	(2.2)	(0.6)	(28.7%)
Net investment income before amortization of net interest maintenance reserve gains	145.5	131.7	13.8	10.5%
Amortization of net interest maintenance reserve gains	2.3	1.0	1.3	125.0%
TOTAL NET INVESTMENT INCOME	$147.7	$132.7	$15.0	11.3%

Policy and Contract Benefits.  Policy and contract benefits totaled $131.7 million for 2012 compared to $128.3 million for 2011, an increase of $3.4 million, or 2.7%. This increase was primarily due to an increase of $1.6 million in benefits and $1.8 million in surrenders.

Change in Policy and Contract Reserve.  Change in Policy and contract reserves increased to $128.5 million during 2012 compared to $83.7 million during 2011. The increase was primarily driven by interest credited on reserves and net premiums, partially offset by policyholder benefit payments and transfers to separate accounts.

Insurance expenses and taxes (excluding federal income and capital gain taxes).  Insurance expenses and taxes (excluding federal income and capital gain taxes) increased to $88.4 million during 2012 compared to $56.2 million during 2011. The increase was driven by an increase in expenses related to continued business growth, marketing, and distribution. This included $5.4 million of commission expense during 2012.

TIAA-CREF Investment Horizon Annuity Prospectus	54

Interest on deposit-type contracts.  Interest on deposit-type contracts increased to $26.4 million during 2012 compared to $17.6 million during 2011. The increase was driven by an increase in average assets on deposit, partially offset by a decline in the average credited rates, primarily on the guaranteed funding agreements with the various 529 college savings plans.

Net Transfers to Separate Accounts.  Net transfers to the separate accounts were $58.0 million for 2012 compared to $37.9 million for 2011. The year-over-year increase was primarily the result of discretionary contract-holder activity.

Federal Income Tax Expense.  For 2012, federal income tax expense was $1.2 million resulting in an effective tax rate of 5.7% compared to the statutory tax rate of 35%. Driving the decline in the effective tax rate were $18.2 million of statutory to tax basis deductions which reduced the statutory basis of income before federal income taxes and net realized capital losses of $21.7 million to a tax basis of $3.5 million. This included a nonrecurring tax benefit of approximately $8.2 million from the current year election under Section 166 of the Internal Revenue Code.

Net Realized Capital Gains.  Net realized capital losses (after the transfer to the IMR of interest-related capital gains of $2.8 million and $1.3 million for 2012 and 2011, respectively) decreased by $11.6 million, to $2.4 million for 2012 from net realized capital gains of $9.2 million for 2011. This decrease was primarily driven OTTI on long term bonds of $8.3 million, partially offset by net gains from sales of long term bonds during the period (net of transfers to IMR, net of taxes) of $2.9 million, and a tax capital benefit of $3.0 million.

Year Ended December 31, 2011, Compared to Year Ended December 31, 2010

The following table sets forth TC Life’s statutory-basis statements of operations for the periods indicated (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)
	2011	2010	$	%
REVENUES
Individual annuity premiums and other considerations	$166.4	$178.5	$(12.1)	(6.8%)
Life insurance premiums	59.0	40.4	18.6	46.0%
Total premiums and other considerations	225.4	218.9	6.5	3.0%
Net investment income	132.7	129.3	3.4	2.6%
Other revenue	13.7	12.5	1.2	9.6%
TOTAL REVENUES	371.8	360.7	11.1	3.1%

EXPENSES
Policy and contract benefits	128.3	125.3	3.0	2.4%
Increase in policy and contract reserves	83.7	74.3	9.4	12.7%
Insurance expenses and taxes (excluding federal income and capital gain taxes)	56.2	46.5	9.7	20.9%
Interest on deposit-type contracts	17.6	28.5	(10.9)	(38.2%)
Transfers to separate accounts, net	37.9	48.4	(10.5)	(21.5%)
Other benefits and expenses	17.3	3.5	13.8	394.3%
TOTAL EXPENSES	341.0	326.5	14.5	4.5%
Income before federal income taxes and net realized capital losses	30.8	34.3	(3.5)	(10.2%)
Federal income tax expense	10.5	8.5	2.0	23.5%
Net realized capital losses, net of taxes and after transfers to the interest maintenance reserve	9.2	(0.9)	10.1	1,122.2%
NET LOSS	$29.5	$24.9	$4.6	18.5%

55	TIAA-CREF Investment Horizon Annuity Prospectus

The individual components of net investment income are presented in the table below (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)
	2011	2010	$	%
Bonds	$131.4	$127.5	$3.9	3.1%
Preferred stocks	0.5	0.5	—	0.0%
Mortgages	1.0	1.5	(0.5)	(33.3%)
Cash, cash equivalents and short-term investments	0.5	0.7	(0.2)	(28.6%)
Other long term investments	0.5	0.2	0.3	150.0%
TOTAL GROSS INVESTMENT INCOME	133.9	130.4	3.5	2.7%
Less investment expenses	(2.2)	(1.7)	(0.5)	(29.4%)
Net investment income before amortization of net interest maintenance reserve gains	131.7	128.7	3.0	2.3%
Amortization of net interest maintenance reserve gains	1.0	0.6	0.4	66.7%
TOTAL NET INVESTMENT INCOME	$132.7	$129.3	$3.4	2.6%

Total Premiums and Other Considerations.  Total premiums and other considerations totaled $225.4 million for 2011 compared to $218.9 million for 2010, an increase of $6.5 million, or 3.0%.

On a year-over-year basis, individual annuity premiums and other considerations decreased $12.1 million, or 6.8%, in 2011. This decrease was primarily due to a decline of $8.7 million in the IHA product which is reflective of the low interest rate environment and a decrease of $10.0 million in PAS products. This decrease was partially offset by increases of $2.3 million in IVA products and $5.2 million in Single Premium Immediate Annuities.

Life insurance premiums increased $18.6 million in 2011 compared to 2010. This increase in life insurance premiums was primarily attributable to an increase of $16.0 million in the universal life premiums.

Net Investment Income.  Net investment income includes gross earnings on investments, investment expenses and amortization of capital gains and losses from the interest maintenance reserve. Net investment income totaled $132.7 million for 2011 compared to $129.3 million for 2010, an increase of $3.4 million, or 2.6%. This increase in net investment income was primarily driven by an increase in the average invested asset balance of approximately $212.6 million for the year ended December 31, 2011 versus December 31, 2010 and an increase in amortization of IMR of approximately $0.4 million for 2011 compared to 2010 These increases were partially offset by a decrease of approximately 25 basis points in the earned rates during 2011 combined with an increase in investment expenses of $0.5 million.

Policy and Contract Benefits.  Policy and contract benefits totaled $128.3 million for 2011 compared to $125.3 million for 2010, an increase of $3.0 million, or 2.4%. This increase was primarily due to an increase of $10.2 million in claims, offset by a $7.2 million decline in surrenders.

Change in Policy and Contract Reserve.  Policy and contract reserves increased to $83.7 million during 2011 compared to $74.3 million during 2010. The increased reserves were primarily driven by interest credited on reserves and net premiums, exceeding policyholder benefit payments.

Net Transfers to Separate Accounts.  Net transfers to the separate accounts were $37.9 million for 2011 compared to $48.4 million for 2010. The year-over-year decrease was primarily the result of discretionary contract-holder activity.

TIAA-CREF Investment Horizon Annuity Prospectus	56

Federal Income Tax Expense.  For 2011, federal income tax expense was $10.5 million resulting in an effective tax rate of 34.2% compared to the statutory tax rate of 35%. Driving the decline in the effective tax rate were $1.2 million of statutory to tax basis deductions which reduced the statutory basis of income before federal income taxes and net realized capital losses of $30.8 million to a tax basis of $29.6 million.

Net Realized Capital Losses.  Net realized capital losses (after the transfer to the IMR of interest-related capital gains of $1.3 million and $1.8 million for 2011 and 2010, respectively) increased by $10.1 million, to $9.2 million for 2011 from net realized capital losses of $0.9 million for 2010. This increase was primarily driven by a tax benefit of $15.0 million from the utilization of $43.0 million in capital loss carry-forwards and $0.4 million in current tax benefits on net realized losses, partially offset by a decrease of $3.8 million in net realized gain on dispositions and $1.5 million increase in OTTI write-downs.

FINANCIAL CONDITION

The following table sets forth TC Life’s statutory-basis statements of admitted assets, liabilities, and capital and surplus (in millions, except percentages):

	December 31,		Increase/(decrease)
	2012	2011	$	%
ADMITTED ASSETS
Bonds	$3,684.5	$3,182.1	$502.4	15.8%
Preferred stocks	2.5	7.3	(4.8)	(65.8%)
Common Stocks	0.3	0.2	0.1	50.0%
Mortgages	—	13.7	(13.7)	(100.0%)
Cash, cash equivalents and short-term investments	87.9	106.5	18.6	(17.5%)
Contract loans	7.1	4.3	2.8	65.1%
Other long term investments	12.8	12.8	—	0.0%
Investment income due and accrued	37.9	36.4	1.5	4.1%
Invested Assets	3,833.0	3,363.3	469.7	14.0%
Income tax recoverable from TIAA	9.6	0.8	8.8	1,100.0%
Net deferred income tax asset	6.3	5.4	0.9	16.7%
Other assets	17.6	12.6	5.0	39.7%
Total general account assets	3,866.5	3,382.1	484.4	14.3%
Separate account assets	1,789.8	868.0	921.8	106.2%
TOTAL ADMITTED ASSETS	$5,656.3	$4,250.1	$1,406.2	33.1%

LIABILITIES
Reserves for life and health, annuities and deposit-type contracts	$3,440.7	$2,969.8	$470.9	15.9%
Asset valuation reserve	14.2	10.6	3.6	34.0%
Interest maintenance reserve	6.9	6.4	0.5	7.8%
Other liabilities	21.1	23.2	(2.1)	(9.1%)
Total general account liabilities	3,482.9	3,010.0	472.9	15.7%
Separate account liabilities	1,760.5	841.7	918.8	109.2%
TOTAL LIABILITIES	5,243.4	3,851.7	1,391.7	36.1%
CAPITAL AND SURPLUS
Capital (2,500 shares of $1,000 par value common stock issued and outstanding)	2.5	2.5	—	0.0%
Additional paid-in capital	357.5	357.5	—	0.0%
Surplus	52.9	35.1	17.8	50.7%
Deferred income taxes	—	3.3	(3.3)	(100.0%)
TOTAL CAPITAL AND SURPLUS	412.9	398.4	14.5	3.6%
TOTAL LIABILITIES, CAPITAL AND SURPLUS	$5,656.3	$4,250.1	$1,406.2	33.1%

57	TIAA-CREF Investment Horizon Annuity Prospectus

Admitted Assets

Total Admitted Assets.  Total admitted assets of $5,656.3 million as of December 31, 2012, increased $1,406.2 million, or 33.1%, from $4,250.1 million as of December 31, 2011. Contributing to the increase of $1,406.2 million were increases in general account and separate account assets of $484.4 million and $921.8 million, respectively. The $484.4 million increase in the general account assets was primarily driven by deposits from the guaranteed funding agreements with the various 529 college savings plans. The $921.8 million increase in the separate account assets during 2012 was primarily driven by deposits on the SAGIC product.

Bonds.  As of December 31, 2012 bonds totaled $3,684.5 million compared to $3,182.1 million as of December 31, 2011 an increase of $502.4 million, or 15.8%. Bonds represented 96.1% of TC Life’s invested asset portfolio, excluding investment income due and accrued, at December 31, 2012. The portfolio consisted of publicly traded bonds of $3,071.9 million and privately placed bonds of $612.6 million as of December 31, 2012. During 2012, write-downs on bonds resulting from impairments that are considered to be other-than-temporary were $8.3 million.

The following table sets forth TC Life’s bond portfolio by industry (in millions, except percentages):

	December 31, 2012		December 31, 2011
Industry Category	Carrying Value	% of Total	Carrying Value	% of Total
Manufacturing	$921.2	25.0%	$762.8	24.0%
Public utilities	504.8	13.7%	503.4	15.8%
Finance and financial services	456.9	12.4%	373.3	11.7%
Residential mortgage-backed securities	335.3	9.1%	315.5	9.9%
Oil and gas	298.4	8.1%	288.2	9.1%
Communication	180.5	4.9%	157.9	5.0%
US and other government	143.7	3.9%	75.8	2.4%
Mining	132.6	3.6%	76.7	2.4%
Transportation	129.0	3.5%	115.8	3.6%
Asset-backed securities	117.9	3.2%	126.3	4.0%
REIT	114.2	3.1%	57.3	1.8%
Services	106.9	2.9%	123.7	3.9%
Commercial mortgage-backed securities	88.4	2.4%	105.1	3.3%
Revenue and special obligations	88.4	2.4%	32.5	1.0%
Retail and wholesale trade	66.3	1.8%	67.8	2.1%
Total	$3,684.5	100.0%	$3,182.1	100.0%

The table below sets forth the NAIC Securities Valuation Office (“SVO”) credit quality ratings for TC Life’s bond portfolio (in millions, except percentages):

	December 31, 2012		December 31, 2011
NAIC Classes	Carrying Value	% of Total	Carrying Value	% of Total
1	$2,351.9	63.8%	$2,081.6	65.4%
2	1,277.5	34.7%	1,056.5	33.2%
Investment grade	3,629.4	98.5%	3,138.1	98.6%
3	46.9	1.3%	25.6	0.8%
4	7.1	0.2%	8.4	0.3%
5	1.1	0.0%	10.0	0.3%
6	—	0.0%	—	0.0%
Below investment grade	55.1	1.5%	44.0	1.4%
Total	$3,684.5	100.0%	$3,182.1	100.0%

TIAA-CREF Investment Horizon Annuity Prospectus	58

The table below sets forth TC Life’s bond portfolio statutory carrying values and estimated fair values by contractual maturity (in millions, except percentages):

	December 31, 2012			December 31, 2011
	Carrying Value	% of Total	Estimated Fair Value	Carrying Value	% of Total	Estimated Fair Value
Due in one year or less	$338.0	9.2%	$345.7	$159.0	5.0%	$161.8
Due after one year through five years	1,362.0	37.0%	1,422.4	1,436.1	45.1%	1,496.3
Due after five years through ten years	827.6	22.5%	891.6	575.9	18.1%	618.9
Due after ten years	619.5	16.7%	727.8	464.3	14.6%	551.2
Subtotal	3,147.1	85.4%	3,387.5	2,635.3	82.8%	2,828.2
Residential mortgage-backed securities	333.5	9.0%	354.4	315.5	9.9%	340.0
Commercial mortgage-backed securities	87.3	2.4%	85.6	105.0	3.3%	83.1
Asset-backed securities	116.6	3.2%	123.4	126.3	4.0%	129.9
Subtotal	537.4	14.6%	563.4	546.8	17.2%	553.0
Total	$3,684.5	100.0%	$3,950.9	$3,182.1	100.0%	$3,381.2

Bonds, not due at a single maturity date have been included in the preceding table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations, although prepayment premiums may be applicable. Mortgage-backed and asset-backed securities are shown separately in the table above, as they are not due at a single maturity date.

TC Life uses third party pricing vendors and, to a lesser extent, broker quotes in determining the fair value of its loan-backed and structured securities. Bonds in the portfolio are priced individually.

Prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from the experience for a particular transaction and vary by security type and vintage.

Preferred Stock.  The Preferred Stock portfolio decreased $4.8 million from $7.3 million at December 31, 2011 to $2.5 million as of December 31, 2012. As of December 31, 2012, approximately 92.6% of the preferred stock portfolio was classified as investment grade and 100.0% of the portfolio was comprised of publicly traded securities.

Common Stock.  The Common Stock portfolio increased $0.1 million from $0.2 million at December 31, 2011 to $0.3 million as of December 31, 2012. As of December 31, 2012, the portfolio consisted of one holding which was classified as an investment grade and publicly traded security.

Mortgages.  The Mortgage Loans balance was $0 as of December 31, 2012, a decline of $13.7 million, or 100%, from December 31, 2011. The decrease during 2012 was driven by maturities of $8.4 million, scheduled principal payments of $0.2 million and unscheduled redemptions of $5.1 million. There were no acquisitions during the year ended December 31, 2012. TC Life has no current plans to invest in additional mortgage loans.

Cash, Cash Equivalents and Short-Term Investments.  These investments totaled $87.9 million as of December 31, 2012, compared to $106.5 million as of December 31, 2011, a decrease of $18.6 million.

Contract Loans.  These investments totaled $7.1 million as of December 31, 2012, compared to $4.3 million as of December 31, 2011, an increase of $2.8 million.

Other Long-Term Investments.  Other long-term investments of $12.8 million remained essentially flat from December 31, 2011 and consists primarily of investments in surplus notes.

59	TIAA-CREF Investment Horizon Annuity Prospectus

Net Deferred federal Income Tax Asset.  Net deferred federal income tax asset increased $0.9 million, or 16.7%, to $6.3 million at December 31, 2012, compared to $5.4 million at December 31, 2011. This increase was primarily due to the recognition of tax benefits that will be utilized within three years from December 31, 2012 as compared to the corresponding amount as of December 31, 2011.

Separate Account Assets.  Total separate account assets were $1,789.8 million as of December 31, 2012, compared to $868.0 million as of December 31, 2011. Included in this increase is approximately $125.7 million resulting from net appreciation and investment income/capital gains activity. There were also increases from net deposit-type contract activity, discretionary contract-holder activity (defined as deposits less withdrawals), and change in liabilities of $724.9 million, $58.1 million, and $19.4 million, respectively. Fees paid resulted in a $6.3 million decrease for the period. The increase in deposit-type contracts was primarily driven by deposits on the SAGIC product of $725.0 million.

Liabilities, Capital and Surplus

Total Liabilities.  Total liabilities were $5,243.4 million as of December 31, 2012 compared to $3,851.7 million as of December 31, 2011. This increase of $1,391.7 million, or 36.1%, was due to increases in general account liabilities and separate account liabilities of $472.9 million and $918.8 million, respectively. The increase in general account liabilities was primarily driven by increases in reserves for life and health, annuities and deposit-type contracts, and the asset valuation reserve. The increase in reserves was primarily due to net deposits from the guaranteed funding agreement with the various 529 college savings plans as well as growth in the life and annuity products. The increase in separate account liabilities resulted primarily from the appreciation in the equity markets and discretionary contract-holder activity, including the launch of the SAGIC product.

Policy and Contract Reserves.  Policy and contract reserves were $3,440.7 million as of December 31, 2012, compared to $2,969.8 million as of December 31, 2011, an increase of $470.9 million, primarily due to increases in policyholder reserves of $128.5 million and deposit-type contract liabilities of $343.7 million. The $128.5 million increase was primarily driven by interest credited on policies and net premiums exceeding policyholder benefit payments. The increase in deposit-type liabilities was driven by net deposits and investment earnings, and was primarily driven by deposits from guaranteed funding agreements for 529 savings plans.

Asset Valuation Reserve.  The AVR of $14.2 million as of December 31, 2012, compared to $10.6 million as of December 31, 2011, increased $3.6 million. The change in the current period was driven by $5.9 million in reserve contributions and formulaic adjustments offset by realized and unrealized net capital losses of $2.3 million.

Interest Maintenance Reserve.  The IMR of $6.9 million as of December 31, 2012, increased approximately $0.5 million from $6.4 million as of December 31, 2011, primarily due to net realized gains transferred to the IMR exceeding amortization during the year.

Separate Account Liabilities.  These liabilities totaling $1,760.5 million as of December 31, 2012, compared to $841.7 million as of December 31, 2011, increased $918.8 million, or 109.2%, primarily due to discretionary contract-holder activity partially offset by investment performance. This included deposits on the SAGIC product of $725.0 million.

Other Liabilities.  Other liabilities consist mainly of payables to TC Life’s parent, suspense, funds withheld, and unauthorized reinsurance. The decrease of $2.1 million was primarily due to a decrease in payables to parent, partially offset by increases in suspense balances, funds withheld, and unauthorized reinsurance at December 31, 2012 compared to December 31, 2011.

Capital and Surplus.  Capital and surplus totaled $412.9 million as of December 31, 2012, compared to $398.4 million as of December 31, 2011. This increase of $14.5 million in capital and surplus was primarily due to net income of $18.1 million, partially offset by an increase of $3.6 million in AVR.

TIAA-CREF Investment Horizon Annuity Prospectus	60

LIQUIDITY AND CAPITAL RESOURCES

TC Life has a financial support agreement with TIAA, and, under this agreement, TIAA will provide financial support so that it will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain the capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain the financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any contract owner with recourse to TIAA. TC Life did not receive any capital contributions from TIAA during 2012.

TC Life also maintains a $100.0 million unsecured 364-day revolving line of credit arrangement with TIAA. As of December 31, 2012, $30.0 million of this facility was maintained on a committed basis for which a commitment fee of 10.0 basis points was paid on the unused committed amount. During 2012, 46 draw downs were made which totaled approximately $150.5 million, of which no amount was outstanding at December 31, 2012.

TC Life has no material off-balance sheet arrangements for financing or other purposes.

The following table presents TC Life’s total adjusted capital, which, as defined by the NAIC, includes the AVR, by period (in millions).

	December 31,
	2012	2011
Total Adjusted Capital
Total Capital and Surplus	$412.9	$398.4
Asset Valuation Reserve	14.2	10.6
Total Adjusted Capital	$427.1	$409.0

TC Life’s total adjusted capital increased by $18.1 million from $409.0 million at December 31, 2011 to $427.1 million at December 31, 2012. This increase was primarily due to net income of $18.1 million in 2012.

TC Life’s financial strength (i.e., claims-paying ability) ratings are AA+ (Very Strong) from Standard and Poor’s, A++ (Superior) from A.M. Best Company, AAA (Exceptionally Strong) from Fitch Ratings, and Aaa (Excellent) from Moody’s Investors Service. Each ratings agency independently assigns a rating based on its own independent review and takes into account a variety of factors, which are subject to change, in making its decision. Accordingly, there can be no assurance of the ratings that will be afforded in the future. These ratings do not apply to the separate accounts because the underlying assets have been allocated to specific separate account liabilities and generally are not available to fund the needs of TC Life’s general account.

A significant portion of TC Life’s general account investments consist of investment grade publicly-traded bonds, which can be readily converted to cash. TC Life carefully reviews its liquidity position on an ongoing basis.

The following table illustrates TC Life’s cash flows provided by or used in operating, investing, and financing activities for the following periods (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)			Increase/(decrease)
	2012	2011	$	%	2010	$	%

Net cash provided by operations	$159.4	$144.3	$17.7	12.3%	$131.1	$13.2	10.1%
Net cash used in investments	492.1	(650.3)	155.6	23.9%	(134.9)	(515.4)	382.1%
Net cash (used in ) provided by financing and other	314.1	524.5	(210.4)	40.1%	(19.0)	543.5	2860.5%

Net change in cash, cash equivalents and short-term investments	$(18.6)	$18.5	$(37.1)	200.5%	$(22.8)	$41.3	181.1%

61	TIAA-CREF Investment Horizon Annuity Prospectus

As an insurance entity, the positive cash flows generated from premiums received and net investment income earned, are offset by benefits and surrenders paid and customers’ net transfers to separate accounts. Total net cash flow provided by operations includes premiums and investment income received less benefit payments, operating expenses, federal income tax, and net transfers to separate accounts. Cash flow from operations is affected by the level of premiums from the sale of individual annuity and life insurance products, investment income received, expenses paid, and customer decisions to move funds in or out of separate accounts.

The net cash provided by operations was $162.0 million for 2012 compared to $144.3 million for 2011. The $17.7 million increase in net cash provided by operations was primarily due to increases in premiums and net investment income, partially offset by increases in operating expenses, federal income tax, and net transfers to separate accounts. The net cash provided by operations was $144.3 million for 2011 compared to $131.1 million for 2010. The $13.2 million increase in net cash provided by operations was primarily due to increases in premiums, decreases in net transfers to separate accounts and federal income tax, partially offset by a decrease in net investment income.

Net cash used in investments decreased $155.6 million to $494.7 million for 2012 from $650.3 million for 2011. The decrease in cash used in investments primarily resulted from an increase in proceeds from long-term investments sold, matured or repaid of $78.5 million and a decrease in purchases of investments of $77.1 million during the period. Net cash used in investments increased $515.4 million to $650.3 million for 2011 from $134.9 million for 2010. The increase in cash used in investments primarily resulted from an increase in purchases of investments of $498.5 million, proceeds from long-term investments sold, matured or repaid, along with a decrease in purchases of $16.9 million during the period.

The $210.4 million decrease in net cash provided by financing and other between 2012 and 2011 was primarily the result of a decrease of $202.7 million in net deposit activity on deposit-type contracts. The $543.5 million increase in net cash provided by financing and other between 2011 and 2010 was primarily the result of an increase of $542.4 million in net deposit activity on deposit-type contracts.

Impact of Inflation

The level of inflation during the periods covered by the statutory-basis financial statements included in this prospectus has not had a significant impact on TC Life’s revenues, expenses, or net income.

Increased levels of inflation tend to increase the need for life insurance. Many policyholders may increase their life insurance coverage to provide the same relative financial benefit and protection in anticipation of higher inflation. Higher interest rates can also result in higher sales of TC Life’s individual fixed annuities.

The higher interest rates that have traditionally accompanied inflation could also affect certain other aspects of operations. Policy loans generally increase as policy loan interest rates become relatively more attractive. As interest rates increase, disintermediation of existing annuity account balances and individual life policy cash values may increase customer withdrawals. The fair value of TC Life’s fixed-rate, long-term investments may decrease. TC Life’s margins, representing the difference between the interest rate earned on investments and the interest rate credited to life insurance and annuity products, may also be adversely affected by rising interest rates.

Inflation could also increase the costs TC Life might incur in the future to operate the business. Should inflation increase future operating costs, TC Life would attempt to adjust the crediting rates that it provides on the individual fixed annuity, life insurance (to the extent applicable), and funding agreement contracts that is issued in order to maintain its margins.

Contractual Obligations

As of December 31, 2012, TC Life does not have any current or future contractual obligations related to long-term debt, capital leases, operating leases or purchase obligations. The table below sets forth TC Life’s

TIAA-CREF Investment Horizon Annuity Prospectus	62

estimated future contractual obligations as of December 31, 2012 related to contract owner, policyholder, and funding agreement obligations (in millions):

Amounts Due By Period
One year or less	$479.9
After one through three years	955.0
After three through five years	907.6
After five years	4,064.1
Total	$6,406.6

The estimated due dates for the estimated contractual obligations are based on various assumptions, including mortality and lapse assumptions of the individual annuity and life insurance lines of business, using historical experience, which are used for asset/liability modeling. These estimated obligations are based on TC Life’s actual general account balance sheet values and include interest expected to be credited during the remaining estimated periods; due to the significance of the assumptions used, the amounts presented could materially differ from actual future results. (Separate account liabilities are separated from the general account and are expected to be fully funded by the separate account assets.) Cash flows from the general account’s investments are anticipated to fully fund the general account’s obligations.

Recently Issued Accounting Standards

The NAIC promulgates Statutory Accounting Principles primarily through the issuance of Statements of Statutory Accounting Principles. See “Application of Accounting Pronouncements” in Note 2 of the audited statutory-basis financial statements included elsewhere in this report.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

TC Life is primarily exposed to market risk through our investment and insurance activities; however, the majority of investments are carried at amortized cost and not at fair value. Because investment balances do not generally reflect current fair values, the market risk factors discussed below do not generally have a significant direct impact on our financial position or results of operations unless investment positions are determined to have OTTI.

TC Life’s financial position and earnings are indirectly subject to various market risks, including changes in interest rates, changes in the yield curve, changes in spreads between risk-adjusted and risk-free interest rates, changes in foreign currency rates and equity price risks. These market risks may impact prospective earnings on future investments, which may, in turn, affect the interest that will be prospectively credited on the general account products. TC Life analyzes and manages the risks arising from market exposures of financial instruments, as well as other risks, through an integrated asset/liability management (“ALM”) process. The ALM process involves the monitoring of asset and liability durations for various product lines; cash flow testing under various interest rate scenarios; and the rebalancing of assets and liabilities with respect to yield, risk and cash flow characteristics.

The primary focus of the ALM program is the management of interest rate risk within the insurance operations. This includes the aforementioned monitoring of asset and liability durations to provide an appropriate balance between risk and profitability for each product line as well as TC Life as a whole. As of December 31, 2012, the difference between TC Life’s assets and liabilities once guaranteed minimum interest rates and assets supporting capital and surplus were excluded was approximately 0.12 years. This level of asset/liability matching indicates that the fair value sensitivity of assets and liabilities to interest rate movements is nominal. It is generally TC Life’s policy to maintain relatively small differences in asset and liability durations.

TC Life believes its ALM programs and procedures and certain product features provide protection against the effects of changes in interest rates under various scenarios. Additionally, it believes the ALM programs and

63	TIAA-CREF Investment Horizon Annuity Prospectus

procedures provide sufficient liquidity to enable TC Life to fulfill its obligation to pay benefits under its various insurance and deposit contracts. However, the ALM programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve), relationships between risk-adjusted and risk-free interest rates, market liquidity and other factors and the effectiveness of TC Life’s asset/liability management programs and procedures may be negatively affected whenever actual results differ from those assumptions.

TC Life investment portfolio (“Portfolio”) is subject to broad market risk as well as specific interest rate risk. Market risk relates to the potential loss in fair value resulting from adverse changes in market sentiment of risk and prices. Interest rate risk is the potential loss in fair value resulting from adverse changes in interest rates relative to the interest rate characteristics of interest bearing assets and liabilities. TC Life manages these risks through an integrated ALM process that includes asset allocation and individual exposure limits based on internal risk measurements. The ALM process involves the aforementioned continuous monitoring of asset and liability durations for various product lines; cash flow testing under various interest rate scenarios; and the pro-active rebalancing of assets and liabilities with respect to yield, risk and cash flow characteristics.

At December 31, 2012, TC Life’s Portfolio had a duration of approximately 4.0 years. Based on this calculation, it is estimated that a 100 basis point immediate, parallel increase in interest rates across the entire yield curve (“rate shock”) would decrease the fair value of both TC Life’s assets and liabilities by approximately 4.0%, or approximately $165.0 million. The selection of a 100 basis point immediate increase in interest rates should not be interpreted as TC Life’s prediction of future market events, but only as an illustration of the effect of such an event.

In addition to market rate and interest rate risk, mortgage-backed securities, which are included in bonds in TC Life’s Portfolio, are subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). Included in these mortgage-backed securities are some interest-only securities. If the underlying mortgage assets experience faster than anticipated repayments of principal, TC Life could fail to recoup some or all of the initial investment in these securities, since the original price paid was based in part on assumptions regarding the receipt of interest payments. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments. If the underlying mortgage assets are repaid later than anticipated, TC Life could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayment depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors. The fair value of these securities is also highly sensitive to changes in interest rates. These securities may also be harder to sell than other securities.

EXECUTIVE OFFICERS AND DIRECTORS

Directors

All directors are employees of TIAA, the parent company of TIAA-CREF Life Insurance Company (“TIAA-CREF Life”), and do not receive additional compensation for their board service. Directors are selected by the Nominating Committee of the Board. The election of Directors generally occurs at the annual meeting of the stockholder. The annual meeting is held each year on the second Wednesday of November. At such annual meeting, all Directors are elected for the ensuing year. The names, ages and a description of the business experience, principal occupation and employment during at least the last five years of each of the directors of TIAA-CREF Life are set forth below:

David M. Anderson, 51, has served as Chairman, President and Chief Executive Officer, TIAA-CREF Life (since 2012). He also served as Senior Managing Director, Insurance and ATA Products, TIAA (since 2012), Senior Managing Director, Head of Enterprise Performance and Integration, TIAA (September 10-September 17, 2012), Senior Managing Director, Interim Head of HR, TIAA (March 31, 2012-September 10, 2012),

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Senior Managing Director, Head of Enterprise Integration, TIAA (2010-March 31, 2012). He served as Senior Vice President, Thrivent Financial for Lutherans (1983 – 2010). Mr. Anderson was elected to the Board in 2011.

Kathie Andrade, 52, is Executive Vice President, Individual Advisory Services, and has served as Senior Managing Director, Head of Wealth Management and Distribution, TIAA from 2011 to mid-March 2013. She also served as Managing Director, Head of Wealth Management Sales & Service, TIAA (2008 – 2011). She served as COO, Alternative Investments and other positions at Bank of America (1986 – 2008). Ms. Andrade was elected to the Board in 2012.

Elizabeth D. Black, 53, has served as Senior Managing Director, Global Public Markets, TIAA (since 2012). She has also served as Managing Director, Head of Public Portfolio Management, TIAA (2011 – 2012), Managing Director, Head of Public Trading, TIAA (2010 – 2011), Managing Director, Head of Fixed Income Trading, TIAA (2010) and Head of Fixed Income Portfolio Management, TIAA (2006 – 2009). Ms. Black was elected to the Board in 2006.

Matthew Halperin, 50, has served as Senior Managing Director, Head of RM-Risk Policy/Analytics, TIAA (since 2007). Mr. Halperin was elected to the Board in 2012.

Nancy Heller, 56, has served as Senior Managing Director, Globalization & COO of Diversified Financial Services, TIAA (since 2012), Senior Managing Director, Head of New Business, TIAA (2009 – 2011) and Senior Managing Director, Head of Institutional Relationships, TIAA (2007 – 2009). Ms. Heller was elected to the Board in 2007.

Eric T. Jones, 51, has served as Senior Managing Director, Head of Advice & Product Solutions, TIAA (since 2012). He also served as Senior Vice President, Individual Products, TIAA (2006 – 2012) and Chairman, President and Chief Executive Officer of TIAA-CREF Life (2008 – 2010). He was self-employed as a Research Consultant (2006). Mr. Jones was elected to the Board in 2008.

Matthew Kurzweil, 45 has served as Senior Vice President and Corporate Controller, TIAA (since 2009). He has also served as Vice President and Controller, TIAA (2006 – 2009). He was a Partner at Ernst & Young (1989 – 2006). He is a Member, American Institute of Certified Public Accountants. Mr. Kurzweil was elected to the Board in 2008 and served as Vice Chairman (since 2011) and served as Chairman of the Board (2010 – 2011).

Russell Noles, 54, has served as Senior Vice President, Corporate Strategy & Development, TIAA (since 2011). He also served as Senior Vice President, Trust Products, TIAA (2008 – 2011) and Senior Vice President, Internal Audit, TIAA (2006 – 2008). He is a member, American Institute of Certified Public Accountants. Mr. Noles was elected to the Board in 2008.

Ronald R. Pressman, 54, has served as Executive Vice President and Chief Operating Officer of TIAA (since 2012). He also served as President and Chief Executive Officer, General Electric Capital Real Estate (2007 – 2011). Mr. Pressman was elected to the Board in 2012.

Martin Snow, 51, has served as Vice President, Senior Actuary, TIAA (since 1996). He has also served as Appointed Actuary TIAA-CREF Life (since 2012). Mr. Snow was elected to the Board in 2012.

The Board has an Audit Committee that reviews the scope and results of the audit and other services provided by TIAA-CREF Life’s independent registered public accounting firm, and reviews and approves matters pertaining to accounting, internal control procedures, and related policies. The Board has an Executive Committee that has the full powers of the Board during intervals between the meetings of the Board, SUBJECT TO APPLICABLE LAW. The Board has an Investment Committee that determines the investment policies and supervises the investment of the funds of TIAA-CREF Life. The Board has a Nominating Committee that nominates directors and executive officers and designates principal officers. The Board does not have a Compensation Committee because TIAA-CREF Life does not have any employees. The Board may, from time to time, establish certain other committees and subcommittees to facilitate the management of TIAA-CREF Life.

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Executive Officers

All officers are employees of TIAA and do not receive any compensation from TIAA-CREF Life for their services. The names, ages, position and a description of the business experience, principal occupation and employment during at least the last five years of each of the officers of TIAA-CREF Life are set forth below:

David M. Anderson, 51,For Mr. Anderson’s business experience, principal occupation and employment history, see information under “Director.”

Elizabeth S. DeBenedictis, 44, has served as Vice President, Third Party Insurance Wholesaling, TIAA (since 2011). She previously served as National Vice President, Sun Life Financial (2007 – 2011). Ms. DeBenedictic is a Member of the Association for Advanced Life Underwriting. Ms. DeBenedictis serves as Vice President of TIAA-CREF Life (since 2011).

Linda Dougherty, 64, has been Vice President and Assistant Controller, TIAA (since 2006). She also served as Vice President, Prudential Financial (1988 – 1998). Ms. Dougherty serves as Vice President and Chief Financial Officer of TIAA-CREF Life (since 2006).

Margarita Echevarria, 62, has been Vice President, Senior Compliance Officer, TIAA (since 2011). She previously served as the Senior Vice President-Compliance, Insurance Services and other positions for HSBC (2001 – 2010). Ms. Echevarria serves as Chief Compliance Officer of TIAA-CREF Life (since 2011).

Jorge Gutierrez, 51, has been Vice President (since 2009) and Treasurer (since 2008), TIAA. He also served as Manager, Treasury Services and Assistant Treasurer, TIAA (2004 – 2008). Mr. Gutierrez serves as Treasurer of TIAA-CREF Life (since 2008)

Meredith Kornreich, 56, has been Managing Director and General Counsel, Retirement & Insurance, TIAA (since 2008). She also served as General Counsel for TIAA-CREF Asset Management and Chief Counsel Investment Products and Corporate Finance Law of TIAA (2000 – 2008). Ms. Kornreich serves as General Counsel of TIAA-CREF Life (since 2008).

Marjorie Pierre-Merritt, 46, has been Vice President (since 2007) and Assistant Corporate Secretary (since 2006) of TIAA. She has also served as Assistant Corporate Secretary, The Dun & Bradstreet Corporation (2003 – 2006).Counsel, The New York Times Company (2001 – 2003). Assistant General Counsel, Pfizer (1998 – 2000). She is a member, Society of Corporate Secretaries. Ms. Pierre-Merritt serves as Secretary of TIAA-CREF Life (since 2007).

Jeremy Ragsdale, 37, is the Vice President, Product Management, TIAA (since 2012). He also served as the Managing Director, Product Management, TIAA (2010 – 2012). Mr. Ragsdale is also President, TIAA-CREF Insurance Agency, LLC (since 2011). Previously, he served as Corporate Vice President, New York Life Insurance Company (2008 – 2010). Executive Director, USAA Life Insurance Company (2006 – 2008) and Senior IT Manager, Principal Financial Group (1998-2006). Mr. Ragsdale has served as Vice President of TIAA-CREF Life (since 2012). He previously served as Director (2012), President and Chief Executive Officer (2012), and Managing Director, Product Management (2011-2012) of TIAA-CREF Life.

Kevin M. Tiernan, 55, is Vice President, Insurance Services, TIAA (since 2012). He previously served as the Operations Director, Allstate Insurance Company (2010 – 2011), and Chief Administrative Officer, Allstate Life Insurance Company of New York (2004 – 2011). Mr. Tiernan has served as Vice President, Insurance and Annuity Operations and Chief Administrative Officer, TIAA-CREF Life (since 2012).

Audit Committee Financial Expert

On November 15, 2012, the Board of Directors of TIAA-CREF Life determined that Russell Noles was qualified and would serve as the audit committee financial expert on TIAA-CREF Life’s audit committee. Mr. Noles is not independent of TIAA-CREF Life’s management.

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Code of Ethics

The Board of Trustees of TIAA has a code of ethics for senior financial officers, including its principal executive officer, principal financial officer, principal accounting officer, or controller, and persons performing similar functions, in conformity with rules promulgated under the Sarbanes-Oxley Act of 2002. As employees of TIAA, the Board of Directors and Executive Officers of TIAA-CREF Life must adhere to the code of ethics for Senior Financial Officers adopted by TIAA’s Board of Trustees. In addition, TIAA-CREF Life has a code of ethics for senior financial officers, including its principal executive officers, principal financial officers, principal accounting officers or controllers, in conformity with rules promulgated under the Sarbanes-Oxley Act of 2002. The code of ethics for TIAA-CREF Life is filed as an exhibit to this report.

During the period, there were no implicit or explicit waivers granted by the Registrant from any provision of the code of ethics.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We do not currently have any employees. Our operational needs are met by TIAA and certain of its direct and indirect wholly-owned subsidiaries. All employees who provide services to us are TIAA employees and are paid by TIAA. Their compensation-related costs are allocated to us based on various factors, the primary being the estimated time allocated to providing service to TIAA-CREF Life, or as general corporate overhead, based primarily on assets under management. Our directors and officers are not specifically compensated for their work for TIAA-CREF Life. The description of the compensation plans and the compensation-related information presented below is primarily related to TIAA. The compensation tables contain the compensation-related costs allocated from TIAA to TIAA-CREF Life for the Named Executive Officers.

Compensation and Benefits Philosophy

The compensation and benefits programs for TIAA executives are designed with the goal of providing compensation that is fair, reasonable and competitive. The programs are intended to help TIAA recruit and retain qualified executives, and motivate executives by providing rewards that are linked to performance while also aligning the interests of executives with those of TIAA’s institutional clients and individual customers (referred to in this Executive Compensation section as “participants”).

The design of specific programs is based on the following guiding principles:

Performance

TIAA believes that the best way to accomplish alignment of compensation plans with the interest of its participants is to link pay directly to individual, business area and company-wide performance. When performance exceeds expectations, pay levels are targeted to be above the competitive median. When performance falls below expectations, pay levels are targeted below the competitive median.

Competitiveness

Compensation and benefits programs are designed to be competitive with those provided by companies with whom TIAA competes for talent. In general, programs are considered competitive when they are targeted at the competitive median of these competitor companies and vary based on level of performance. Benefits programs are designed to provide competitive levels of protection and financial security and are not based on performance.

Cost

Compensation and benefit programs are designed to be cost-effective and affordable, ensuring that the interests of TIAA’s participants are considered.

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Comparator Groups

The relevant comparator group for compensation and benefit programs consists of financial services firms, including insurance companies, mutual funds and other investment companies. Information regarding compensation and benefit programs of the firms included in the comparator group is provided to TIAA by independent compensation survey providers. The survey data further enables the Human Resources Committee of TIAA’s Board of Trustees (the “Committee”) to compare the competitiveness of the compensation of its executive officers with those firms with which TIAA competes for talent.

Internal Equity

The guiding principles described above are the same principles that govern the design of the compensation and benefit plans provided to TIAA’s non-executive workforce. TIAA believes that this alignment of philosophy is an important element in creating an environment of trust and teamwork that furthers the long-term interests of the organization.

Components of Total Compensation

TIAA’s executive compensation and benefits package consists of direct compensation and company-sponsored benefit plans. Each component is designed to achieve a specific purpose and contribute to a total package that is competitive, appropriately performance-based, and valued by TIAA’s executives.

Direct Compensation

Direct compensation consists of base salary and variable compensation (which includes an Annual Cash Award and a Long Term Performance Plan Award). All elements of compensation are targeted at the competitive median. Both elements of variable compensation are linked to performance—individual, business area and company-wide. When performance exceeds expectations, pay levels are targeted to be above the competitive median. When performance falls below expectations, pay levels are targeted below the competitive median. By creating these links, TIAA seeks to achieve its objectives of performance-based, cost-effective compensation programs.

Base Salary

Base salary is determined with reference to competitive pay practices and is aligned with the individual’s relative role and responsibilities.

Variable Compensation

Variable compensation, comprised of Annual Cash Awards and Long Term Performance Plan Awards, is designed to place a significant portion of total compensation at risk—that is, linked directly to performance.

Annual Cash Award

Annual Cash Awards, together with base salary, comprise the annual total cash compensation payable to executives. Annual Cash Awards are discretionarily determined with reference to the competitive market and vary based on performance.

Long Term Performance Plan Award

Awards under the LTPP are determined as dollar amounts and granted as plan units that vest over a specified performance period. The number of units awarded is determined by dividing the dollar value of the individual’s award by the plan’s unit value as of December 31st of the preceding year. Units vest on the third anniversary of the grant date. The cash value of the units is payable upon vesting and, generally, individuals must be employed on the vesting date in order to receive a payment.

The LTPP was designed to mirror equity-related plans offered by most organizations with which TIAA competes for talent. The plan enables executives to align their interests with those of participants and to participate in the success of the enterprise.

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Company-Sponsored Benefit Plans

TIAA provides company-sponsored insurance, retirement and severance benefit plans to executives. The benefits package is designed to assist executives in providing for their own financial security in a manner that recognizes individual needs and preferences.

Insurance Plans

The core insurance package includes health, dental, disability and basic group life insurance coverage. In general, executives participate in these benefits on the same basis as other TIAA employees.

Retirement and Deferred Compensation Plans

TIAA provides qualified (under the IRC) and non-qualified retirement and deferred compensation benefits to executives. All employer contributions deferred under the plans are fully vested after three years of service.

Retirement Plan

The TIAA Retirement Plan is a tax-qualified defined contribution plan intended to help provide for an employee’s financial security in retirement. TIAA employees who are age 21 or older are eligible to participate in the plan. TIAA makes contributions that may currently be invested in TIAA and/or CREF retirement annuities and TIAA-CREF mutual funds available under the plan, as directed by the employee. Contributions are expressed as a percentage of base salary and the percentage increases upon attainment of certain ages. TIAA does not offer a defined benefit retirement plan.

Equalization Plan

The TIAA Retirement Benefit Equalization Plan (“Equalization Plan”) is a non-qualified plan that covers all employees for whom TIAA’s annual contributions to the TIAA Retirement Plan are restricted by IRC limitations. Under the Equalization Plan, TIAA contributes an amount equal to what would otherwise have been provided under the TIAA Retirement Plan except for the restrictions imposed by tax law. Amounts are credited to notional accounts in the same annuity and mutual fund options as under the TIAA Retirement Plan. In 2008, benefits were payable from the Equalization Plan following the executive’s separation from service and at the same time as benefits were payable under the TIAA Retirement Plan. Due to a change in the tax law effective in 2009, amounts under the Equalization Plan are now payable independently from the TIAA Retirement Plan.

TIAA 401(k) Plan and Excess Plan

TIAA’s 401(k) plan provides employees the opportunity to save for retirement on a tax-favored basis. Executives may elect to participate in the 401(k) plan on the same basis as all other TIAA employees. Beginning in 2011, TIAA started matching 100% of the first 3% of base salary contributed by an employee. Contributions made may currently be invested in TIAA and/or CREF retirement annuities and TIAA-CREF mutual funds available under the plan, as directed by the employee. Employees whose deferrals (including matching contributions) are subject to IRC limits may defer excess amounts under the TIAA 401(k) Excess Plan (“Excess Plan”), a non-qualified plan. Amounts are credited to notional accounts in the same annuity and mutual fund options as under the 401(k) plan.

Severance Plan

Executives whose employment terminates involuntarily because their positions are eliminated, relocated, or their job duties change due to company reorganization qualify for competitive severance benefits under TIAA’s severance plan. Executives participate in the severance plan on the same basis as other TIAA employees. In general, the level of severance benefit is based on the number of years of completed service and is tiered based on the employee’s base salary. The minimum severance benefit is six weeks of salary and the maximum is 52 weeks of salary.

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Employees who are eligible for benefits under the Severance Plan are also eligible to receive a payment based on their prior year Annual Cash Award. Also, any outstanding performance units awarded in 2005 or later under the LTPP will continue to vest per the vesting schedule under which the awards were granted. Awards granted prior to 2005 will vest on a prorated basis. All severance benefits are conditional on the executive signing a Separation and Release Agreement.

Perquisites

There were no perquisites for the Named Executive Officers.

Determining Benefit Levels

These benefit levels, in aggregate, are reviewed periodically to ensure that the plans and programs provided are generally competitive and cost-effective for TIAA and support TIAA’s human capital needs. Benefit levels are not directly tied to company-wide, business area, or individual performance.

Establishing Compensation Levels

Direct compensation levels (base salary, Annual Cash Award and LTPP Award) are established based on several factors: competitive benchmarking and company-wide, business area and individual performance.

Competitive Benchmarking

Each year, competitive compensation levels are established through the use of market data provided by third party surveys and public disclosures by relevant comparator companies. These comparator companies include: both public and private asset managers; insurance companies; other financial services organizations; and other general industry companies, as appropriate. The data sources for the analysis are obtained from two independent compensation survey providers. These market analyses include base salary, annual cash awards and long-term awards. Based on the competitive market data, compensation guidelines are established for each position. These guidelines provide information on the 25th, 50th (median) and 75th percentile pay levels in the competitive market.

Company Performance

The actual amount of total funding recommended for the Annual Cash Award and LTPP Award for all employees is dependent on overall company performance of TIAA, as determined by the Committee. The Corporate Scorecard is the key measure of certain company performance indicators. Subject to affordability, when Corporate Scorecard performance is at target, the overall recommended funding for variable compensation awards is intended to approximate the competitive median. When Scorecard performance is below target, overall recommended funding will generally be below the competitive median; similarly, when Scorecard performance exceeds target, overall recommended funding may be above the competitive median.

Determining Incentive Compensation Allocation—Annual and Long-Term Incentives

Overall variable compensation funding is established with reference to company performance at TIAA against the Corporate Scorecard and is ultimately subject to a discretionary adjustment based on the judgment of the Committee regarding affordability, and to ensure appropriate alignment with the interests of participants.

TIAA executive management allocates the combined variable compensation pool to business and support areas, based on their relative contributions to TIAA’s overall performance.

Determining Individual Compensation Levels

Executives

Individual compensation levels for executives are determined based on overall company-wide, business area and individual performance and is subject to funding availability as described above in “Company

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Performance.” Within the approved funding levels, executives whose performance exceeds expectations will generally receive total compensation above the competitive median of their compensation guideline; executives whose performance meets expectations will receive total compensation comparable to the competitive median of their guideline; and executives with below-expectation performance will receive total compensation below the competitive median of their guideline.

Base Salary

TIAA does not typically grant regular, annual base salary increases to executives. Instead, increases to base salary are awarded when necessary to address significant changes in the external competitive market for a given position, to recognize an executive for assuming significant additional responsibilities, or to achieve an appropriate competitive level due to a promotion to a more senior position.

Annual Cash Award and Long Term Performance Plan Award

In determining the amount of an executive’s variable compensation—the Annual Cash Award and the LTPP Award—TIAA uses the market-based compensation guidelines described above. Within those guidelines, TIAA considers the overall funding available for variable compensation awards and the executive’s performance. TIAA does not employ the use of incentive target percentages for the annual or long-term award, and does not use any formula-based approach in determining individual awards. Rather, discretion is exercised in determining the overall total compensation to be awarded to the executive. Once Total Compensation level is established, the mix of cash bonus and LTPP award for each employee is determined based on a scale applicable to all employees. As a result, the amounts delivered in the form of an Annual Cash Award and in the form of a LTPP Award are designed to work together in conjunction with base salary to deliver an appropriate total compensation level to the executive.

TIAA believes that the discretionary design of its variable compensation programs support its overall compensation objectives by allowing for significant differentiation of pay based on performance; by providing the flexibility necessary to ensure that pay packages for the executive group are competitive relative to the external market; and by providing TIAA with the ability to deliver compensation in a manner that is linked to results that benefit TIAA’s participants as well as being internally equitable and appropriately reflecting the contributions of each executive to the short- and long-term success of the organization.

The Annual Compensation Process

The Committee reviews the benchmarking and performance results presented by management in determining the appropriate aggregate compensation levels for the performance year. In conducting its review, the Committee considers quantitative performance results, the overall need of the organization to attract, retain and incent the executive team, and the total cost of compensation programs. Following the Committee’s decisions on overall funding levels, TIAA management determines the appropriate individual compensation levels for executives.

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Compensation in the Last Fiscal Year

Summary Compensation Table*

For the Years Ended December 31, 2012, 2011 and 2010

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anderson, David M. [4] Chairman, President and CEO	2012 2011 2010	285,994 34,560 34,119	265,566 — —	— — —	— — —	— — —	— — —	2,075 — —	553,635 74,293 68,792
Garcia, Anthony M. [5] Former President and CEO	2012 2011 2010	142,330 226,240 178,976	335,022 298,960 —	— — —	— — —	— — —	— — —	28,886 3,111 2,013	506,238 528,311 180,989
Dougherty, Linda S. Vice President and CFO	2012 2011 2010	37,088 34,560 34,119	38,148 27,245 26,003	— — —	— — —	9,663 12,488 8,670	— — —	428 — —	85,327 74,293 68,792
Debenedictis, Elizabeth [6] Vice President, Third Party Insurance Wholesaling	2012 2011 2010	196,769 — —	54,111 — —	— — —	— — —	— — —	— — —	1,370 — —	252,250 — —
Mancini, Lisa Chief Underwriter	2012 2011 2010	169,048 134,820 127,260	39,692 18,725 17,675	— — —	— — —	19,030 21,913 16,307	— — —	1,164 — —	228,934 175,458 161,242
Ragsdale, Jeremy W. VP, Product Management	2012 2011 2010	196,782 192,000 —	103,300 62,400 —	— — —	— — —	— — —	— — —	447 — —	300,529 254,400 —

*	Amounts represent the executives’ compensation allocated to TIAA-CREF Life.

[1]	The amounts shown represent the base salary earnings for the 2012, 2011 and 2010 calendar years and are not reduced to reflect elections for tax-qualified benefits or to defer compensation.

[2]	The amounts shown represent annual cash awards earned for the 2012, 2011 and 2010 performance cycles, payable in the following year under the TIAA’s Annual Cash Award program.

[3]	The amounts shown represent the payout made for the years presented based on the performance unit values for previous grants that vested during the periods.

[4]	Mr. Anderson was appointed as President and CEO of TIAA-CREF Life during 2012. The amount shown represents TIAA-CREF Life’s allocation of the annualized rate of salary.

[5]	Mr. Garcia was appointed as President and CEO of TIAA-CREF Life during July 2010. The amount shown represents TIAA-CREF Life’s allocation of the annualized rate of salary.

[6]	Ms. Debenedictis was appointed as Vice President of TIAA-CREF Life during 2011. The amount shown represents TIAA-CREF Life’s allocation of the annualized rate of salary.

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Non-Qualified Contribution and Other Deferred Compensation Plans

As of Year Ended December 31, 2012

Name and Principal Position	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals Distribution ($)	Aggregate Balance at Last FYE ($)
Anderson, David M. President and CEO	9,036	—	2,584	—	21,180
Garcia, Anthony M. Former President and CEO	67,004	—	1,108	17,085	70,818
Dougherty, Linda S. Vice President and CFO	9,663	—	5,041	—	49,662
Debenedictis, Elizabeth Vice President, Third Party Insurance Wholesaling	—	—	—	—	—
Mancini, Lisa Chief Underwriter	—	—	—	—	—
Ragsdale, Jeremy W. VP, Product Management	—	—	—	—	—

Contributions consist of executive contributions to the Excess Plan and TIAA-CREF Life’s allocation of TIAA’s contributions to the Equalization Plan, of which each plan is described above under Company-Sponsored Benefit Plans.

Payments and Benefits Triggered by Termination

Named Executive Officers.  The amount of compensation (if any) that is payable to the Named Executive Officers upon termination of employment depends on the nature and circumstances under which employment is ended. All such Named Executive Officers are entitled to severance benefits under the Severance Plan under the same terms as are applicable to all TIAA employees.

Resignation by the Executive.  If a Named Executive Officer voluntarily resigns from TIAA, no Annual Cash Award is payable and no amounts under the LTPP will be payable unless the Named Executive Officer meets the retirement requirements under that plan at the time of termination. The Named Executive Officer may be entitled to receive benefits from the TIAA Retirement Plan and the Retirement Equalization Plan to the extent those benefits have been earned under the provisions of the plan and he or she has met the vesting requirements of the plan. In addition, the Named Executive Officer would be entitled to receive any amounts voluntarily deferred (and the earnings thereon) under the TIAA 401(k) Plan and the TIAA 401(k) Excess Plan.

Termination by TIAA Meeting Severance Plan Eligibility.  If a Named Executive Officer’s employment is involuntarily terminated by TIAA under circumstances that meet the eligibility provisions of the TIAA’s Severance Plan (generally an involuntary termination due to their position being eliminated or relocated or a change in their job duties due to company reorganization), described in the “Compensation Discussion and Analysis” section, he or she will be entitled to receive the following:

•	Earned and vested amounts under the TIAA Retirement Plan, Retirement Equalization Plan, 401(k) Plan and TIAA 401(k) Excess Plan.

•	Severance benefits based on salary and years of service.

•	A payment based on the Named Executive Officer’s last Annual Cash Award payment and his or her Termination Date. If the Termination Date occurs before Annual Cash Awards have been paid for the prior year, the amount of payment will be equal to 100% of the last Annual Cash Award that the

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Named Executive Officer was actually paid, plus 75% of the amount of the last paid Annual Cash Award, prorated based on completed months of service from January 1 of the year of termination through his or her Termination Date. If the Termination Date occurs after the Annual Cash Awards have been paid for the prior year, the executive will receive 75% of the last Annual Cash Award that he or she was actually paid, prorated based on completed months of service from January 1 of the year of termination through his or her Termination Date.

•	For LTPP Awards granted, the award will continue to vest and be paid based on the terms under which the award was granted.

Termination by TIAA Not Meeting Severance Plan Eligibility.  If a Named Executive Officer’s employment is involuntarily terminated by TIAA under circumstances that do not meet the eligibility provisions of the Severance Plan, no amounts are generally payable under the plan. In addition, if the Named Executive Officer is terminated for misconduct or other serious infraction of TIAA policy, all LTPP performance units will be forfeited regardless of whether the Named Executive Officer qualifies for retirement under the LTPP. The Named Executive Officer may be entitled to receive benefits from the Retirement Plan and the Retirement Equalization Plan to the extent those benefits have been earned under the provisions of such plans and he or she has met the vesting requirements of such plans. In addition, the Named Executive Officer would be entitled to receive any amounts voluntarily deferred (and the earnings thereon) under the TIAA 401(k) Plan and the TIAA 401(k) Excess Plan.

Change in Control

TIAA has no post-employment compensation programs designed to provide benefits upon the change in control of TIAA. In addition, none of TIAA’s compensation and benefit plans contain provisions for payments in connection with a change in control.

Discussion of Potential Payments Triggered by Termination

The values set forth on the “Payments and Benefits Triggered by Termination” table below list the estimated additional compensation that would have been payable to each of the Named Executive Officers if employment had been terminated as of December 31, 2012 under various scenarios (generally corresponding to those described above).

The Named Executive Officers are generally eligible for benefits under the Severance Plan in the event of an applicable termination. With respect to payments shown for “Severance Plan Eligible” terminations:

•	amounts listed under “Salary” reflect the portion of the Severance Plan benefit that is based on salary level and years of service,

•	amounts listed under “Annual Cash Award” are based on a pro-rata portion of any unpaid bonus attributable to Named Executive Officer’s employment in the year in which such termination occurs, and

•

amounts listed under “Vesting of Previously Granted LTPP Awards” represent the value of previously-granted LTPP awards held by the Named Executive Officers as of December 31, 2011 that become vested due to the termination and which would otherwise have been forfeited upon termination of employment (other than due to death or disability).

TIAA-CREF Investment Horizon Annuity Prospectus	74

In the event of termination due to death or disability, all previously granted LTPP awards held as of December 31, 2012 would vest in accordance with LTPP, as listed in the “Vesting of Previously Granted LTPP Awards” column in the following table.

Payments and Benefits Triggered by Termination*

As of December 31, 2012

	Vesting of Previously Granted LTPP Awards[4]	Severance		Total
Name and Reason for Termination		Salary (2)	Annual Cash Award (3)

Anderson, David M.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	531,652	65,999	199,174	796,825
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	531,652	—	—	531,652
Garcia, Anthony M.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	—	—	—	—
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	—	—	—	—
Dougherty, Linda S.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	42,801	32,452	21,020	96,273
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	42,801	—	—	42,801
Debenedictis, Elizabeth
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	135,456	45,408	—	180,864
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	135,456	—	—	135,456
Mancini, Lisa
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	48,986	79,648	15,496	144,130
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	48,986			48,986
Ragsdale, Jeremy W.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	91,797	45,411	71,956	209,164
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	91,797	—	—	91,797
*	Amounts represent the executives’ payments and benefits which would be allocable to TIAA-CREF Life.

[1]	In the event of termination due to death or disability, all previously granted LTPP awards held as of December 31, 2012 would vest in accordance with the LTPP.

[2]	Amounts represent the executives’ portion of the Severance Plan that is based on salary level and years of service.

[3]	“Severance—Annual Cash Award” payments reflect the pro-rated Annual Cash Award payable under the Severance Plan, based on 75% of the prior Annual Cash Award for the period.

[4]

“Vesting of Previously Granted LTPP Awards” reflects the value of previously-granted LTPP awards held by the named officers that are payable following a termination that is (a) Severance Plan eligible or (b) not Severance Plan eligible (not including misconduct), in each case, pursuant to the terms of either the Severance Plan or the LTPP, and which otherwise would have been forfeited upon termination of employment. These values corresponding to Severance Plan eligible terminations represent the unvested portion of LTPP Awards previously granted during the period of 2010 – 2012 and are not increased due to termination (other than any inherent increase in value attributable to the acceleration of a payment).

75	TIAA-CREF Investment Horizon Annuity Prospectus

TRANSACTIONS WITH RELATED PERSONS

Certain Relationships and Related Transactions, and Director Independence.

Except for the agreements described below, there have been no transactions between TIAA-CREF Life and any related person since January 1, 2009, nor are any such related person transactions currently being contemplated for which disclosure would be required.

TIAA is the sole stockholder of TIAA-CREF Life, and TIAA-CREF Life and TIAA are parties to the following agreements:

Investment Management Agreement

The Investment Management Agreement provides that TIAA serves as investment adviser with respect to our investment portfolio that we maintain in connection with our business as an insurer. Under the Agreement, TIAA provides investment management services as we may request or as we may determine is reasonably necessary for the proper administration of our investment portfolio, and TIAA agrees to maintain sufficient facilities and trained personnel to perform those services. In consideration for the services provided under the Agreement, we agree to pay TIAA each calendar quarter a fee, which will be the cost to TIAA of performing the investment management services under the Agreement and to reimburse TIAA for any expenses relating to the performance of those services.

Amended and Restated Service Agreement

The Amended and Restated Service Agreement provides that TIAA will perform certain administrative and special services for our business operations, including accounting and bookkeeping services, treasury tasks, tax related services, provide operations systems, telecommunications and mail services, data processing services, maintenance of records, files and other information, legal advisory services, corporate secretarial services, actuarial advisory services, personnel services, public relations services, and such other services as we may request from time to time. In addition, the Agreement allows us to use, in our day-to-day operations, certain property, equipment, and facilities of TIAA, including, without limitation, data processing equipment, business property (whether owned or leased), and communication equipment. In consideration for the services provided under the Agreement, we agree to reimburse TIAA each quarter for the cost to TIAA of performing the services under the Agreement, as reasonably and equitably determined to be attributable to us by TIAA, including all direct and directly-allocable expenses, plus a reasonable charge for direct overhead as agreed to by us and TIAA from time to time.

Financial Support Agreement

We have a financial support agreement with TIAA, and, under this agreement, TIAA will provide financial support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain our capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain our financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any contract owner with recourse to TIAA.

Tax Allocation Agreement

As a subsidiary of TIAA, we are included in TIAA’s consolidated group for U.S. federal income tax purposes. With respect to tax returns for any taxable period in which we are included in TIAA’s consolidated group, the amount of taxes to be paid by us is determined, subject to some adjustments, as if we filed our own separate tax return. Under the Tax Allocation Agreement, TIAA agrees to prepare, and TIAA Board of Overseers, the sole, collective owner of TIAA, will execute and file, all consolidated returns with respect to the consolidated group. We agree to pay to TIAA an amount equal to the federal income tax payments that we would be obligated to pay the federal government if we filed a separate return. TIAA agrees to pay each of its subsidiaries, including us, any reductions in the consolidated group’s federal income tax liability that are attributable to the tax losses of the subsidiary, and any refund owed to the subsidiary.

TIAA-CREF Investment Horizon Annuity Prospectus	76

Distribution Arrangements

Our affiliate, TIAA-CREF Individual & Institutional Services, LLC (“TC Services”), a subsidiary of TIAA, is authorized to distribute contracts products issued through separate accounts for VA-1, VLI-1, and VLI-2 and distribute the IHA contracts.

Since May 1, 2012, these services are provided via a direct agreement between us and TC Services. Prior to May 1, 2012, these services were provided via agreements between TIAA and/or us and Teachers Personal Investor Services, Inc. (“TPIS”), also a subsidiary of TIAA, which subcontracted distribution services to TC Services for the IHA product pursuant to an Amended and Restated Distribution Agreement. Services is compensated by us for all reasonable direct and directly allocable expenses it incurs in providing distribution services under the IHA Distribution Agreement, as reasonably and equitably determined to be attributable to TC Services. During fiscal years 2012, 2011, and 2010, we paid TC Services $153,213, $221,488, $477,205, respectively, for distribution of all the Contracts.

Note Purchase Agreement

The Company maintains a $100 million unsecured 364-day revolving line of credit with TIAA. As of December 31, 2012, $30 million of this facility was maintained on a committed basis for which the Company paid a commitment fee of 10 basis points on the undrawn committed amount. During 2012 we made thirty six draw downs which totaled approximately $85.5 million, and 11 draw downs on the uncommitted portion of the line, which totaled approximately $51.5 million, of which no amount was outstanding at December 31, 2012.

Service Agreement

Services for funding agreements used to fund certain qualified state tuition programs for which TIAA-CREF Tuition Financing, Inc. (“TFI”), a wholly-owned subsidiary of Enterprises, is the program manager, are provided to TIAA-CREF Life by TFI pursuant to a Service Agreement between the Company and TFI.

Related Person Fees

For the services provided in accordance with the agreements identified above, we incurred $73.0 million in total fees to TIAA during the year ended December 31, 2012.

Transactions with Related Persons Prohibited

The Board of Directors and Executive Officers of TIAA-CREF Life, as employees of TIAA, must adhere to a Corporate Code of Conduct and a Code of Ethics for Senior Financial Officers adopted by TIAA’s Board of Trustees. The policies proscribe activities and transactions where the director’s or executive officer’s private interests interfere with the interests of TIAA, its affiliates and subsidiaries. Under these rules, no director or officer would be permitted to engage in transactions with TIAA for which disclosure is required under SEC rules. Annually, directors and executive officers must submit a form to TIAA’s General Counsel confirming that he or she has received, read and understands the Code of Ethics and has complied with the requirements of the Code; and notify the General Counsel promptly if he or she becomes aware of any existing or potential violation of this Code.

77	TIAA-CREF Investment Horizon Annuity Prospectus

INDEX TO STATUTORY–BASIS FINANCIAL STATEMENTS

TIAA-CREF LIFE INSURANCE COMPANY

December 31, 2012

[The financial statements will be included in a Pre-Effective Amendment to this Registration]

Report of Independent Auditors

Statutory–Basis Financial Statements:

Statements of Admitted Assets, Liabilities and Capital and Surplus

Statements of Operations

Statements of Changes in Capital and Surplus

Statements of Cash Flows

Notes to Financial Statements

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

[The financial statements will be included in a Pre-Effective Amendment to this Registration]

Report of Management Responsibility

Report of Independent Auditors

Statutory–Basis Financial Statements:

Statements of Admitted Assets, Liabilities and Capital and Contingency Reserves

Statements of Operations

Statements of Changes in Capital and Contingency Reserves

Statements of Cash Flows

Notes to Financial Statements

TIAA-CREF Investment Horizon Annuity Prospectus	78

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.*

The expenses for the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$0.00
Printing and engraving	25,000.00
Accounting fees and expenses	5,000.00
Legal fees and expenses	10,000.00
Miscellaneous	5,000.00

TOTAL EXPENSES	$45,000.00

*	Estimated.

Item 14. Indemnification of Directors and Officers.

The TIAA-CREF Life Insurance Company bylaws provide that the TIAA-CREF Life Insurance Company will indemnify, in the manner and to the fullest extent permitted by law, each person made or threatened to be made a party to any action, suit or proceeding, whether or not by or in the right of the TIAA-CREF Life Insurance Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he or she or his or her testator or intestate is or was a director, officer or employee of the TIAA-CREF Life Insurance Company, or is or was serving at the request of the TIAA-CREF Life Insurance Company as director, officer or employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if such director, officer or employee acted, in good faith, for a purpose that he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture trust, employee benefit plan or other enterprise, not opposed to, the best interests of the TIAA-CREF Life Insurance Company and in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. To the fullest extent permitted by law such indemnification shall include judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys’ fees. No payment of indemnification, advance or allowance under the foregoing provisions shall be made unless a notice shall have been filed with the Superintendent of Insurance of the State of New York not less than thirty days prior to such payment specifying the persons to be paid, the amounts to be paid, the manner in which payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.

Item 15. Recent Sales of Unregistered Securities

None.

79	TIAA-CREF Investment Horizon Annuity Prospectus

Item 16. Exhibits.

(1)	(A)	Principal Underwriter Distribution Agreement for the TIAA-CREF Life Insurance Company Unit Investment Trust Separate Accounts[5]
	(B)	Cash Disbursement and Reimbursement Agreement for the TIAA-CREF Life Insurance Company Unit Investment Trust Separate Accounts[5]

(2)		None

(3)	(A)	Charter of TIAA-CREF Life Insurance Company[1]
	(B)	Bylaws of TIAA-CREF Life Insurance Company[2]

(4)	(A)	TIAA-CREF Investment Horizon Annuity Contract[3]
	(B)	TIAA-CREF Investment Horizon Annuity Application[2]

(5)		Legality Opinion and Consent of Meredith Kornreich, Esquire

(10)	(A)	Investment Management Agreement dated December 10, 1996, by and between Teachers Insurance and Annuity Association of America and TIAA Life Insurance Company[2]
	(B)	Amended and Restated Service Agreement by and between Teachers Insurance and Annuity Association of America and TIAA-CREF Life Insurance Company dated as of January 1, 1999[2]
	(C)	Financial Support Agreement between Teachers Insurance and Annuity Association of America on behalf of TIAA-CREF Life Insurance Company dated November 2, 1998[2]
	(D)	Tax Allocation Agreement dated January 1, 1998 by and among TIAA Board of Overseers, Teachers Insurance and Annuity Association of America and the direct and indirect subsidiaries of TIAA listed on Schedule A to the Agreement[2]
	(E)	Master Independent Contractor Agreement between Teachers Insurance and Annuity Association of America and McCamish Systems, L.L.C. dated March 4, 2005[2]

(14)		TIAA-CREF Life Insurance Company Code of Ethics for Senior Financial Officers[4]

(21)		Subsidiaries of TIAA-CREF Life Insurance Company[4]

(24)	(A)	Powers of Attorney for all directors and senior officers[6]

[1]	Incorporated by reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, filed December 9, 1998 (File No. 333-61761).

[2]	Incorporated by reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 13, 2008 (File No. 333-149714).

[3]	Incorporated by reference to the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed July 18, 2008 (File No. 333-149714).

[4]	Incorporated by reference to the Post-Effective Amendment No. 3 to the Registration Statement on Form S-1, filed on December 22, 2010 (File No. 333-149714).

[5]	Incorporated by reference to Post-Effective Amendment No. 5 to the Registration Statement on Form N-4, filed on April 19, 2012 (File Nos. 333-145064 and 811-08963).

[6]	Incorporated by reference to the Registration Statement on Form N-6, filed on October 25, 2012 (File Nos. 333-183060 and 811-22659).

TIAA-CREF Investment Horizon Annuity Prospectus	80

Item 17. Undertakings.

(A)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

81	TIAA-CREF Investment Horizon Annuity Prospectus

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TIAA-CREF Investment Horizon Annuity Prospectus	82

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TIAA-CREF Life Insurance Company has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Charlotte, and State of North Carolina on the 29th day of March, 2013.

TIAA-CREF LIFE INSURANCE COMPANY

By:	*
David M. Anderson President and Chief Executive Officer

83	TIAA-CREF Investment Horizon Annuity Prospectus

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on March 29, 2013, in the capacities indicated.

* David M. Anderson	President and Chief Executive Officer

* Linda S. Dougherty	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* David M. Anderson	Director, Chairman

* Kathie Andrade	Director

* Elizabeth D. Black	Director

* Matthew Halperin	Director

* Nancy Heller	Director

* Eric T. Jones	Director

* Matthew Kurzweil	Director

* Russell Noles	Director

* Ronald R. Pressman	Director

* Martin Snow	Director

*	Signed by Kenneth W. Reitz, Esq. as attorney-in-fact pursuant to a Power of Attorney effective: October 24, 2012

/S/ KENNETH W. REITZ
Kenneth W. Reitz, Esq. Attorney-in-fact

TIAA-CREF Investment Horizon Annuity Prospectus	84